                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule l4a-11(c) or Rule 14a-12

                             PRICE ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required

[X]   Fee computed on table below per Exchange Act Rules l4a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         Common Stock, par value $.0001 per share

     (2) Aggregate number of  securities to which transaction applies:

         13,309,006

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         $6.9065, which is the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on December 14, 1999

     (4) Proposed maximum aggregate value of transaction:

         $91,918,650

     (5) Total fee paid:

         $18,384

[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          $28,675

     (2)  Form, Schedule or Registration Statement No.:

          Registration Statement on Form S-4 (SEC File No. 333-80339)

     (3)  Filing Party:

          Excel Legacy Corporation

     (4)  Date Filed:

                  Registration Statement on Form S-4:   June 9, 1999
                  Amendment No. 1:                      July 27, 1999
                  Amendment No. 2:                      August 19, 1999
                  Amendment No. 3:                      September 7, 1999
                  Amendment No. 4:                      September 21, 1999
                  Amendment No. 5:                      October 1, 1999

         The information in this proxy statement/prospectus is not complete and may be changed. A registration statement relating to the securities described in this proxy statement/prospectus has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 17, 1999

                            PRICE ENTERPRISES, INC.
                         16955 VIA DEL CAMPO, SUITE 100
                          SAN DIEGO, CALIFORNIA 92127

                                          ,      ,

To the stockholders of Price Enterprises, Inc.:

     You are cordially invited to attend the annual meeting of stockholders of Price Enterprises, Inc., a Maryland corporation, to be held at 10:00 a.m., local
time, on              ,      , at           .

     Excel Legacy Corporation recently completed its exchange offer for the Enterprises common stock. In the exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.5% of Enterprises' voting power. Enterprises' stockholders who tendered their shares of the Enterprises common stock in the exchange offer received from Legacy a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of Legacy's 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 and $1.50 in principal amount of Legacy's 10.0% Senior Redeemable Secured Notes due 2004 for each share of the Enterprises common stock.

     At the annual meeting, you will be asked to consider three proposals:

     First, you will be asked to vote to approve a merger of Enterprises substantially as set forth in the Agreement and Plan of Merger, dated as of December 16, 1999, among Enterprises, Legacy and Legacy Merger Sub, Inc., a wholly-owned subsidiary of Legacy, under which Legacy Merger Sub will merge with Enterprises and Enterprises will continue as the surviving corporation. As a result of the merger, Legacy will increase its ownership from 91.3% to 100% of the Enterprises common stock, and the holders of the Enterprises common stock other than Legacy will become entitled to receive the same consideration offered for the Enterprises common stock in the exchange offer. The Enterprises preferred stock will remain outstanding after the merger and will not be affected by the merger except for the proposed amendments to Enterprises' charter described below.

     Second, you will be asked to vote to approve amendments to Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur. In connection with the exchange offer, Legacy agreed with Enterprises to the substance of these amendments and further agreed to cause these amendments to be formally included as part of Enterprises' charter.

     Third, you will be asked to vote to elect nominees to Enterprises' board of directors. Immediately after the amendments to Enterprises' charter are approved, the meeting will be adjourned while the charter is formally amended with the State Department of Assessments and Taxation of Maryland. Following the formal amendment, the meeting will resume and the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of three nominees to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of two nominees to Enterprises' board.

     AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE MERGER AND THE AMENDMENTS TO ENTERPRISES' CHARTER ARE EACH ADVISABLE AND HAS DIRECTED THAT EACH BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER, THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THE PROXY STATEMENT/PROSPECTUS.

     LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF THE MERGER, THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE NOMINEES TO ENTERPRISES' BOARD OF DIRECTORS. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE APPROVAL OF THE MERGER AND THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION OF TWO NOMINEES TO ENTERPRISES' BOARD WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. AS A RESULT OF THE AMENDMENTS TO ENTERPRISES' CHARTER, THE HOLDERS OF THE ENTERPRISES PREFERRED STOCK WILL VOTE AS A SEPARATE CLASS TO ELECT THE REMAINING THREE NOMINEES TO ENTERPRISES' BOARD. LEGACY WILL HAVE NO RIGHT TO VOTE IN THE ELECTION OF THESE THREE NOMINEES.

     The attached notice of annual meeting and proxy statement/prospectus explain the merger, the amendments to Enterprises' charter and the election of Enterprises' board of directors and provide specific information concerning the annual meeting. Please read these materials carefully.

     Whether or not you plan to attend the annual meeting, Enterprises urges you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the annual meeting. Failure to return a properly executed proxy card and/or vote at the annual meeting will have the same effect as a vote against the merger and the amendments to Enterprises' charter. Your vote is important, regardless of the number of shares that you own.

                                          Sincerely,

                                          Gary B. Sabin
                                          President and Chief Executive Officer

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THE PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THE PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The proxy statement/prospectus is dated             ,
   and is expected to be first mailed to stockholders on             ,      .

                       SOURCES OF ADDITIONAL INFORMATION

     The proxy statement/prospectus incorporates important business and financial information about Legacy and Enterprises that is not included or delivered with the document. This information is available without charge to Enterprises' stockholders upon written or oral request.

     You may contact Enterprises as follows:

                            Price Enterprises, Inc.
                         16955 Via Del Campo, Suite 100
                              San Diego, CA 92127
                                 (858) 675-9400

     You may contact Legacy as follows:

                            Excel Legacy Corporation
                         16955 Via Del Campo, Suite 100
                              San Diego, CA 92127
                                 (858) 675-9400

     To obtain timely delivery, you should request the information no later than
             ,      , which is five business days prior to the date of the
annual meeting.

     You may access documents filed by Enterprises and Legacy with the SEC at the SEC's website at www.sec.gov. Please refer to "Where You Can Find More Information" in the proxy statement/prospectus.

                            PRICE ENTERPRISES, INC.
                         16955 VIA DEL CAMPO, SUITE 100
                          SAN DIEGO, CALIFORNIA 92127

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD ON                   ,                   ,

To the stockholders of Price Enterprises, Inc.:

     Notice is hereby given that the annual meeting of stockholders of Price Enterprises, Inc., a Maryland corporation, will be held at 10:00 a.m. local
time, on                ,                , at                .

     Excel Legacy Corporation recently completed its exchange offer for the Enterprises common stock. In the exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.5% of Enterprises' voting power. Enterprises' stockholders who tendered their shares of the Enterprises common stock in the exchange offer received from Legacy a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of Legacy's 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 and $1.50 in principal amount of Legacy's 10.0% Senior Redeemable Secured Notes due 2004 for each share of the Enterprises common stock.

     The annual meeting is being called for the following purposes:

          1. To vote to approve a merger of Enterprises substantially as set forth in the Agreement and Plan of Merger, dated as of December 16, 1999, among Enterprises, Legacy and Legacy Merger Sub, Inc., a wholly-owned subsidiary of Legacy, under which Legacy Merger Sub will merge with Enterprises and Enterprises will continue as the surviving corporation. As a result of the merger, Legacy will increase its ownership from 91.3% to 100% of the Enterprises common stock, and the holders of the Enterprises common stock other than Legacy will become entitled to receive the same consideration offered for the Enterprises common stock in the exchange offer. The Enterprises preferred stock will remain outstanding after the merger and will not be affected by the merger except for the proposed amendments to Enterprises' charter described below.

          2. To vote to approve amendments to Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur. In connection with the exchange offer, Legacy agreed with Enterprises to the substance of these amendments and further agreed to cause these amendments to be formally included as part of Enterprises' charter.

          3. To vote to elect the following five persons who are nominees to Enterprises' board of directors:

     PREFERRED STOCK            COMMON STOCK AND
         NOMINEES           PREFERRED STOCK NOMINEES
     ---------------        ------------------------
     James F. Cahill           Richard B. Muir
     Simon M. Lorne            Gary B. Sabin
     Jack McGrory

     Immediately after the amendments to Enterprises' charter are approved, the meeting will be adjourned while the charter is formally amended with the State Department of Assessments and

     Taxation of Maryland. Following the formal amendment, the meeting will resume and the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of three nominees to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of two nominees to Enterprises' board.

          4. To consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE MERGER AND THE AMENDMENTS TO ENTERPRISES' CHARTER ARE EACH ADVISABLE AND HAS DIRECTED THAT EACH BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER, THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THE PROXY STATEMENT/PROSPECTUS.

     LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF THE MERGER, THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE NOMINEES TO ENTERPRISES' BOARD OF DIRECTORS. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE APPROVAL OF THE MERGER AND THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION OF TWO NOMINEES TO ENTERPRISES' BOARD WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. AS A RESULT OF THE AMENDMENTS TO ENTERPRISES' CHARTER, THE HOLDERS OF THE ENTERPRISES PREFERRED STOCK WILL VOTE AS A SEPARATE CLASS TO ELECT THE REMAINING THREE NOMINEES TO ENTERPRISES' BOARD. LEGACY WILL HAVE NO RIGHT TO VOTE IN THE ELECTION OF THESE THREE NOMINEES.

     All stockholders of Enterprises are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it is voted at the annual meeting. If you fail to return a properly executed proxy card or to vote in person at the annual meeting, the effect will be a vote against the merger and the amendments to Enterprises' charter.

     Enterprises' board of directors has determined that only holders of record of the Enterprises common stock or the Enterprises preferred stock at the close
of business on                ,                , will be entitled to notice of,
and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

                                          By order of the Board of Directors,

                                          Gary B. Sabin
                                          President and Chief Executive Officer
San Diego, California
               ,

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.

PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, THE HOLDERS OF THE ENTERPRISES COMMON STOCK WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF THEIR CERTIFICATES.

                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................    1
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS...................    3
  Date, Time, Place of the Annual Meeting...................    3
  Summary of the Exchange Offer.............................    3
  Purpose of the Annual Meeting.............................    3
  Recommendation of Enterprises' Board......................    4
  Record Date and Quorum....................................    4
  Vote Required.............................................    5
  Parties to the Merger.....................................    5
  Proposal 1 -- The Merger..................................    6
  Proposal 2 -- Amendments to Enterprises' Charter..........    9
  Proposal 3 -- Election of Directors.......................    9
  Risk Factors..............................................   10
  Summary Selected Financial Data of Legacy.................   12
  Summary Selected Financial Data of Enterprises............   13
  Selected Pro Forma Consolidated Condensed Financial
     Information............................................   14
  Ratio of Earnings to Fixed Charges........................   15
  Comparative Per Share Data................................   15
  Comparative Per Share Market Information..................   16
RISK FACTORS................................................   17
FORWARD LOOKING STATEMENTS..................................   28
ANNUAL MEETING..............................................   29
  Date, Time, Place.........................................   29
  Purpose...................................................   29
  Recommendation of Enterprises' Board......................   29
  Record Date and Quorum....................................   29
  Vote Required.............................................   30
  Voting of Proxies.........................................   30
  Revocation of Proxies.....................................   31
  Solicitation of Proxies; Expenses.........................   31
PROPOSAL 1 -- THE MERGER....................................   32
  General...................................................   32
  Background of the Merger..................................   32
  Legacy's Reasons for the Exchange Offer and the Merger....   38
  Enterprises' Reasons for the Exchange Offer and the
     Merger.................................................   39
  Fairness Opinion..........................................   42
  Vote Required; Board Recommendation.......................   46
  Structure of Merger.......................................   46
  Exchange Rate.............................................   47
  Accounting Treatment......................................   47
  Delisting and Deregistration of the Enterprises Common
     Stock After the Merger.................................   47
  Appraisal Rights..........................................   47
  Benefits to Enterprises' Insiders.........................   48
  Exchange of Stock Certificates for the Merger
     Consideration..........................................   50
THE AGREEMENTS..............................................   51

                                                              PAGE
                                                              ----
General.....................................................   51
  The Merger Agreement......................................   51
  The Stockholders Agreement................................   52
  The Company Agreement.....................................   53
DESCRIPTION OF LEGACY CAPITAL STOCK.........................   54
  General...................................................   54
  Legacy Common Stock.......................................   54
  Legacy Preferred Stock....................................   55
  Registrar and Transfer Agent..............................   55
DESCRIPTION OF THE LEGACY DEBENTURES AND THE LEGACY NOTES...   56
  General...................................................   56
  Maturity and Interest.....................................   57
  Redemption................................................   57
  Selection and Notice of Redemption........................   57
  Security..................................................   57
  Ranking...................................................   58
  Conversion................................................   60
  Covenants.................................................   62
  Events of Default.........................................   63
  Satisfaction and Discharge................................   64
  Modification of the Indentures............................   66
  Governing Law.............................................   67
  The Trustee...............................................   67
  Definitions...............................................   67
INFORMATION ABOUT LEGACY....................................   69
  General...................................................   69
  Legacy's Properties.......................................   69
  Legacy's Principal Tenant.................................   71
  Legacy's Employees........................................   71
  Legacy's Headquarters.....................................   71
  Legacy's Directors and Officers...........................   72
INFORMATION ABOUT ENTERPRISES...............................   75
  General...................................................   75
  Enterprises' Properties...................................   75
  Enterprises' Principal Tenants............................   77
  Enterprises' Headquarters.................................   77
  Enterprises' Directors and Officers.......................   77
COMPARISON OF STOCKHOLDER RIGHTS............................   79
  Form of Organization and Purpose..........................   79
  Capitalization............................................   79
  Restrictions on Ownership and Transfer of Stock...........   79
  Amendment of Legacy's Charter and Enterprises' Charter....   80
  Stockholder Voting Rights Generally.......................   81
  Stockholder Action by Written Consent.....................   81
  Special Stockholder Meetings..............................   82
  Inspection Rights.........................................   82
  Number and Election of Directors..........................   83
  Removal of Directors......................................   83
  Vacancies on the Board of Directors.......................   84

                                                              PAGE
                                                              ----
  Standard of Conduct.......................................   84
  Advance Notice of Director Nominations and of New Business
     Proposals..............................................   85
  Limitation of Liability and Indemnification of Directors
     and Officers...........................................   85
  Declaration of Dividends..................................   87
  Appraisal Rights..........................................   87
  Merger, Consolidation, Share Exchange and Transfer of All
     or Substantially All Assets............................   88
  Change in Control.........................................   89
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...............   92
  Treatment of the Merger...................................   93
  Treatment of the Exchange of the Enterprises Common Stock
     in the Merger..........................................   93
  Legacy Debentures.........................................   94
  Legacy Notes..............................................   95
  Legacy Common Stock.......................................   95
  Information Reporting and Backup Withholding..............   96
PROPOSAL 2 -- AMENDMENTS TO ENTERPRISES' CHARTER............   97
  General...................................................   97
  Background of the Amendments to Enterprises' Charter......   97
  Vote Required; Board Recommendation.......................   97
  The Amendments............................................   98
PROPOSAL 3 -- ELECTION OF DIRECTORS.........................  100
  General...................................................  100
  Vote Required; Board Recommendation.......................  100
  Director Nominees.........................................  100
SUMMARY SELECTED FINANCIAL DATA OF LEGACY...................  102
SUMMARY SELECTED FINANCIAL DATA OF ENTERPRISES..............  103
EXCEL LEGACY CORPORATION UNAUDITED PRO FORMA OPERATING AND
  FINANCIAL INFORMATION.....................................  104
PRICE ENTERPRISES, INC. UNAUDITED PRO FORMA OPERATING AND
  FINANCIAL INFORMATION.....................................  112
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................  117
RELATIONSHIP WITH INDEPENDENT AUDITORS......................  119
SECTION 16(a) REPORTING.....................................  119
STOCKHOLDER PROPOSALS.......................................  119
OTHER MATTERS...............................................  119
LEGAL MATTERS...............................................  120
EXPERTS.....................................................  120
WHERE YOU CAN FIND MORE INFORMATION.........................  120


ANNEX A -- The Merger Agreement
ANNEX B -- The Stockholders Agreement
ANNEX C -- The Company Agreement
ANNEX D -- The Opinion of Valuation Research Corporation

                             QUESTIONS AND ANSWERS

Q: WHAT AM I BEING ASKED TO
   VOTE UPON?                    A: First, you are being asked to vote to
                                    approve a merger of Enterprises which will cause Legacy to increase its ownership from 91.3% to 100% of the Enterprises common stock. You are also being asked to vote to approve amendments to Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur. In addition, you are being asked to vote to elect nominees to Enterprises' board.

Q: WHAT WILL THE HOLDERS OF
   THE ENTERPRISES COMMON STOCK
   RECEIVE IN THE MERGER?        A: In the merger, the holders of the
                                    Enterprises common stock other than Legacy will become entitled to receive the same consideration offered in the exchange offer, which is a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes for each share of the Enterprises common stock.

                                    However, instead of issuing Legacy
                                    debentures and Legacy notes with a principal amount of other than $1,000 or an integral multiple of $1,000, Legacy will pay cash for amounts that are below a multiple of $1,000.

                                    Example: If you currently own 1,000 shares of the Enterprises common stock, then after the merger you will receive $5,500 in cash, $2,000 in principal amount of the Legacy debentures and $1,000 in principal amount of the Legacy notes. Although the exchange rate indicates that you should receive $4,250 in cash, $2,750 in principal amount of the Legacy debentures and $1,500 in principal amount of the Legacy notes, $750 otherwise issuable in the form of a Legacy debenture and $500 otherwise issuable in the form of a Legacy note would be added to the amount to be paid in cash.

Q: WHAT IS THE EFFECT OF THE
   MERGER ON THE ENTERPRISES
   PREFERRED STOCK?              A: The Enterprises preferred stock will remain
                                    outstanding after the merger and will not be affected by the merger except for the proposed amendments to Enterprises' charter.

Q: WHEN AND WHERE IS THE
   ANNUAL MEETING?               A: The annual meeting will take place at
                                                   , on                ,
                                                   , at 10:00 a.m., local time.

Q: WHAT DO I NEED TO DO NOW?     A: After carefully reading and considering the
                                    information contained in this proxy
                                    statement/prospectus, indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible, so your shares will be represented at the annual meeting. If you do not send in your proxy or you abstain, it will have the effect of a vote against the merger and the amendments to Enterprises' charter.

Q: WHAT DO I DO IF I WANT TO
   CHANGE MY VOTE?               A: You should mail or deliver a later-dated,
                                    signed proxy card so that the proxy card is received by Enterprises before the annual meeting, or attend the annual meeting in person and tell the secretary you want to cancel your proxy and vote in person.

Q: IF MY SHARES ARE HELD IN
   "STREET NAME" BY MY BROKER,
   WILL MY BROKER VOTE MY SHARES
   FOR ME?                       A: No. Your broker will vote your shares for
                                    you only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your broker will not vote your shares, which will have the same effect as a vote against the merger and the amendments to Enterprises' charter.

Q: IF I HAVE COMMON STOCK
   CERTIFICATES, SHOULD I SEND
   IN MY COMMON STOCK
   CERTIFICATES NOW?             A: No. After the merger is completed, you will
                                    receive written instructions regarding the surrender of your certificates.

Q: WHAT DOES ENTERPRISES'
   BOARD OF DIRECTORS RECOMMEND? A: After careful consideration, Enterprises'
                                    board has determined that the merger and the amendments to Enterprises' charter are each advisable and has directed that each be submitted to Enterprises' stockholders for their approval. Enterprises' board unanimously recommends that you vote in favor of the merger, the amendments to Enterprises' charter and the election to Enterprises' board of directors of each nominee named in this proxy statement/prospectus.

Q: HOW DOES LEGACY INTEND TO
   VOTE?                         A: Legacy has informed Enterprises that it will
                                    vote in favor of the merger, the amendments to Enterprises' charter and the nominees to Enterprises' board of directors. Because Legacy holds 77.5% of the combined voting power of the Enterprises common stock and the Enterprises preferred stock, Legacy can cause the approval of the merger and the amendments to Enterprises' charter and the election of two nominees to Enterprises' board without the affirmative vote of any other stockholder of Enterprises. As a result of the amendments to Enterprises' charter, the holders of the Enterprises preferred stock will vote as a separate class to elect the remaining three nominees to Enterprises' board. Legacy will have no right to vote in the election of these three nominees.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

     The following is a summary of information contained elsewhere in this proxy statement/ prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire proxy statement/prospectus and its annexes carefully before you decide how to vote. You should rely only on the information contained in this document or that we have referred you to.

                    DATE, TIME, PLACE OF THE ANNUAL MEETING

     The annual meeting of stockholders of Enterprises will be held at 10:00
a.m., local time, on                ,                at                .

                         SUMMARY OF THE EXCHANGE OFFER

     Legacy recently completed its exchange offer for the Enterprises common stock. In the exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.5% of Enterprises' voting power. Enterprises' stockholders who tendered their shares of the Enterprises common stock in the exchange offer received from Legacy a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of Legacy's 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 and $1.50 in principal amount of Legacy's 10.0% Senior Redeemable Secured Notes due 2004 for each share of the Enterprises common stock. In the aggregate, Legacy paid approximately $52.9 million in cash and issued approximately $33.3 million in principal amount of the Legacy debentures and approximately $18.1 million in principal amount of the Legacy notes to acquire the Enterprises common stock in the exchange offer.

     Legacy entered into two agreements prior to commencing the exchange offer, which governed the actions of Legacy and Enterprises with respect to the exchange offer and continue to govern Legacy's operation of Enterprises. Legacy entered into the first of these agreements on May 12, 1999 with Sol Price, as trustee of several trusts, all of the directors of Enterprises at the time, the President and Chief Executive Officer of Enterprises at the time, and numerous other individuals and entities known to Mr. Price. This first agreement is referred to in this proxy statement/prospectus as the "stockholders agreement." Legacy entered into the second of these agreements on June 2, 1999 with Enterprises. This second agreement is referred to in this proxy statement/prospectus as the "company agreement."

     Proposals 2 and 3, under which you are being asked to consider amendments to Enterprises' charter and the election of the nominees to Enterprises' board of directors, are obligations of Legacy arising from the stockholders agreement and the company agreement. The stockholders agreement and the company agreement are described in more detail under the heading "The Agreements" and are included with this proxy statement/prospectus as Annexes B and C, respectively.

                         PURPOSE OF THE ANNUAL MEETING

     At the annual meeting you will be asked to consider the following three proposals:

     First, you will be asked to vote to approve a merger of Enterprises substantially as set forth in the Agreement and Plan of Merger, dated as of December 16, 1999, among Enterprises, Legacy and Legacy Merger Sub, Inc., a wholly-owned subsidiary of Legacy, under which Legacy Merger Sub will merge with Enterprises and Enterprises will continue as the surviving corporation. As a result of the merger, Legacy will increase its ownership from 91.3% to 100% of the Enterprises common stock, and the holders of the Enterprises common stock other than Legacy will become entitled to receive the same consideration offered for the Enterprises common stock in the exchange offer. The Enterprises preferred stock will remain outstanding after the merger and will not be affected by the merger except for the proposed amendments to Enterprises' charter described below. The merger agreement is described in more detail under the heading "The Agreements" and is included with this proxy statement/prospectus as Annex A.

     Second, you will be asked to vote to approve amendments to Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur. In connection with the exchange offer, Legacy agreed with Enterprises to the substance of these amendments and further agreed to cause these amendments to be formally included as part of Enterprises' charter.

     Third, you will be asked to vote to elect nominees to Enterprises' board of directors. Immediately after the amendments to Enterprises' charter are approved, the meeting will be adjourned while the charter is formally amended with the State Department of Assessments and Taxation of Maryland. Following the formal amendment, the meeting will resume and the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of three nominees to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of two nominees to Enterprises' board.

     You may also be asked to consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

                      RECOMMENDATION OF ENTERPRISES' BOARD

     AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE MERGER AND THE AMENDMENTS TO ENTERPRISES' CHARTER ARE EACH ADVISABLE AND HAS DIRECTED THAT EACH BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER, THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT/PROSPECTUS.

                             RECORD DATE AND QUORUM

     Enterprises' board of directors has determined that only holders of record of the Enterprises common stock or the Enterprises preferred stock at the close
of business on              ,              , will be entitled to notice of, and
to vote at, the annual meeting or any adjournment or postponement of the annual meeting. On the record date, Enterprises had 13,309,006 shares of common stock outstanding and 23,759,456 shares of preferred stock outstanding. Presence at the annual meeting, in person or by proxy, of the holders of a majority of the combined voting power of the Enterprises common stock and the Enterprises preferred stock will constitute a quorum for the transaction of business at the annual meeting, except that the presence in person or by proxy of the holders of a majority of the voting power of the Enterprises preferred stock will constitute a quorum for purposes of electing the preferred stock nominees.

                                 VOTE REQUIRED

     Under Maryland law and Enterprises' charter, the affirmative vote of the holders of a majority of the voting power of the Enterprises common stock and the Enterprises preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve the merger and the amendments to Enterprises' charter. The holders of the Enterprises common stock will be entitled to one vote per share and the holders of the Enterprises preferred stock will be entitled to 1/10 of one vote per share on all matters properly brought before the meeting. A failure to vote or a vote to abstain will have the same legal effect as a vote cast against the merger and the amendments to Enterprises' charter.

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. After the amendments to Enterprises' charter are approved, the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of three nominees to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of two nominees to Enterprises' board.

     LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF THE MERGER, THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE NOMINEES TO ENTERPRISES' BOARD OF DIRECTORS. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE APPROVAL OF THE MERGER AND THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION OF TWO NOMINEES TO ENTERPRISES' BOARD WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. AS A RESULT OF THE AMENDMENTS TO ENTERPRISES' CHARTER, THE HOLDERS OF THE ENTERPRISES PREFERRED STOCK WILL VOTE AS A SEPARATE CLASS TO ELECT THE REMAINING THREE NOMINEES TO ENTERPRISES' BOARD. LEGACY WILL HAVE NO RIGHT TO VOTE IN THE ELECTION OF THESE THREE NOMINEES.

     Brokers who hold shares of the Enterprises common stock or the Enterprises preferred stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners; thus, such "broker non-votes" will have the same legal effect as a failure to vote. Stockholders are not permitted to cumulate their shares of the Enterprises common stock or the Enterprises preferred stock for the purpose of electing directors or otherwise.

                             PARTIES TO THE MERGER

EXCEL LEGACY CORPORATION

     Legacy, a Delaware corporation, was formed on November 17, 1997 as a wholly-owned subsidiary of Excel Realty Trust, Inc., a Maryland corporation and a REIT. On March 31, 1998, Excel Realty Trust effected a spin-off of its business through a special dividend of all of its outstanding common stock to the holders of Excel Realty Trust common stock. Excel Realty Trust effected this spin-off to allow Legacy to pursue a wider variety of real estate opportunities including owning, acquiring, developing and managing retail, entertainment, office, hotel and mixed-use projects and real estate and other operating companies throughout the United States and Canada. Legacy completed its exchange offer for the Enterprises common stock in November 1999. In the exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.5% of Enterprises' voting power.

     Legacy's principal executive offices are located at 16955 Via Del Campo, Suite 100, San Diego, California 92127 and its telephone number is (858) 675-9400.

PRICE ENTERPRISES, INC.

     Enterprises is a REIT incorporated in the state of Maryland. Its principal business is to own, acquire, develop, operate, manage and lease real property. Enterprises was originally incorporated in July 1994 as a Delaware corporation and began operations as a wholly-owned subsidiary of Costco Companies, Inc., formerly Price/Costco, Inc. In 1994, Costco spun-off Enterprises and transferred to Enterprises as part of a voluntary exchange offer substantially all of the real estate assets which historically formed Costco's non-club real estate business segment, merchandising business entities and other assets. In June 1997, Enterprises' board of directors determined that it would be in the best interest of Enterprises and its stockholders to separate Enterprises' core real estate business from its merchandising businesses. In August 1997, Enterprises' merchandising businesses, real estate properties held for sale, and various other assets were spun-off to PriceSmart, Inc. Through a stock distribution, PriceSmart became a separate public company. Since that time, Enterprises has engaged in a combination of acquiring, developing, owning, managing and/or selling real estate assets, primarily shopping centers. The PriceSmart distribution resulted in Enterprises becoming eligible to elect federal tax treatment as a REIT, which allows Enterprises to substantially eliminate its obligation to pay taxes on income.

     Enterprises' principal executive offices are located at 16955 Via Del Campo, Suite 100, San Diego, California 92127 and its telephone number is (858) 675-9400.

                            PROPOSAL 1 -- THE MERGER

THE MERGER.................  Enterprises' board is proposing a merger of
                             Enterprises which will cause Legacy to increase its ownership from 91.3% to 100% of the Enterprises common stock. As part of the proposal, Enterprises entered into the merger agreement under which Legacy Merger Sub, a wholly-owned subsidiary of Legacy, will merge with Enterprises and Enterprises will continue as the surviving corporation.

RECOMMENDATION OF
  ENTERPRISES' BOARD.......  After careful consideration, Enterprises' board has determined that the merger is advisable and has directed that it be submitted to Enterprises' stockholders for their approval. Enterprises' board unanimously recommends that you vote in favor of the merger.

THE MERGER CONSIDERATION...  Each share of the Enterprises common stock not held by Legacy will be converted into the right to receive a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes on the terms described below.

EFFECT ON THE ENTERPRISES
  PREFERRED STOCK..........  The Enterprises preferred stock will remain outstanding after the merger and will not be affected by the merger except for the proposed amendments to Enterprises' charter described in "Proposal 2 -- Amendments to Enterprises' Charter."

APPRAISAL RIGHTS...........  Enterprises' stockholders will have no appraisal rights in connection with the merger.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES.............  The exchange of the Enterprises common stock in the merger will be taxable. For more details, see "United States Federal Income Tax Consequences."

BENEFITS TO ENTERPRISES'
INSIDERS...................  Some of Enterprises' former and current directors and officers received benefits in the exchange offer, including severance payments, acceleration of vesting of stock options and cash payments with respect to those options, and continuing indemnification and directors and officers' liability insurance.

                        THE MERGER CONSIDERATION -- CASH

CASH OFFERED...............  In addition to $2.75 in principal amount of the
                             Legacy debentures and $1.50 in principal amount of the Legacy notes, Legacy will pay $4.25 in cash for each share of the Enterprises common stock not previously tendered to Legacy in the exchange offer.

INTEREST...................  Interest will be paid with the cash portion of the merger consideration at the rate of 8.0% per annum from August 15, 1999 to November 12, 1999, the date on which interest ceased to accrue for stockholders who tendered their shares in the exchange offer. The interest will be paid with the cash portion of the merger consideration promptly after the completion of the merger.

              THE MERGER CONSIDERATION -- LEGACY 9.0% CONVERTIBLE
              REDEEMABLE SUBORDINATED SECURED DEBENTURES DUE 2004

SECURITIES OFFERED.........  In addition to $4.25 in cash and $1.50 in principal amount of the Legacy notes, Legacy will issue $2.75 in principal amount of its 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 for each share of the Enterprises common stock not previously tendered to Legacy in the exchange offer. Legacy will not, however, issue debentures in a principal amount of other than $1,000 or an integral multiple of $1,000. Instead, Legacy will pay cash for amounts that are below a multiple of $1,000.

MATURITY...................  November 5, 2004.

INTEREST...................  The Legacy debentures accrue interest at the rate of 9.0% per annum from August 15, 1999. Cash
                             interest will be payable on the Legacy debentures semi-annually in arrears on February 15 and August
                             15, commencing              , 2000.

CONVERSION.................  The Legacy debentures may be converted at the option of the holder into shares of Legacy common stock at the initial conversion price of $5.50 per share at any time before the close of business on the maturity date of the Legacy debentures.

SECURITY...................  The Legacy debentures will be secured by a first priority security interest in 117.647 shares of the Enterprises common stock for each $1,000 in principal amount of the Legacy debentures. The number of shares represents the amount necessary to fully secure the Legacy debentures assuming a value of $8.50 per share.

RANKING....................  The Legacy debentures will be subordinated obligations and will rank junior in right of payment to all of Legacy's existing and future indebtedness that is not expressly subordinated to the debentures, except with respect to the Enterprises common stock securing the debentures. As of September 30, 1999, Legacy had outstanding approximately $75.2 million of senior indebtedness.

OPTIONAL REDEMPTION........  The Legacy debentures may be redeemed at Legacy's option, in whole or in part, at any time on or after November 5, 2001, at the redemption price of 100% of the principal amount of the Legacy debentures, plus accrued and unpaid interest through the redemption date.

                THE MERGER CONSIDERATION -- LEGACY 10.0% SENIOR
                       REDEEMABLE SECURED NOTES DUE 2004

SECURITIES OFFERED.........  In addition to $4.25 in cash and $2.75 in principal amount of the Legacy debentures, Legacy will issue $1.50 in principal amount of its 10.0% Senior Redeemable Secured Notes due 2004 for each share of the Enterprises common stock not previously tendered to Legacy in the exchange offer. Legacy will not, however, issue notes in a principal amount of other than $1,000 or an integral multiple of $1,000. Instead, Legacy will pay cash for amounts that are below a multiple of $1,000.

MATURITY...................  November 5, 2004.

INTEREST...................  The Legacy notes accrue interest at the rate of
                             10.0% per annum from August 15, 1999. Cash interest will be payable on the Legacy notes semi-annually in arrears on February 15 and August 15, commencing
                                          , 2000.

SECURITY...................  The Legacy notes will be secured by a first priority security interest in 117.647 shares of the Enterprises common stock for each $1,000 in principal amount of the Legacy notes. The number of shares represents the amount necessary to fully secure the Legacy notes assuming a value of $8.50 per share.

RANKING....................  The Legacy notes will be senior obligations of
                             Legacy. They will rank equal in right of payment with all existing and future senior indebtedness of Legacy and will rank senior in right of payment to the Legacy debentures, except with respect to the Enterprises common stock securing the Legacy debentures, and any future subordinated indebtedness of Legacy. The Legacy notes, however, will be effectively subordinated in right of payment to Legacy's other secured indebtedness to the extent of the collateral securing that indebtedness, and effectively subordinated in right of payment to all of the indebtedness and other liabilities of Legacy's subsidiaries.

                             As of September 30, 1999, Legacy had approximately $75.2 million in outstanding secured debt that effectively ranks senior to the Legacy notes to the extent of the collateral securing that debt, and no outstanding debt that ranks equal or junior to the Legacy notes. The Legacy debentures, however, will rank junior in right of payment to the Legacy notes, except with respect to the Enterprises common stock securing the debentures.

OPTIONAL REDEMPTION........  The Legacy notes may be redeemed at Legacy's option, in whole or in part, at any time at the redemption price of 100% of the principal amount of the Legacy notes, plus accrued and unpaid interest through the redemption date.

                PROPOSAL 2 -- AMENDMENTS TO ENTERPRISES' CHARTER

THE AMENDMENTS TO
ENTERPRISES' CHARTER.......  Enterprises' board is proposing to amend
                             Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur. In connection with the exchange offer, Legacy agreed with Enterprises to the substance of these amendments and further agreed to cause these amendments to be formally included as part of Enterprises' charter.

RECOMMENDATION OF
ENTERPRISES' BOARD.........  After careful consideration, Enterprises' board of directors has determined that the amendments to Enterprises' charter are advisable and has directed that they be submitted to Enterprises' stockholders for their approval. Enterprises' board unanimously recommends that you vote in favor of the amendments to Enterprises' charter.

                      PROPOSAL 3 -- ELECTION OF DIRECTORS

ELECTION OF DIRECTORS......  Enterprises' board currently consists of five directors. The following persons are nominees for election as directors:

                                         PREFERRED STOCK      COMMON STOCK AND
                                            NOMINEES      PREFERRED STOCK NOMINEES
                                         ---------------  ------------------------
                                         James F. Cahill     Richard B. Muir
                                         Simon M. Lorne      Gary B. Sabin
                                         Jack McGrory

                             Each of the foregoing persons currently serves as a director of Enterprises. Messrs. Cahill and McGrory were directors of Enterprises prior to the exchange offer. Under the company agreement, following the closing of the exchange offer, Messrs. Cahill and

                             McGrory continued to serve as directors and Mr. Lorne was appointed to Enterprises' board, each as representatives of the Enterprises preferred stock. Also under the company agreement, Messrs. Muir and Sabin were appointed to Enterprises' board as designees of Legacy.

EFFECT OF AMENDMENTS TO
ENTERPRISES' CHARTER.......  Immediately after the amendments to Enterprises'
                             charter are approved, the meeting will be adjourned while the charter is formally amended with the State Department of Assessments and Taxation of Maryland. Following the formal amendment, the meeting will resume and the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of three nominees to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of two nominees to Enterprises' board.

                             The holders of the Enterprises common stock will be entitled to one vote per share and the holders of the Enterprises preferred stock will be entitled to 1/10 of one vote per share when voting together as a single class.

RECOMMENDATION OF
ENTERPRISES' BOARD.........  Enterprises' board unanimously recommends that you vote in favor of the election to Enterprises' board of directors of each nominee named in this proxy statement/prospectus.

TERM OF DIRECTORS..........  If elected, these nominees will serve until the next annual meeting and until the nominees' successors are duly elected and qualified.

                                  RISK FACTORS

     You should carefully consider all of the information set forth in this proxy statement/prospectus and, in particular, should evaluate the specific risk factors set forth under the heading "Risk Factors" for a discussion of some of the risks involved with the merger and the receipt of the Legacy debentures and the Legacy notes. These risk factors include the following:

     - Legacy's limited operating history makes it difficult to evaluate its business,

     - Legacy may face significant competition from developers, owners and operators of real estate properties which may inhibit the success of its business,

     - Legacy's financial performance depends on regional economic conditions since many of its properties and investments are located in Arizona and California,

     - Legacy's use of debt to finance acquisitions and developments could adversely affect its business,

     - Legacy may not realize the expected benefits from the exchange offer and the merger, making its future financial performance uncertain,

     - The protections in the company agreement for Enterprises' preferred stockholders and the proposed amendments to Enterprises' charter limit Enterprises' common stockholders' ability to control Enterprises and receive dividends,

     - There is no established market for the Legacy notes and the market for the Legacy debentures is thinly traded,

     - The Enterprises common stock securing the Legacy debentures and the Legacy notes may be insufficient to satisfy Legacy's obligations, and

     - The Legacy debentures and the Legacy notes are effectively subordinated to Legacy's other secured indebtedness and the indebtedness of its subsidiaries.

                   SUMMARY SELECTED FINANCIAL DATA OF LEGACY

     The selected financial data presented below as of July 31, 1998 and for the period from November 17, 1997 (inception) to July 31, 1998 have been derived from the audited financial statements of Legacy. The selected financial data presented below as of December 31, 1998 and September 30, 1999 and for the five months ended December 31, 1998 and the nine months ended September 30, 1999 have been derived from the unaudited financial statements of Legacy. The selected financial data presented below as of July 31, 1997, 1996 and 1995 and for the eight months ended March 31, 1998 and each of the three years in the period ended July 31, 1997 have been derived from the audited financial statements of the Excel Legacy Corporation Asset Group. In the opinion of Legacy's management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1999. The data below should be read in conjunction with Legacy's Annual Report on Form 10-K for the fiscal year ended July 31, 1998, as amended, Legacy's Transition Report on Form 10-Q for the five months ended December 31, 1998, and Legacy's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, each of which is incorporated herein by reference.

                                                               PERIOD
                                 NINE            FIVE         INCEPTION        EIGHT
                                MONTHS          MONTHS      (NOVEMBER 17,      MONTHS
                                 ENDED          ENDED         1997) TO         ENDED           YEAR ENDED JULY 31,
                             SEPTEMBER 30,   DECEMBER 31,     JULY 31,       MARCH 31,     ---------------------------
                                 1999            1998           1998            1998        1997      1996      1995
                             -------------   ------------   -------------   ------------   -------   -------   -------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF
OPERATIONS DATA:
  Total revenue............    $ 20,859        $ 15,010       $  8,145        $ 5,514      $ 6,395   $ 5,032   $ 5,897
  Total operating
    expenses...............     (19,496)        (13,754)        (5,267)        (3,149)      (4,565)   (4,513)   (4,803)
  Net income before income
    taxes..................       1,844           1,256          2,878          2,365        1,830       519     1,794
  Provision of income
    taxes..................        (823)           (535)        (1,143)           946         (729)     (207)     (515)
  Net income...............       1,021             721          1,735          1,419        1,101       312       779
  Earnings before
    depreciation,
    amortization and
    deferred taxes
    ("EBDADT").............       5,509           2,712          3,001            N/A          N/A       N/A       N/A
  Earnings before income
    taxes, depreciation and
    amortization
    ("EBITDA").............      10,230           5,819          5,453            N/A          N/A       N/A       N/A
  Net income per share:
    Basic..................    $   0.03        $   0.02       $   0.11            N/A          N/A       N/A       N/A
    Diluted................        0.02            0.01           0.07            N/A          N/A       N/A       N/A
  Weighted average number
    of shares:
    Basic..................      33,458          33,458         15,842            N/A          N/A       N/A       N/A
    Diluted................      54,786          54,768         25,984            N/A          N/A       N/A       N/A

                                 AS OF          AS OF          AS OF          AS OF             AS OF JULY 31,
                             SEPTEMBER 30,   DECEMBER 31,     JULY 31,      MARCH 31,     ---------------------------
                                 1999            1998           1998           1998        1997      1996      1995
                             -------------   ------------   ------------   ------------   -------   -------   -------
                                                                  (IN THOUSANDS)
SELECTED BALANCE SHEET
DATA:
  Net real estate..........    $137,738        $190,878       $175,756            (1)     $60,350   $61,048   $56,184
  Total assets.............     246,278         261,296        246,916            (1)      83,687    62,169    59,388
  Mortgages and notes
    payable................      75,217          90,986         72,714            (1)      35,115    36,754    38,224
  Stockholders' equity.....     167,691         166,640        165,919            (1)          --        --        --
  Investment by Excel
    Realty Trust, Inc......          (1)             (1)            (1)           (1)      48,344    25,162    20,903

-------------------------
(1) Not applicable as assets were spun-off to Legacy at March 31, 1998.

                 SUMMARY SELECTED FINANCIAL DATA OF ENTERPRISES

     The selected financial data presented below as of August 31, 1994, 1995, 1996, and 1997 and as of December 31, 1997 and 1998, and for the twelve months ended August 31, 1994, 1995, 1996, and 1997, the four months ended December 31, 1997 and the twelve months ended December 31, 1998 have been derived from the audited financial statements of Enterprises. The selected financial data presented below as of September 30, 1999 and for the nine months ended September 30, 1999 have been derived from the unaudited financial statements of Enterprises. In the opinion of Enterprises' management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1999. The data below should be read in conjunction with Enterprises' Annual Report on Form 10-K for the year ended December 31, 1998, as amended, and Enterprises' Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, each of which is incorporated herein by reference.

                             NINE MONTHS                   FOUR MONTHS
                                ENDED        YEAR ENDED       ENDED                 YEAR ENDED AUGUST 31,
                            SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   -----------------------------------------
                                1999            1998           1997         1997       1996       1995       1994
                            -------------   ------------   ------------   --------   --------   --------   --------
                                                     (IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF
OPERATIONS DATA:
  Rental revenues.........    $ 49,883        $ 62,485       $ 18,170     $ 56,838   $ 56,221   $ 51,897   $ 30,316
  Operating income
    (loss)................      25,821          31,393          9,045       22,422      5,829     16,635    (74,711)
  Income (loss) from
    continuing
    operations............      26,602          29,429         17,508       19,085      8,340     13,297    (40,596)
  Discontinued
    operations............          --              --             --       (4,860)    (8,250)   (12,751)      (883)
  Net income..............      26,602          29,429         17,508       14,225         90        546    (41,479)
  Dividends paid to
    preferred
    stockholders..........     (24,947)         (8,316)            --           --         --         --         --
  Net income (loss)
    applicable to common
    stockholders..........       1,655          21,113         17,508       14,225         90        546    (41,479)
  Net income (loss) per
    common share from
    continuing
    operations -- basic...         .12             .97            .74          .82        .36        .53      (1.50)
  Cash dividends per
    common share..........          --            1.05            .35         1.20         --        .08         --
  Cash dividends per
    preferred share.......        1.05             .35             --           --         --         --         --

                                                      AS OF
                                   AS OF          DECEMBER 31,                   AS OF AUGUST 31,
                               SEPTEMBER 30,   -------------------   -----------------------------------------
                                   1999          1998       1997       1997       1996       1995       1994
                               -------------   --------   --------   --------   --------   --------   --------
                                                    (IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED BALANCE SHEET
  DATA:
  Real estate assets,
    net....................      $411,762      $418,507   $353,056   $337,139   $337,098   $330,443   $405,966
    Total assets...........       447,648       457,352    408,478    403,757    540,325    555,994    591,511
  Long-term debt...........         8,859         8,923         --         --         --     15,425         --
  Stockholders' equity.....       346,581       344,811    406,624    396,476    532,899    532,085    578,788(1)
  Book value per common
    share..................          (.51)         (.65)     17.13      16.78      22.88      22.90      21.44

-------------------------
(1) Amount represents investment by Costco prior to the spin-off of Enterprises.

        SELECTED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

     The table below contains unaudited selected pro forma consolidated condensed financial information for Legacy as if the merger was completed on January 1, 1998 for income statement purposes and on September 30, 1999 for balance sheet purposes. Because holders of the Enterprises preferred stock are entitled to elect a majority of Enterprises' board of directors, Enterprises has been reflected as an equity method investment in the pro forma financial statements.

     The pro forma data included herein may not be indicative of the actual results or financial position had the merger been completed on the dates indicated. You should read this information in connection with, and such information is qualified in its entirety by, the financial statements and accompanying notes of Legacy and Enterprises incorporated by reference in this proxy statement/ prospectus and the "Unaudited Pro Forma Operating and Financial Information" and accompanying notes included in this proxy statement/prospectus.

     Upon the completion of the merger, the actual financial position and results of operations of Legacy will differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the dates of the pro forma financial information and the time the merger is completed, as well as the factors discussed in "Risk Factors."

                                                               NINE MONTHS     TWELVE MONTHS
                                                                  ENDED            ENDED
                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  1999             1998
                                                              -------------    -------------
                                                                      (IN THOUSANDS,
                                                                  EXCEPT PER SHARE DATA)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
  DATA:
Revenues....................................................    $ 13,214          $12,829
  Loss before income taxes..................................      (5,092)          (4,619)
  Net loss applicable to common shares......................      (3,157)          (4,619)
  EBDADT(1).................................................       6,420            4,088
  Weighted average basic number of common shares
     outstanding............................................      33,458           25,205
  Weighted average diluted number of common shares
     outstanding............................................      54,755           41,312
  Basic net loss per common share...........................    $  (0.09)         $ (0.18)
  Diluted net loss per common share.........................       (0.06)           (0.11)

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
  DATA:
Total assets................................................    $318,837
  Mortgages and notes payable (including the Legacy
     debentures, the Legacy notes and the note to Sol
     Price).................................................     146,267
  Stockholders' equity......................................     167,691

-------------------------
(1) EBDADT includes the earnings of Enterprises even though Legacy is required by the company agreement to create an annual reserve of $7.5 million at the Enterprises level which will not be distributed to Legacy or any other holder of the Enterprises common stock. Legacy has agreed with Enterprises that the $7.5 million reserve may be used for the improvement and/or acquisition of properties, the repurchase of the Enterprises preferred stock or the reduction of Enterprises' debt.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Legacy's ratios of earnings to fixed charges are as follows for the periods indicated:

                                                  FROM INCEPTION TO
                                                     FISCAL YEAR      FIVE MONTHS     NINE MONTHS
                                                        ENDED            ENDED           ENDED
                                                      JULY 31,        DECEMBER 31,   SEPTEMBER 30,
                                                        1998              1998           1999
                                                  -----------------   ------------   -------------
Ratio of earnings to fixed charges..............        2.61x            1.47x           1.33x

     There were no preferred stock dividends through September 30, 1999. Legacy has computed the ratio of earnings to fixed charges by dividing income before income taxes and minority interests plus fixed charges, by fixed charges. Fixed charges consist of interest costs, excluding capitalized interest, and the amortization and write-off of debt discounts and issue costs.

                           COMPARATIVE PER SHARE DATA

     The table below sets forth, for the periods indicated:

     - the historical basic and diluted net income and book value per share of the Legacy common stock in comparison with the pro forma basic and diluted net income and book value per share after giving effect to the completion of the merger,

     - the historical basic and diluted net income and book value per share of the Enterprises common stock, and

     - the actual cash dividends per share compared in the case of Legacy with pro forma cash dividends after giving effect to the completion of the merger.

     The information presented in this table should be read in conjunction with the pro forma consolidated condensed financial information and the separate financial statements of Legacy and Enterprises incorporated by reference in this proxy statement/prospectus.

                                                                AS OF             AS OF
                                                             AND FOR THE       AND FOR THE
                                                          NINE MONTHS ENDED     YEAR ENDED
                                                            SEPTEMBER 30,      DECEMBER 31,
                                                                1999               1998
                                                          -----------------    ------------
Legacy historical
Net income per common share -- basic....................       $ 0.03             $ 0.10
  Net income per common share -- diluted................         0.02               0.06
  Cash dividends paid per common share..................           --                 --
  Book value per common share...........................         5.01               4.98
Enterprises historical
  Net income per common share -- basic..................          .12               0.97
  Net income per common share -- diluted................          .12               0.96
  Cash dividends paid per common share..................           --               1.05
  Book value per common share...........................        (0.51)             (0.65)
Unaudited Legacy pro forma
  Net loss per common share -- basic....................        (0.09)             (0.18)
  Net loss per common share -- diluted..................        (0.06)             (0.11)
  Cash dividends paid per common share..................           --                 --
  Book value per common share...........................         5.01

                    COMPARATIVE PER SHARE MARKET INFORMATION

     The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of the Legacy common stock, the Enterprises common stock and the Enterprises preferred stock. Legacy's common stock was quoted on the OTC Bulletin Board under the symbol "XLCY" from March 30, 1998 to November 16, 1998 and has been listed on the American Stock Exchange under the symbol "XLG" from November 17, 1998 to the present. Legacy's Series B preferred stock is not listed on any securities exchange. The Enterprises common stock and the Enterprises preferred stock are listed on the Nasdaq National Market under the symbols "PREN" and "PRENP," respectively.

                                       LEGACY           ENTERPRISES                ENTERPRISES
                                    COMMON STOCK       COMMON STOCK            PREFERRED STOCK(1)
                                   ---------------   -----------------         -------------------
                                    HIGH     LOW      HIGH       LOW             HIGH       LOW
                                   ------   ------   -------   -------         --------   --------
1997
First Quarter....................  $   --   $   --   $19.000   $16.750         $    --    $    --
Second Quarter...................      --       --    19.625    17.375              --         --
Third Quarter....................      --             23.000    17.625              --         --
Fourth Quarter...................      --       --    19.375    17.125              --         --
1998
First Quarter....................   6.000    4.875    20.250    18.000              --         --
Second Quarter...................   6.750    4.297    19.500    17.375              --         --
Third Quarter....................   5.000    2.500    19.250     2.250(1)       15.000     12.875
Fourth Quarter...................   4.000    1.875     6.219     4.250          14.250     13.000
1999
First Quarter....................   4.000    3.063     6.000     4.344          15.125     13.500
Second Quarter...................   5.688    2.875     8.000     4.875          15.500     14.313
Third Quarter....................   4.750    3.500     8.063     7.250          16.250     14.625
Fourth Quarter
  (through December 15)..........   4.750    3.250     8.375     6.406          15.688     13.813

-------------------------
(1) On August 17, 1998, Enterprises distributed one share of its preferred stock for each outstanding share of its common stock owned of record on June 30, 1998.

     Set forth below are the reported high, low and closing sales prices of the Legacy common stock, the Enterprises common stock and the Enterprises preferred stock on May 11, 1999, the last trading day prior to the announcement of the stockholders agreement, which was the first agreement Legacy entered into concerning the exchange offer and the merger.

         LEGACY                   ENTERPRISES                   ENTERPRISES
      COMMON STOCK                COMMON STOCK                PREFERRED STOCK
------------------------    ------------------------    ---------------------------
 HIGH     LOW     CLOSE      HIGH     LOW     CLOSE      HIGH       LOW      CLOSE
------   ------   ------    ------   ------   ------    -------   -------   -------
$4.938   $4.750   $4.875    $7.250   $6.625   $6.750    $15.000   $14.875   $14.875

     Set forth below are the reported high, low and closing sales prices of the Legacy common stock, the Enterprises common stock and the Enterprises preferred stock on December 15, 1999, the last trading day prior to the date of the merger agreement. No public announcement of the merger agreement was made.

         LEGACY                   ENTERPRISES                   ENTERPRISES
      COMMON STOCK                COMMON STOCK                PREFERRED STOCK
------------------------    ------------------------    ---------------------------
 HIGH     LOW     CLOSE      HIGH     LOW     CLOSE      HIGH       LOW      CLOSE
------   ------   ------    ------   ------   ------    -------   -------   -------
$3.500   $3.250   $3.313    $6.938   $6.625   $6.938    $14.250   $14.125   $14.250

                                  RISK FACTORS

     You should carefully consider all of the information contained in this proxy statement/ prospectus or incorporated in this document by reference and, in particular, the following risk factors in deciding how to vote at the annual meeting. Certain statements in this proxy statement/prospectus that are not historical fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Legacy's actual results to be materially different from results expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the following factors.

LEGACY'S LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE ITS BUSINESS

     Legacy was incorporated in November 1997 and became an independent business in March 1998 after Excel Realty Trust completed a spin-off of its business. Accordingly, Legacy has a limited operating history on which to base an evaluation of its business and prospects. You must consider Legacy's prospects in light of the risks and uncertainties encountered by companies in the early stages of development, particularly companies in the real estate industry.

LEGACY'S TENANTS MAY FACE FINANCIAL DIFFICULTIES AND BE UNABLE TO PAY RENT WHICH MAY, IN TURN, CAUSE FINANCIAL DIFFICULTIES FOR LEGACY

     Legacy's financial position may be materially harmed if any of its major tenants, including Lowe's Home Centers, Inc., or any other significant tenant experiences financial difficulties, such as a bankruptcy, insolvency or general downturn in the business of the tenant. In addition, any failure or delay by any of Legacy's tenants to make rent payments could impair its financial condition and materially harm its business. As of November 15, 1999, Lowe's accounted for approximately 6% of Legacy's total rental revenue. Although failure on the part of a tenant to materially comply with the terms of a lease, including failure to pay rent, would give Legacy the right to terminate the lease, repossess the property and enforce the payment obligations under the lease, Legacy would then be required to find another tenant to lease the property. Legacy cannot assure you that it would be able to enforce the payment obligations against the defaulting tenant, find another tenant or, if another tenant were found, that Legacy would be able to enter into a new lease on favorable terms.

LEGACY MAY FACE SIGNIFICANT COMPETITION FROM DEVELOPERS, OWNERS AND OPERATORS OF REAL ESTATE PROPERTIES WHICH MAY INHIBIT THE SUCCESS OF ITS BUSINESS

     Legacy competes in the acquisition of real estate properties with over 200 publicly-traded REITs as well as other public and private real estate investment entities, including financial institutions such as mortgage banks and pension funds, and other institutional investors, as well as individuals. Competition from these entities may impair Legacy's financial condition and materially harm its business by reducing the number of suitable investment opportunities offered to Legacy and increasing the bargaining power of prospective sellers of property, which often increases the price necessary to purchase a property. Many of Legacy's competitors in the real estate sector are significantly larger than Legacy and may have greater financial resources and more experienced managers than Legacy.

     In addition, a large portion of Legacy's developed properties are located in areas where Legacy's competitors maintain similar properties. Legacy will need to compete for tenants based on rental rates, attractiveness and location of properties, as well as quality of maintenance and management services. Competition from these and other properties may impair Legacy's financial condition and materially harm its business by:

     - interfering with Legacy's ability to attract and retain tenants,

     - increasing vacancies, which lowers market rental rates and limits Legacy's ability to negotiate favorable rental rates, and

     - impairing Legacy's ability to minimize operating expenses.

LEGACY'S FINANCIAL PERFORMANCE DEPENDS ON REGIONAL ECONOMIC CONDITIONS SINCE MANY OF ITS PROPERTIES AND INVESTMENTS ARE LOCATED IN ARIZONA AND CALIFORNIA

     Of Legacy's 10 real properties, seven are located in two states: four in Arizona and three in California. Concentrating most of Legacy's properties and real estate-related investments in these states may expose Legacy to greater economic risks than if the properties and real estate-related investments were located in several geographic regions. Legacy's revenue from, and the value of, the properties and investments located in these states may be affected by a number of factors, including local real estate conditions, such as an oversupply of or reduced demand for real estate properties, and the local economic climate. High unemployment, business downsizing, industry slowdowns, changing demographics, and other factors may adversely impact any of these local economic climates. A general downturn in the economy or real estate conditions in Arizona or California could impair Legacy's financial condition and materially harm its business. Further, due to the relatively high cost of real estate in the southwestern United States, the real estate market in that region may be more sensitive to fluctuations in interest rates and general economic conditions than other regions of the United States. Legacy does not have any limitations or targets for the concentration of the geographic location of its properties and, accordingly, the risks associated with this geographic concentration will increase if Legacy continues to acquire properties in Arizona and California.

LEGACY'S SUBSTANTIAL LEVERAGE MAY BE DIFFICULT TO SERVICE AND COULD ADVERSELY AFFECT ITS BUSINESS

     As of September 30, 1999, Legacy had outstanding borrowings of approximately $27.3 million under its credit facility, with total borrowing capacity of $35.0 million, and additional debt of approximately $47.9 million. This total debt of $75.2 million represented approximately 30.5% of Legacy's total assets at September 30, 1999. All of this debt is senior to the Legacy debentures and the Legacy notes, except with respect to the Enterprises common stock securing the Legacy debentures and the Legacy notes. After the completion of the merger and as a result of the exchange offer, on a pro forma basis Legacy's total indebtedness will increase to approximately $146.3 million (not taking into account Enterprises' total indebtedness of approximately $98.1 million), which will represent approximately 45.9% of Legacy's total assets. Therefore, Legacy is and will continue to be exposed to the risks normally associated with debt financing which may materially harm its business, including the following:

     - Legacy's cash flow may be insufficient to meet required payments of principal and interest,

     - payments of principal and interest on borrowings may leave Legacy with insufficient cash resources to pay operating expenses,

     - Legacy may not be able to refinance debt on its properties at maturity, and

     - if refinanced, the terms of refinancing may not be as favorable as the original terms of the debt.

     Legacy's earnings to fixed charges ratio was 1.33 for the nine months ended September 30, 1999. On a pro forma basis, Legacy's earnings to fixed charges ratio decreases to 0.67.

LEGACY HAS INCURRED ADDITIONAL DEBT TO FACILITATE THE EXCHANGE OFFER AND THE MERGER SECURED BY THE ENTERPRISES COMMON STOCK AND A DEFAULT ON THAT DEBT COULD RESULT IN LEGACY'S LOSS OF ENTERPRISES

     To facilitate the exchange offer, The Sol and Helen Price Trust made a five-year loan to Legacy in the principal amount of $27.4 million. Legacy used the proceeds of the loan to satisfy a portion of its monetary obligations under the exchange offer. In addition, Legacy is permitted to borrow up to an additional $2.6 million from The Sol and Helen Price Trust to satisfy a portion of its monetary obligations under the merger. Legacy granted to the trust, as security for Legacy's obligations under the loan, a second priority security interest in the Enterprises common stock securing the Legacy debentures and the Legacy notes and a first priority security interest in any other shares of the Enterprises common stock which Legacy owns at any time. The loan is non-recourse so that the trust may only look to the Enterprises common stock for repayment of the loan. In order to satisfy Legacy's obligations under the loan, it may seek to refinance the loan or issue equity to raise additional funds, neither of which alternatives may be available to Legacy on favorable terms. To the extent Legacy is unable to meet its obligations under the loan, The Sol and Helen Price Trust will have the right to take ownership of the Enterprises common stock owned by Legacy, other than the shares securing the Legacy debentures and the Legacy notes.

LEGACY MAY NOT REALIZE THE EXPECTED BENEFITS FROM THE EXCHANGE OFFER AND THE MERGER, MAKING ITS FUTURE FINANCIAL PERFORMANCE UNCERTAIN

     Legacy entered into the exchange offer and is proceeding with the merger with the expectation that these transactions will result in a number of benefits, including cost savings, operating efficiencies, revenue enhancements, tax advantages and other synergies. If these benefits and synergies are not realized, Legacy's financial performance and the performance of Enterprises could be adversely impacted. Legacy's executive officers have only recently begun to manage the operations of Enterprises along with some members of Enterprises' existing operations management team. Legacy cannot assure you that this integration will be completed rapidly or that the new management team will be successful in this endeavor. Further, the process of implementing new management at Enterprises could negatively affect employee morale and influence the decisions of current and prospective tenants and business partners as a result of uncertainty over the operations of Legacy and Enterprises following these transactions. The inability to successfully integrate Legacy's operations with those of Enterprises could impair Legacy's financial condition and materially harm its business.

LEGACY FACES RISKS ASSOCIATED WITH ITS EQUITY INVESTMENTS IN AND WITH THIRD PARTIES BECAUSE OF ITS LACK OF CONTROL OVER THE UNDERLYING REAL ESTATE ASSETS

     As part of Legacy's growth strategy, it may invest in shares of REITs or other entities that invest in real estate assets. In these cases, Legacy will be relying on the assets, investments and management of the REIT or other entity in which it is investing. These entities and their properties will be exposed to the risks normally associated with the ownership and operation of real estate.

     Legacy also may invest in or with other parties through partnerships and joint ventures. In these cases Legacy will not be the only entity making decisions relating to the property, partnership, joint venture or other entity. Risks associated with investments in partnerships, joint ventures or other entities include:

     - the possibility that Legacy's partners might experience serious financial difficulties or fail to fund their share of required investment contributions,

     - that the partners might have economic or other business interests or goals which are inconsistent with Legacy's business interests or goals, and

     - that the partners may take action contrary to Legacy's instructions or requests and adverse to its policies and objectives.

     Any substantial loss or action of this nature could potentially harm Legacy's business. In addition, Legacy may in some circumstances be liable for the actions of its third-party partners or co-venturers.

RISING INTEREST RATES MAY ADVERSELY AFFECT LEGACY'S CASH FLOW

     As of September 30, 1999, Legacy owed approximately $75.2 million under its credit facility and mortgage debt, of which $32.2 million bore interest at variable rates. In addition, the loan of $27.4 million, which may be increased to $30.0 million, from The Sol and Helen Price Trust to Legacy will bear interest at a variable rate. Variable rate debt creates higher debt payments if market interest rates increase. Legacy may incur additional debt in the future that also bears interest at variable rates. Higher debt payments as a result of an increase in interest rates could adversely affect Legacy's cash flow, cause it to default under some debt obligations or agreements, and materially harm its business.

BECAUSE LEGACY DOES NOT HAVE A POLICY PLACING A LIMIT ON THE AMOUNT OF DEBT THAT IT MAY INCUR, LEGACY'S FUTURE BORROWINGS COULD BE SIGNIFICANT AND MAY ADVERSELY AFFECT ITS CASH FLOW AND RESULTS OF OPERATIONS

     Legacy does not have a policy limiting the amount of debt that it may incur. Accordingly, Legacy's management and board of directors have discretion to increase the amount of Legacy's outstanding debt at any time. Legacy could incur higher levels of debt, resulting in an increase in its total debt payments, which could adversely affect its cash flow and materially harm its business. In addition, if Legacy increases the amount of its debt it may increase the risk of Legacy's default on all of its debt, including the Legacy debentures and the Legacy notes.

LEGACY COULD INCUR SIGNIFICANT COSTS AND EXPENSES RELATED TO ENVIRONMENTAL PROBLEMS

     Various federal, state and local laws and regulations require property owners or operators to pay for the costs of removal or remediation of hazardous or toxic substances located on a property. Although Legacy is not aware of any necessary environmental remediation or other environmental liability on its portfolio of properties, these laws often impose liability without regard to whether the owner or operator of the property was responsible for or even knew of the presence of the hazardous substances. The presence of or failure to properly remediate hazardous or toxic substances may impair Legacy's ability to rent, sell or borrow against a property. These laws and regulations also impose liability on persons who arrange for the disposal or treatment of hazardous or toxic substances at another location for the costs of removal or remediation of these hazardous substances at the disposal or treatment facility. Further, these laws often impose liability regardless of whether the entity arranging for the disposal ever owned or operated the disposal facility. Other environmental laws and regulations impose liability on owners or operators of property for injuries relating to the release of asbestos-containing materials into the air. As owners and operators of property and as potential arrangers for hazardous substance disposal, Legacy may be liable under the laws and regulations for removal or remediation costs, governmental penalties, property damage, personal injuries and related expenses. Payment of these costs and expenses could impair Legacy's financial condition and materially harm its business.

LEGACY COULD FACE SIGNIFICANT COSTS OF COMPLIANCE IF IT IS CONSIDERED AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT

     Legacy is not currently registered as an investment company under the Investment Company Act of 1940, because its management believes that Legacy either is not within the definition of investment company under the Investment Company Act or, alternatively, excluded from regulation under the Investment Company Act by an exemption. If Legacy is deemed to be an investment company under the Investment Company Act and fails to qualify for an exemption, it would be unable to conduct its business as currently conducted, which could materially harm its business. In the future, Legacy intends to conduct its operations in order to avoid registration under the Investment Company Act. Therefore, the assets that Legacy may acquire or sell may be limited by the regulations of the Investment Company Act.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT COULD ADVERSELY AFFECT LEGACY'S BUSINESS

     Under the Americans with Disabilities Act of 1990, all public accommodations and commercial facilities must meet federal requirements relating to access and use by disabled persons. Compliance with the Americans with Disabilities Act requirements could involve removal of structural barriers from disabled persons' entrances on Legacy's properties. Other federal, state and local laws may require modifications to or restrict further renovations of Legacy's properties with these accesses. Although Legacy believes that its properties are substantially in compliance with present requirements, noncompliance with the Americans with Disabilities Act or related laws or regulations could result in the United States government imposing fines or private litigants being awarded damages against Legacy. If Legacy incurs these costs and expenses it could impair its financial condition.

LEGACY HAS IMPLEMENTED ANTI-TAKEOVER PROVISIONS THAT COULD PREVENT AN ACQUISITION OF ITS BUSINESS AT A PREMIUM PRICE

     Some of the provisions of Legacy's certificate of incorporation and bylaws could discourage, delay or prevent an acquisition of its business at a premium price and could make removal of its management more difficult. These provisions could reduce the opportunities for Legacy's stockholders to participate in tender offers, including tender offers that are priced above the then current market price of its common stock. Legacy's certificate of incorporation permits its board of directors to issue shares of preferred stock in one or more series without stockholder approval. The preferred stock may be issued quickly with terms that delay or prevent a change in control of Legacy's business. In addition, Section 203 of the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between Legacy and any holder of 15% or more of its common stock.

THERE IS NO ESTABLISHED MARKET FOR THE LEGACY NOTES AND THE MARKET FOR THE LEGACY DEBENTURES IS THINLY TRADED

     There is no established trading market for the Legacy notes, and Legacy does not intend to apply for listing of the Legacy notes on any securities exchange. The Legacy debentures are listed on

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

the American Stock Exchange, however, the market is very new and relatively inactive and Legacy cannot assure you that an active trading market will develop and be sustained for the Legacy debentures.

     The liquidity of any market for the Legacy debentures or the Legacy notes will depend upon the number of holders of the Legacy debentures or the Legacy notes, Legacy's performance, the market for similar securities, the interest of securities dealers in making a market in the Legacy debentures or the Legacy notes and other factors. A liquid trading market may not develop for the Legacy debentures or the Legacy notes.

THE PROTECTIONS IN THE COMPANY AGREEMENT FOR ENTERPRISES' PREFERRED STOCKHOLDERS AND THE PROPOSED AMENDMENTS TO ENTERPRISES' CHARTER LIMIT ENTERPRISES' COMMON STOCKHOLDERS' ABILITY TO CONTROL ENTERPRISES AND RECEIVE DIVIDENDS

     Legacy has agreed to protections for the holders of the Enterprises preferred stock which limit the control over Enterprises by its common stockholders and the dividends payable to Enterprises' common stockholders. The holders of the Enterprises preferred stock are entitled to elect a majority of Enterprises' board of directors and to have one designee on Legacy's board of directors, until:

     - less than 2,000,000 shares of the Enterprises preferred stock remain outstanding,

     - Legacy makes an offer to purchase any and all outstanding shares of the Enterprises preferred stock at a cash price of $16.00 per share, and purchases all shares duly tendered and not withdrawn, or

     - the directors of Enterprises (1) issue any equity securities without unanimous approval of Enterprises' board or (2) fail to pay dividends on the Enterprises common stock in an amount necessary to maintain Enterprises' status as a REIT, or in an amount equal to the excess, if any, of Enterprises' funds from operations, less preferred stock dividends, over $7.5 million.

     The third point above is intended to protect the interests of the holders of the Enterprises preferred stock by creating an annual reserve of $7.5 million at the Enterprises level which will not be distributed to Legacy or any other holder of the Enterprises common stock. This reserve will limit Legacy's ability and the ability of all other Enterprises' common stockholders to receive cash distributions from Enterprises for so long as the Enterprises preferred stock is outstanding. Legacy has agreed with Enterprises that the $7.5 million reserve may be used for the improvement and/or acquisition of properties, the repurchase of the Enterprises preferred stock or the reduction of Enterprises' debt.

THE RIGHTS OF ENTERPRISES' STOCKHOLDERS WHO BECOME LEGACY STOCKHOLDERS WILL BE DIFFERENT UNDER DELAWARE LAW AND LEGACY'S ORGANIZATIONAL DOCUMENTS

     Legacy is incorporated under the laws of the state of Delaware, and Enterprises is incorporated under the laws of the state of Maryland. If you are a holder of the Enterprises common stock you may become a stockholder of Legacy through the conversion of the Legacy debentures to be received in the merger. As a Legacy stockholder, your rights would be governed by the Delaware General Corporation Law (DGCL) and Legacy's charter and bylaws, which differ in some material respects from the Maryland General Corporation Law (MGCL) and Enterprises' charter and bylaws. For instance, under the DGCL, any action that may be taken at a meeting of stockholders may be taken without a meeting if a written consent is signed by stockholders having at least the number of votes that would have been necessary to authorize or take the action at a meeting. In contrast, under the

MGCL, any action may be taken without a meeting only if a unanimous written consent is signed by each stockholder entitled to vote on the matter.

THE LEGACY DEBENTURES RANK JUNIOR TO LEGACY'S EXISTING DEBT AND POSSIBLY ALL OF ITS FUTURE BORROWINGS

     The Legacy debentures rank behind all of Legacy's existing indebtedness, the Legacy notes and all of its future borrowings, except:

     - with respect to the Enterprises common stock securing the debentures,

     - future indebtedness that expressly provides that it ranks equal with, or junior in right of payment to, the Legacy debentures,

     - any debt owed by Legacy to any of its subsidiaries,

     - liabilities for taxes, and

     - Legacy's trade payables.

As a result, upon any distribution to Legacy's creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to Legacy or its property, the holders of Legacy's senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the Legacy debentures, except that the holders of the Legacy debentures will be entitled to the Enterprises common stock securing the debentures. In addition, all payments on the Legacy debentures will be blocked for a period of time in the event of a payment default on senior debt. As of September 30, 1999, Legacy had approximately $75.2 million of senior indebtedness outstanding. Following the merger, the Legacy notes will be senior debt in relation to the Legacy debentures.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to Legacy, holders of the Legacy debentures will participate with trade creditors and all other holders of Legacy subordinated indebtedness in the assets remaining after Legacy has paid all of the senior debt. The indenture for the Legacy debentures requires that amounts otherwise payable to holders of the Legacy debentures in a bankruptcy or similar proceeding must be paid to holders of senior debt instead, except with respect to the Enterprises common stock securing the debentures. Therefore, if the Enterprises common stock is insufficient to repay the Legacy debentures, the holders of the debentures may receive less, ratably than holders of trade payables in any such proceeding. In any of these cases, Legacy may not have sufficient funds to pay all of its creditors and the holders of the Legacy debentures may receive less, ratably than the holders of senior debt.

THE ENTERPRISES COMMON STOCK SECURING THE LEGACY DEBENTURES AND THE LEGACY NOTES MAY BE INSUFFICIENT TO SATISFY LEGACY'S OBLIGATIONS

     The Legacy debentures and the Legacy notes are secured by a first priority security interest in 117,647 shares of the Enterprises common stock for each $1,000 principal amount of the Legacy debentures and the Legacy notes. If an event of default occurs under the indentures, the liquidation of the Enterprises common stock securing the Legacy debentures and the Legacy notes may not result in a sufficient amount of proceeds to pay the principal and interest on the Legacy debentures and the Legacy notes. In addition, the ability of the trustee under the indentures to foreclose on the Enterprises common stock in a timely fashion, if at all, will be subject to limitations arising under bankruptcy and insolvency laws.

     The number of shares of the Enterprises common stock securing each $1,000 principal amount of the Legacy debentures and the Legacy notes represents the amount necessary to fully secure the Legacy debentures and the Legacy notes assuming a value of $8.50 per share. If the Enterprises common stock is worth $8.50 per share at the time the shares are used to satisfy Legacy's obligations, the Legacy debentures and the Legacy notes would be fully secured. However, the value of the Enterprises common stock is not certain, is subject to fluctuation in the future, and could be significantly less than $8.50 per share at the time the shares are used to satisfy Legacy's obligations.

THE LEGACY DEBENTURES AND THE LEGACY NOTES ARE EFFECTIVELY SUBORDINATED TO LEGACY'S OTHER SECURED INDEBTEDNESS AND THE INDEBTEDNESS OF ITS SUBSIDIARIES

     The Legacy debentures and the Legacy notes are secured by a first priority security interest in 117.647 shares of the Enterprises common stock for each $1,000 principal amount of the Legacy debentures and the Legacy notes. However, the Legacy debentures and the Legacy notes are not secured by any of Legacy's other assets, and therefore will be effectively subordinated in right of payment to Legacy's other secured indebtedness to the extent of the collateral securing that indebtedness. As of September 30, 1999, Legacy had outstanding borrowings of approximately $27.3 million under its credit facility, with total borrowing capacity of $35.0 million, and additional debt of approximately $47.9 million. This debt is secured and therefore senior to the Legacy debentures and the Legacy notes to the extent of the collateral securing this other debt.

     The Legacy debentures and the Legacy notes also are effectively subordinated in right of payment to all existing and future indebtedness and liabilities of Legacy's subsidiaries. In addition, the indentures for the Legacy debentures and the Legacy notes permit Legacy to incur additional indebtedness, without restriction. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to Legacy's subsidiaries, the holders of any indebtedness of its subsidiaries will be entitled to payment from the assets of its subsidiaries prior to the holders of any obligations of Legacy, including the Legacy debentures and the Legacy notes.

     Legacy conducts a portion of its operations through subsidiaries and, assuming the completion of the merger, will rely on dividends from Enterprises for a substantial portion of the funds to pay the principal and interest on the Legacy debentures and the Legacy notes. The company agreement contains a provision intended to protect the interests of the holders of the Enterprises preferred stock by creating an annual reserve of $7.5 million at the Enterprises level which will not be distributed to Legacy or any other holder of the Enterprises common stock. This reserve will limit Legacy's ability to receive cash distributions from Enterprises for so long as the Enterprises preferred stock is outstanding. Although the holders of the Legacy debentures and the Legacy notes will have a security interest in the shares of the Enterprises common stock securing Legacy's obligations to them, they will have no direct claim against Enterprises or any of Legacy's other subsidiaries for payment under the Legacy debentures or the Legacy notes. Legacy's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividend or make any other distribution to Legacy, or otherwise to pay amounts due with respect to the Legacy debentures or the Legacy notes or to make funds available for such payments. Legacy must rely on dividends and other payments from its subsidiaries or must raise funds in a public or private equity or debt offering or sell assets to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Legacy debentures and the Legacy notes. There can be no assurance that Legacy will be able to obtain such funds on acceptable terms or at all.

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

LEGACY MAY REDEEM THE LEGACY NOTES AND THE LEGACY DEBENTURES AND CEASE MAKING INTEREST PAYMENTS TO YOU WHICH COULD RESULT IN YOUR BEING UNABLE TO REINVEST THE PROCEEDS AT THE SAME INTEREST RATES

     If Legacy elects to redeem the Legacy notes or the Legacy debentures, you will no longer receive interest payments from Legacy after the redemption. Legacy cannot assure you that you will be able to reinvest the proceeds of the redemption at the same interest rates payable under the Legacy debentures and the Legacy notes. The Legacy notes are redeemable at any time. The Legacy debentures are not redeemable before November 5, 2001. In each case, Legacy may redeem the Legacy debentures and/or the Legacy notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption price of 100% of the principal amount being redeemed. In addition, Legacy must pay all accrued and unpaid interest on the Legacy debentures and/or Legacy notes redeemed.

LEGACY'S EXECUTIVE OFFICERS AND DIRECTORS HAVE SUBSTANTIAL CONTROL OVER ITS VOTING STOCK AND CAN MAKE DECISIONS THAT COULD ADVERSELY AFFECT ITS BUSINESS

     As of September 30, 1999, Legacy's executive officers and directors and their affiliates beneficially owned approximately 30% of its outstanding common stock. As a result, these stockholders will continue to significantly influence Legacy's management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger, consolidation or sale of substantially all of its assets. Accordingly, these stockholders also will be in a position to make decisions which could impair Legacy's financial condition and materially harm its business.

THE LOSS OF KEY PERSONNEL COULD HARM LEGACY'S BUSINESS

     Given the early stage of development of Legacy's business, it depends to a large extent on the performance of its senior management team and other key employees for strategic business direction and real estate experience. If Legacy lost the service of any members of its senior management or other key employees it could materially harm its business. Legacy has not obtained key-man life insurance for any of its senior management or other key employees.

LEGACY'S BOARD OF DIRECTORS MAY MAKE CHANGES IN ITS INVESTMENT, FINANCING AND DISTRIBUTION POLICIES WITHOUT STOCKHOLDER APPROVAL AND IN A MANNER WITH WHICH YOU MAY NOT AGREE

     Legacy's investment, financing, borrowing and distribution policies and its policies regarding all other activities, growth, debt, capitalization and operations, will be determined by its board of directors. Although Legacy's board of directors has no present intention to do so, it may amend or revise these policies at any time without a vote of its stockholders. Legacy's board of directors may amend these policies in a manner with which you may not agree. A change in these policies could impair Legacy's financial condition and materially harm its business.

ENTERPRISES' DIRECTORS, OFFICERS AND OTHER PERSONNEL RECEIVED BENEFITS IN THE EXCHANGE OFFER THAT WERE DIFFERENT FROM BENEFITS TO ENTERPRISES' STOCKHOLDERS GENERALLY

     You should be aware that some of Enterprises' former and current directors, officers and other personnel had interests in, and received benefits as a result of, the exchange offer that were different from the interests of, and benefits to, Enterprises' stockholders generally.

     Enterprises entered into an employment agreement with Jack McGrory, its former Chief Executive Officer, and a severance agreement with Gary W. Nielson, its former Chief Financial Officer, that entitled these individuals to receive severance payments in connection with the exchange offer. Messrs. McGrory and Nielson received severance payments of approximately $360,000 and $210,000, respectively. The aggregate required severance payments to Enterprises' directors, officers and other personnel was approximately $1.9 million. In addition, the company agreement provided for the acceleration of vesting of stock options and cash payments with respect to the common stock portion of those options. The aggregate cash option payments to Enterprises' directors, officers and other personnel due to the exchange offer was approximately $3.1 million. These persons also retained their preferred stock options, approximately 670,500 shares in the aggregate, which became fully vested and exercisable as a result of the exchange offer.

LEGACY DOES NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE

     Legacy presently anticipates that it will retain all available funds for use in the operation and expansion of its business and does not anticipate paying any dividends in the foreseeable future. Any future payment of dividends to Legacy's stockholders will depend on decisions that will be made by its board of directors and will depend on then existing conditions, including its financial condition, contractual restrictions, capital requirements and business prospects.

YEAR 2000 PROBLEMS COULD DISRUPT LEGACY'S OPERATIONS

     The Year 2000 problem is the result of computer software and embedded chips using a two-digit format, as opposed to four digits, to indicate the year. Computer systems may be unable to interpret dates beyond the year 1999, which could cause a system failure or other computer errors.

     Some of Legacy's information technology (IT) systems were originally written using two digits rather than four to define the applicable year. As a result, those IT systems had time sensitive software that recognizes dates using "00" as the Year 1900 rather than the Year 2000. Legacy has upgraded its existing computer software and IT systems and believes that they are able to recognize the Year 2000 and that the Year 2000 issue will not have a material impact on Legacy's operations.

     The Year 2000 issue affects Legacy's internal systems, including IT and non-IT systems. Legacy is reviewing its utility systems (heat, light, telephones, etc.) and other non-IT systems for the impact of Year 2000. Legacy has solicited assurances from its contractors, vendors and other third parties that their systems (including building management and mechanical systems) are currently Year 2000 compliant or will be made compliant before the advent of the Year 2000. No assurances can be made that all contractors and other third parties will comply with their assurances. Legacy intends to take continuous steps to identify Year 2000 problems related to its vendors and to formulate a system of working with key third parties, including financial institutions and utility providers, to understand their ability to continue providing services and products through the change to Year 2000. The failure to correct a material Year 2000 problem either within Legacy or within a vendor or supplier could result in an interruption in, or a failure of, normal business activities or operations of Legacy. Such interruptions or failures could materially adversely affect Legacy's business, operating results and financial condition.

     Legacy's Year 2000 project is substantially completed. As of September 30, 1999, Legacy had expended less than $60,000 and does not expect to expend any significant additional costs in connection with its Year 2000 project, including the cost of identification, assessment, remediation and testing efforts. The cost of Legacy's Year 2000 project, and the target date on which Legacy expects the Year 2000 modifications to be complete are based upon a variety of assumptions of future events, including the continued availability of certain resources. No assurance can be made that these estimates will be achieved and actual results could materially differ from those anticipated. Specific factors that might cause material differences include, but are not limited to, the availability and costs of personnel trained in this area, the ability to locate and correct relevant computer codes and the timing and compliance by Legacy's outside vendors and suppliers.

     A contingency plan has not been developed for dealing with the most reasonably likely worst case scenario, and such scenario has not yet been clearly identified. Since Legacy has adopted a plan to address these Year 2000 issues, it has not developed a comprehensive contingency plan should Year 2000 issues fail to be addressed successfully or in their entirety. However, if Legacy identifies significant risks or is unable to meet its anticipated time line, Legacy will develop contingency plans as deemed necessary at that time.

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

                           FORWARD LOOKING STATEMENTS

     This proxy statement/prospectus and the documents incorporated herein by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of Enterprises and Legacy. These statements are generally indicated by words or phrases such as "believe," "may," "will," "anticipate," "estimate," "plan," "project," "continue," "expect," "intend" and similar words or phrases. These forward-looking statements are based on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions, including factors discussed in Enterprises' and Legacy's filings with the SEC and the following:

     - the effect of economic, credit and capital market conditions in general and on real estate companies in particular,

     - Legacy's ability to compete effectively,

     - Legacy's ability to acquire or develop properties and the risk that potential acquisitions or developments may not perform in accordance with expectations,

     - fluctuations in Legacy's operating results,

     - government approvals, actions and initiatives, including the need for compliance with environmental requirements and the Americans with Disabilities Act,

     - additions or departures of key personnel, and

     - other risk factors described under "Risk Factors" in this proxy statement/prospectus.

     Enterprises and Legacy undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this proxy statement/ prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

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

                                 ANNUAL MEETING

DATE, TIME, PLACE

     The annual meeting of stockholders of Enterprises will be held at 10:00
a.m., local time, on             ,      , at                . This proxy
statement/prospectus is being furnished in connection with the solicitation by Enterprises' board of proxies to be used at the annual meeting and at any and all adjournments and postponements of the annual meeting.

PURPOSE

     The purpose of the annual meeting is to consider three proposals:

     First, you will be asked to vote to approve a merger of Enterprises substantially as set forth in the merger agreement under which Legacy Merger Sub, a wholly owned subsidiary of Legacy, will merge with Enterprises and Enterprises will continue as the surviving corporation. The merger will cause Legacy to increase its ownership from 91.3% to 100% of the Enterprises common stock. In the merger, the holders of the Enterprises common stock other than Legacy will become entitled to receive the same consideration offered for the Enterprises common stock in the exchange offer, which is a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes for each share of the Enterprises common stock. The Enterprises preferred stock will remain outstanding after the merger and will not be affected by the merger except for the proposed amendments to Enterprises' charter described below.

     Second, you will be asked to vote to approve amendments to Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur. In connection with the exchange offer, Legacy agreed with Enterprises to the substance of these amendments and further agreed to cause these amendments to be formally included as part of Enterprises' charter.

     Third, you will be asked to vote to elect nominees to Enterprises' board of directors. Immediately after the amendments to Enterprises' charter are approved, the meeting will be adjourned while the charter is formally amended with the State Department of Assessments and Taxation of Maryland. Following the formal amendment, the meeting will resume and the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of three nominees to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of two nominees to Enterprises' board.

RECOMMENDATION OF ENTERPRISES' BOARD

     AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE MERGER AND THE AMENDMENTS TO ENTERPRISES' CHARTER ARE EACH ADVISABLE AND HAS DIRECTED THAT EACH BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER, THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT/PROSPECTUS.

RECORD DATE AND QUORUM

     Enterprises' board of directors has determined that only holders of record of the Enterprises common stock or the Enterprises preferred stock at the close
of business on             ,      , will be entitled to notice of, and to vote
at, the annual meeting or any adjournment or postponement of the annual meeting. On the record date, Enterprises had 13,309,006 shares of common stock outstanding and 23,759,456 shares of preferred stock outstanding. Presence at the annual meeting, in person or by proxy, of the holders of a majority of the combined voting power of the Enterprises common stock and the Enterprises preferred stock will constitute a quorum for the transaction of business at the annual meeting, except that the presence in person or by proxy of the holders of a majority of the voting power of the Enterprises preferred stock will constitute a quorum for purposes of electing the preferred stock nominees. Shares that abstain from voting on the proposals will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against the merger and the amendments to Enterprises' charter.

VOTE REQUIRED

     Under Maryland law and Enterprises' charter, the affirmative vote of the holders of a majority of the voting power of the Enterprises common stock and the Enterprises preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve the merger and the amendments to Enterprises' charter. The holders of the Enterprises common stock will be entitled to one vote per share and the holders of the Enterprises preferred stock will be entitled to 1/10 of one vote per share on all matters properly brought before the meeting. A failure to vote or a vote to abstain will have the same legal effect as a vote cast against the merger and the amendments to Enterprises' charter.

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Immediately after the amendments to Enterprises' charter are approved, the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of three nominees to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of two nominees to Enterprises' board.

     Brokers who hold shares of the Enterprises common stock or the Enterprises preferred stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners; thus, such "broker non-votes" will have the same legal effect as a failure to vote. Stockholders are not permitted to cumulate their shares of the Enterprises common stock or the Enterprises preferred stock for the purpose of electing directors or otherwise.

     As of the record date, Enterprises' directors and executive officers and their affiliates (other than Legacy) beneficially owned approximately 1.0% of the votes represented by the outstanding shares of the Enterprises common stock and the Enterprises preferred stock.

     LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF THE MERGER, THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE NOMINEES TO ENTERPRISES' BOARD OF DIRECTORS. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE APPROVAL OF THE MERGER AND THE AMENDMENTS TO ENTERPRISES' CHARTER AND THE ELECTION OF TWO NOMINEES TO ENTERPRISES' BOARD WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. AS A RESULT OF THE AMENDMENTS TO ENTERPRISES' CHARTER, THE HOLDERS OF THE ENTERPRISES PREFERRED STOCK WILL VOTE AS A SEPARATE CLASS TO ELECT THE REMAINING THREE NOMINEES TO ENTERPRISES' BOARD. LEGACY WILL HAVE NO RIGHT TO VOTE IN THE ELECTION OF THESE THREE NOMINEES.

VOTING OF PROXIES

     All shares of the Enterprises common stock and the Enterprises preferred stock that are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at

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

the meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies, other than broker non-votes, will be voted for approval of the merger, approval of the amendments to Enterprises' charter and in favor of the election of the nominees to Enterprises' board named in this proxy statement/prospectus.

     Enterprises' board does not know of any matters other than those described in the notice of the annual meeting that are to come before the meeting. If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time and/or place for the purposes of soliciting additional proxies, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

     - filing with the corporate secretary of Enterprises, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy; or

     - duly executing a later dated proxy relating to the same shares and delivering it to the corporate secretary of Enterprises before the taking of the vote at the annual meeting.

     Any written notice of revocation or subsequent proxy should be sent to Price Enterprises, Inc., 16955 Via Del Campo, Suite 100, San Diego, California 92127, Attention: Secretary, or hand delivered to the corporate secretary of Enterprises at or before the taking of the vote at the annual meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

     All expenses of Enterprises' solicitation of proxies, including the cost of preparing and mailing this proxy statement/prospectus to Enterprises' stockholders, will be borne solely by Enterprises. In addition to solicitation by use of the mails, proxies may be solicited from Enterprises' stockholders by directors, officers and employees of Enterprises in person or by telephone, facsimile or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Enterprises will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

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                            PROPOSAL 1 -- THE MERGER

     This section of the proxy statement/prospectus describes the proposed merger. While Enterprises and Legacy believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents referred to in this proxy statement/ prospectus carefully. In addition, important business and financial information about each of Enterprises and Legacy is incorporated by reference in this proxy statement/prospectus. You may obtain the information incorporated by reference in this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information."

GENERAL

     Enterprises' board is proposing a combination in which Legacy Merger Sub, a wholly-owned subsidiary of Legacy, will merge with Enterprises. As a result of the merger, Legacy will increase its ownership from 91.3% to 100% of the Enterprises common stock. The Enterprises preferred stock will remain outstanding after the merger and will not be affected by the merger except for the proposed amendments to Enterprises' charter described in "Proposal
2 -- Amendments to Enterprises' Charter." Each share of the Enterprises common stock not held by Legacy will be converted into the right to receive a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes.

BACKGROUND OF THE MERGER

     From January to March 1999, Gary Sabin, in his capacity as President of New Plan Excel Realty Trust, Inc., held numerous discussions with Jack McGrory, President and Chief Executive Officer of Enterprises at the time, and Sol Price, founder and a major stockholder of Enterprises, regarding a possible business combination of New Plan Excel and Enterprises. These discussions culminated in New Plan Excel formally rejecting the proposed terms of the combination over a series of meetings during March and April 1999.

     Although New Plan Excel rejected the proposed business combination with Enterprises, Mr. Sabin, who is also Legacy's Chairman, President and Chief Executive Officer, remained interested in pursuing it on behalf of Legacy. Legacy routinely considers acquisitions and business combinations as possible methods of enhancing stockholder value.

     Mr. Sabin and other executives of Legacy, who also served as executives of New Plan Excel at the time, were very familiar with the business, properties and financial condition of Enterprises, as they had conducted a due diligence investigation of Enterprises in connection with New Plan Excel's consideration of a possible business combination. In the course of this investigation, Legacy personnel reviewed documentation and conducted discussions with Enterprises' management and other representatives concerning Enterprises' business, properties and financial condition. Legacy personnel also visited many of Enterprises' properties.

     Under an intercompany agreement between Legacy and New Plan Excel, which was entered into in March 1998 in connection with the spin-off of Legacy from Excel Realty Trust, Inc. (predecessor to New Plan Excel), New Plan Excel had a right of first refusal with respect to some types of business opportunities presented to the parties, such as the proposed business combination with Enterprises. After New Plan Excel determined not to pursue the opportunity, Legacy was entitled to pursue it; provided that the combination did not involve terms that were more favorable to Legacy in any material respect than the terms considered by New Plan Excel, and that a binding agreement was

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

executed within one year. The intercompany agreement has since been terminated under a separation agreement between Legacy and New Plan Excel described below.

     During this period Enterprises and its representatives had discussions with other parties regarding a potential acquisition of Enterprises. While Enterprises signed confidentiality agreements with some of these parties, none developed into a firm offer for the Enterprises common stock or the Enterprises preferred stock.

     On April 1, 1999, Gary Sabin, Richard Muir, Executive Vice President of Legacy, Eric Ottesen, Senior Vice President and General Counsel of Legacy, and Graham Bullick, Senior Vice President -- Capital Markets of Legacy, met with Jack McGrory at Legacy's offices in San Diego. At this meeting, the parties discussed various issues concerning the structure, pricing and timing of a possible business combination of Legacy and Enterprises. A variety of structures were considered, including a tender offer, an exchange offer and a merger, with a preliminary indication of price at $8.50 per share of the Enterprises common stock. This price was based on negotiations between the parties as to the appropriate premium above the market price of the Enterprises common stock and the fair market value of Enterprises' properties.

     From April 2 through April 14, 1999, the parties held numerous conference calls to further discuss the structure, pricing and timing of the proposed combination, and to review draft term sheets prepared by Legacy's outside legal counsel. Sol Price participated in some of these discussions.

     On April 15, 1999, Gary Sabin, Richard Muir and Kelly Burt, Executive Vice President -- Development of Legacy, met with Sol Price and Jack McGrory at Mr. Price's offices in San Diego. At this meeting, the parties discussed the terms and consideration of a possible business combination with an agreement among Legacy, Sol Price, as trustee of several trusts, and other holders of the Enterprises common stock whereby Mr. Price, as trustee, and the other holders of the Enterprises common stock would agree to tender or vote their shares, as the case may be, subject to Enterprises' board of directors subsequently approving the transaction and determining whether the transaction would proceed as an exchange offer or merger in which Legacy would offer the same consideration to all Enterprises' stockholders. The parties contemplated that, following the approval by Enterprises' board of directors, the transaction would proceed with an agreement between Legacy and Enterprises. The price of the transaction was tentatively set at $8.50 per share of the Enterprises common stock, but the structure, and the form of consideration, were not finally determined and no agreement was reached.

     From April 16 through May 2, 1999, the parties held numerous conference calls to further discuss the structure, terms and consideration of the proposed combination, and to review draft term sheets prepared by Legacy's outside legal counsel. During this period, the parties agreed that the consideration would include some combination of cash, convertible subordinated debentures or senior notes issued by Legacy.

     On April 21, 1999, Legacy entered into a separation agreement with New Plan Excel in which the parties agreed, among other things, to modify the terms of some of their existing agreements, including the termination of the intercompany agreement described above. The separation agreement expressly provided that New Plan Excel would not raise any objection to Legacy entering into an agreement with Enterprises. The separation agreement enabled Gary Sabin and the other Legacy executives to devote their full-time attention to Legacy.

     On May 3, 1999, Mr. Price's legal counsel prepared a draft of the stockholders agreement based on the foregoing discussions, and the parties met at the offices of Legacy's outside legal counsel to negotiate the draft.

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

     From May 4 through May 10, 1999, the parties held numerous discussions to further negotiate the terms of the proposed stockholders agreement, and to prepare and negotiate the related exhibits and schedules. Most of the discussions were held by conference call, with one in-person meeting held on May 7, 1999 at the offices of Legacy's outside legal counsel. During this period, the parties agreed that the transaction between Legacy and Enterprises' stockholders who are parties to the stockholders agreement would be subject to cancellation unless Enterprises' board approved the transaction in the period following the execution of the stockholders agreement, and Enterprises signed the company agreement by which Enterprises would agree to facilitate the transaction and approve Legacy's acquisition of the Enterprises common stock. In addition, during this period, the parties agreed that Legacy would have the option to pay the $8.50 per share consideration in all cash or in a combination of at least $4.25 in cash, at least $2.75 in Legacy debentures, and $1.50 in whatever combination Legacy may choose of cash, debentures or senior notes. This ratio of cash, debentures and notes was based on negotiations between the parties, with Mr. Price interested in Enterprises' stockholders receiving at least 50% of the consideration in cash and a significant portion in convertible securities that would provide Enterprises' stockholders with the opportunity to participate in any upside potential of the Legacy common stock, and Legacy interested in maintaining maximum flexibility with respect to paying the consideration in all cash and minimizing the potential dilution to the Legacy common stock inherent in issuing convertible securities. The parties agreed that the conversion price of the Legacy debentures would be $5.50 per share, based on negotiations as to the appropriate premium above the market price of Legacy common stock and above the $5.00 per share price at which Legacy had previously issued its Series A preferred stock.

     On May 11, 1999, Gary Sabin, Sol Price and Jack McGrory met at the offices of Legacy's outside legal counsel to finalize the terms of the stockholders agreement and the related exhibits and schedules.

     Also on May 11, 1999, the board of directors of Legacy held a special telephonic meeting to consider the stockholders agreement. At this meeting, Legacy's board reviewed the terms of the stockholders agreement with Legacy's management and internal legal counsel. Based on such discussions, Legacy's board unanimously approved the stockholders agreement and the transactions contemplated thereby.

     On May 12, 1999, Gary Sabin and Sol Price met at Mr. Price's offices and signed the stockholders agreement. Later that day, Legacy issued a press release announcing the execution of the stockholders agreement.

     On May 18, 1999, Valuation Research Corporation delivered its written opinion to Enterprises' board of directors that, as of such date, the consideration to be received by the holders of the Enterprises common stock in the transaction was fair, from a financial point of view, to such holders. A copy of the opinion is attached hereto as Annex D.

     On May 21, 1999, Sol Price and the other Enterprises' stockholders who signed the stockholders agreement deposited certificates representing 4,464,382 shares of the Enterprises common stock into escrow as required by the stockholders agreement. On the same day, Legacy deposited $1.0 million in cash into escrow as required by the stockholders agreement.

     On June 1, 1999, the board of directors of Legacy held a special telephonic meeting to consider the company agreement. At this meeting, Legacy's board reviewed the company agreement with its management and Legacy's internal and outside legal counsel. Legacy's board heard presentations by its outside legal counsel with respect to the terms of the proposed business combination and the duties of the board in considering such a transaction. Based on such discussions and presentations,

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the board of directors of Legacy unanimously approved the company agreement and the transactions contemplated thereby.

     On June 2, 1999, Enterprises' board held a special meeting to consider the company agreement. At this meeting, Enterprises' board reviewed the company agreement with Enterprises' management, Enterprises' internal and outside legal counsel, Enterprises' auditors and representatives of Valuation Research Corporation. Enterprises originally retained Valuation Research Corporation to render a fairness opinion in connection with the proposed New Plan Excel/Enterprises transaction, but when that transaction did not proceed, Enterprises retained Valuation Research Corporation to render a fairness opinion in connection with this transaction. Enterprises' board heard presentations by its management and outside legal counsel with respect to the terms of the proposed business combination and the duties of the board in considering such a transaction. Enterprises' board also heard presentations by its auditors with respect to the tax and accounting implications of the transaction and by Valuation Research Corporation with respect to the financial terms of the proposed combination.

     At the conclusion of its presentation, Valuation Research Corporation delivered its oral opinion to Enterprises' board that, as of May 18, 1999, the consideration to be received by the holders of the Enterprises common stock in the exchange offer was fair, from a financial point of view, to such holders.

     Based on such discussions, presentations and opinion, Enterprises' board unanimously approved the company agreement and the transactions contemplated thereby and determined that the business combination should take the form of the exchange offer. Although Enterprises' board considered the conclusions set forth in the fairness opinion in deciding to approve the exchange offer, it was advised by its counsel that it did not need to specifically adopt such conclusions and did not in fact do so. In deciding that the transaction should proceed as an exchange offer for the Enterprises common stock, Enterprises' board focused mainly on the ability of each holder of the Enterprises common stock to make his or her own decision in an exchange offer as to whether to exchange the holder's shares of the Enterprises common stock for the consideration offered by Legacy or to remain a stockholder of Enterprises. Enterprises' board also believed that an exchange offer would be completed more quickly than a merger.

     Also on June 2, 1999, Legacy and Enterprises signed the company agreement and issued a joint press release announcing the execution of the company agreement. In addition, Legacy agreed by separate letter to take some affirmative actions to preserve Enterprises' status as a REIT in consideration of the approval by Enterprises of Legacy's acquisition of the Enterprises common stock.

     On June 3, 1999, Legacy deposited an additional $6.5 million in cash into escrow as required by the stockholders agreement, so that the aggregate amount of funds in escrow totaled $7.5 million.

     On June 4, 1999, some of Enterprises' stockholders who signed the stockholders agreement deposited certificates representing 3,550,588 additional shares of the Enterprises common stock into escrow as required by the stockholders agreement, so that the aggregate number of shares in escrow totaled 8,014,970 shares of the Enterprises common stock, representing approximately 51% of Enterprises' voting power.

     During July and August 1999, Legacy considered means of raising capital for the cash consideration required in the exchange offer. On August 23, 1999, Legacy sold to Wal Mart Real Estate Business Trust eight properties that were previously under lease to Wal Mart Stores, Inc. for aggregate consideration of approximately $35.0 million comprised of approximately $11.0 million in cash and the assumption of approximately $24.0 million in liabilities. Legacy considered raising additional capital through the issuance of capital stock and debt, and through other property sales and

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

bank financing. In the end, Legacy determined that none of these alternatives, other than the property sale to Wal Mart, was available on attractive terms at the time.

     From August 20, 1999 to September 1, 1999, Legacy held numerous discussions with Enterprises and Sol Price regarding raising additional funds for the exchange offer. The parties ultimately agreed that The Sol and Helen Price Trust would make a five-year secured loan to Legacy in the principal amount of up to $30.0 million. The loan bears interest at LIBOR plus 1.5% and is secured by the Enterprises common stock owned at any time by Legacy. The parties agreed that Legacy may prepay the loan at any time prior to its maturity without any prepayment penalty.

     Also during this period, the parties held discussions concerning an amendment to the stockholders agreement and the company agreement. The agreements initially provided that Legacy may not cause a change of control of Legacy or Enterprises after the closing of the exchange offer without either offering to purchase all of the Enterprises preferred stock or obtaining the approval of the holders of the Enterprises preferred stock. Although Legacy has no current plan or intention with respect to a change of control of either company, it desired to amend this provision in order to maintain greater flexibility in the future. Legacy proposed that a change of control require the approval of Enterprises' board of directors, instead of requiring the approval of the holders of the Enterprises preferred stock. Enterprises agreed to this amendment, believing that Enterprises' board, which will consist of a majority of directors designated by the holders of the Enterprises preferred stock, will be able to adequately protect the interests of such holders following the exchange offer.

     On August 30, 1999, Legacy's board of directors held a special telephonic meeting and approved the amendments to the stockholders agreement and the company agreement.

     On August 31, 1999, Enterprises' board of directors approved the amendments to the agreements by written consent. On the same day, the parties executed the amendments to the agreements.

     On September 1, 1999, Legacy deposited an additional $1.0 million into escrow as required by the stockholders agreement so that a total of $8.5 million in cash would be held in escrow.

     From September 7, 1999 to September 13, 1999, the parties discussed the priority in right of payment of the loan from The Sol and Helen Price Trust relative to the Legacy debentures and the Legacy notes. The parties ultimately agreed that the Legacy debentures and the Legacy notes would be secured by a first priority security interest in 117.647 shares of the Enterprises common stock for each $1,000 principal amount of the Legacy debentures and the Legacy notes, based on an assumed value of $8.50 per share. The parties agreed to amend the stockholders agreement and the company agreement to provide for this security interest. The parties also agreed that the loan from the trust would have a second priority security interest in the Enterprises common stock securing the Legacy debentures and the Legacy notes and a first priority security interest in any other shares of the Enterprises common stock which Legacy owns at any time.

     On September 14, 1999, Legacy's board of directors held a special telephonic meeting and approved the loan transaction with The Sol and Helen Price Trust and the amendments to the stockholders agreement and the company agreement.

     On September 16, 1999, Enterprises' board of directors approved the amendments to the agreements by written consent. On the same day, the parties executed the amendments.

     On September 28, 1999, the pricing committee of the board of directors of Legacy determined by written consent that the consideration in the exchange offer would consist of $4.25 per share in cash, $2.75 per share in principal amount of the Legacy debentures and $1.50 per share in principal amount of the Legacy notes.

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     On September 29, 1999, Enterprises' board of directors held a special telephonic meeting and determined to recommend that the holders of the Enterprises common stock accept the exchange offer.

     On October 1, 1999, Legacy deposited an additional $1.0 million into escrow as required by the stockholders agreement so that a total of $9.5 million in cash would be held in escrow.

     On October 6, 1999, Legacy commenced the exchange offer by publishing a summary advertisement in The Wall Street Journal. On that same day, Legacy mailed the exchange offer materials to Enterprises' stockholders and filed the materials with the SEC.

     Also on October 6, 1999, Legacy and The Sol and Helen Price Trust entered into a note purchase agreement and related pledge agreement that documented the loan of up to $30.0 million and the related security interest in the Enterprises common stock.

     On October 25, 1999, Legacy sold a property located in Highlands Ranch, Colorado for aggregate consideration of approximately $25.3 million comprised of approximately $7.7 million in cash and the assumption of $17.6 million in liabilities. Legacy used the cash consideration from this transaction to fund a portion of the cash consideration required in the exchange offer.

     On November 1, 1999, Legacy deposited an additional $1.0 million into escrow as required by the stockholders agreement so that a total of $10.5 million in cash would be held in escrow.

     At 12:00 midnight on November 3, 1999, the exchange offer expired according to its terms.

     On November 5, 1999, Legacy publicly announced that it had accepted all shares validly tendered and not withdrawn in the exchange offer. Legacy accepted a total of 12,154,289 shares of the Enterprises common stock in the exchange offer, which represents approximately 91.3% of the outstanding shares of the Enterprises common stock and approximately 77.5% of Enterprises' voting power.

     On November 8, 1999, the boards of directors of each of Enterprises and Legacy held special telephonic meetings. At Enterprises' board meeting, the size of Enterprises' board was reduced from six to five members and Gary B. Sabin, Richard B. Muir and Simon M. Lorne were appointed to Enterprises' board. Jack McGrory and James F. Cahill were retained as members of Enterprises' board and Mr. McGrory was named the Chairman of the Board. Robert E. Price, Paul A. Peterson, Murray L. Galinson, and Anne L. Evans resigned from Enterprises' board. Enterprises' board also appointed Gary B. Sabin as Chief Executive Officer and President of Enterprises and the senior officers of Legacy as the senior officers of Enterprises. At Legacy's board meeting, the size of Legacy's board was increased from seven to eight members and Jack McGrory was appointed to the board.

     On November 12, 1999, Norwest Bank Minnesota, N.A., the exchange agent for the exchange offer, mailed cash, Legacy debentures and Legacy notes to the stockholders of Enterprises who validly tendered their shares of the Enterprises common stock prior to the expiration date. On the same day, The Sol and Helen Price Trust loaned Legacy approximately $27.4 million under the note purchase agreement and the $10.5 million in escrow was released to the exchange agent. Legacy used these funds for a portion of the cash consideration required in the exchange offer.

     During the month of November, following the acceptance of 91.3% of the Enterprises common stock in the exchange offer, the officers of Enterprises and Legacy held meetings to consider the timing of Enterprises' next annual meeting of stockholders and whether a merger between Enterprises and a wholly-owned subsidiary of Legacy should be included on the ballot for the meeting. The officers ultimately determined to proceed with the meeting in early 2000 and to include the merger

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proposal subject to the approval of the boards of directors of Enterprises and
Legacy. During this time, counsel to Enterprises and Legacy prepared the merger agreement to define the terms of the merger. The merger is intended to cause Legacy to own 100% of the Enterprises common stock.

     On December 16, 1999, the boards of directors of Enterprises and Legacy determined by unanimous written consent to approve the merger agreement and the merger. Enterprises' board also determined to recommend that Enterprises' stockholders vote in favor of the merger. On the same day, Enterprises and Legacy signed the merger agreement.

LEGACY'S REASONS FOR THE EXCHANGE OFFER AND THE MERGER

     Legacy's board of directors believes that the terms of the merger are fair to and in the best interests of Legacy and its stockholders. In reaching its conclusions initially to approve the stockholders agreement, the company agreement and the exchange offer and later to approve the merger agreement and the merger, Legacy's board consulted with its management, as well as Legacy's legal and financial advisors, and considered the following factors, each of which had a positive effect on the board's determination:

     - The merger will allow Legacy to acquire the remaining shares of the Enterprises common stock that were not tendered in the exchange offer, increasing Legacy's ownership from 91.3% to 100% of the Enterprises common stock.

     - The merger and the exchange offer will be an effective way of implementing and accelerating Legacy's growth strategy consistent with its business goals.

     - The merger and the exchange offer will enable Legacy to significantly expand the size and geographic diversity of Legacy's property portfolio, thereby reducing the potential adverse impact on the overall portfolio of fluctuations in local economies.

     - The merger and the exchange offer will enable Legacy to use Enterprises as a vehicle to acquire traditional, fully-developed properties, such as shopping centers, while continuing to acquire non-traditional properties, such as those requiring significant restructuring or redevelopment, through Legacy.

     - The merger and the exchange offer will enable Legacy to place some of its completed development projects into a REIT to take advantage of preferred tax treatment.

     - Legacy's management believes that Enterprises' properties are generally well-maintained with strong credit quality tenants, providing Legacy with a solid base from which to grow.

     - Legacy's management believes that the increased size of its portfolio as a result of the exchange offer and the merger may provide it with greater liquidity, including expanded access to the capital markets at a reduced cost, enabling Legacy to improve its results of operations and financial position.

     - The merger and the exchange offer will enable Legacy to leverage its investment in the Enterprises common stock by virtue of the outstanding Enterprises preferred stock.

     - The merger and the exchange offer will provide Legacy with opportunities for economies of scale and operating efficiencies, primarily in terms of the integration of property management and back office facilities.

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     - The merger and the exchange offer will provide Legacy with opportunities for cost savings by eliminating the management time and effort required to acquire a substantial number of properties on an individual basis.

     - The exchange offer was likely to be completed in a timely manner, particularly in light of the large percentage of the Enterprises common stock held in escrow, and the merger is likely to be completed in a timely manner, particularly in light of the voting power Legacy acquired in the exchange offer.

     - The payment terms from the stockholders agreement provided Legacy with the flexibility to effectuate the exchange offer and the merger through the issuance, at Legacy's election, of all cash or some combination of cash and debt securities.

     Legacy's board of directors also considered potentially negative factors that could arise or do arise from the proposed transaction, including the following:

     - Legacy will likely incur significant costs of up to $8.0 million in connection with completing the merger and the exchange offer, and the transaction will require substantial management time and effort to effectuate the transaction and integrate the businesses of Legacy and Enterprises.

     - The company agreement entitles Enterprises, upon a material breach by Legacy, to liquidated damages in the amount of up to $10.5 million plus interest.

     - The company agreement imposes significant conditions and restrictions on Legacy's ability to control Enterprises, entitling the holders of the Enterprises preferred stock to elect a majority of Enterprises' board of directors and creating an annual reserve of $7.5 million at the Enterprises level which will not be distributed to Legacy or any other holder of the Enterprises common stock.

     - Legacy faces a significant risk that the anticipated benefits of the merger and the exchange offer might not be fully realized.

     The foregoing discussion of the information and factors considered by Legacy's board of directors is not intended to be exhaustive but is believed to include all material factors considered by Legacy's board. In reaching its determination to approve the merger agreement, the merger, the stockholders agreement, the company agreement and the exchange offer, Legacy's board concluded that the potential benefits of the merger and the exchange offer outweighed the potential risks, but did not, in view of the wide variety of information and factors considered, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Although directors, executive officers and other personnel of Enterprises had interests in the exchange offer, as described in "The
Merger -- Benefits to Enterprises' Insiders," Legacy's board did not consider the potential benefits to be received by these individuals as a factor in reaching its decision to approve the merger or the exchange offer.

ENTERPRISES' REASONS FOR THE EXCHANGE OFFER AND THE MERGER

     Enterprises' board of directors considered a number of factors in initially approving the company agreement and the exchange offer and later approving the merger agreement and the merger. Those factors can be separated into four categories:

     - factors relating to the timing -- that is, is this a reasonable time to sell Enterprises?

     - factors relating to price -- is this a fair price at which to sell?

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     - factors relating to Legacy -- if the time and price are appropriate, is there anything about Legacy, or the nature of the consideration, that would suggest Legacy was not an appropriate buyer? and

     - factors relating to the Enterprises preferred stock -- are adequate protections for the preferred stock possible?

     Timing. Enterprises' board concluded that this is a sensible time for a transaction like this. Enterprises' board currently sees an uncertain economic climate. Current nominal interest rates seem to be relatively low by recent historical standards. If inflationary fears or other factors were to lead to increases in interest rates, the value of Enterprises' properties would decline. If the economy were to perform poorly, as a general matter, that would affect the financial health of Enterprises. The growth of "e-commerce," or other changes in consumer shopping patterns, could adversely affect the kind of "big box retail" operations that comprise most of Enterprises' tenants, and therefore, could adversely affect Enterprises. Enterprises was also finding it increasingly difficult to identify opportunities for real property acquisitions at competitive prices. In addition, the increasing competition between national and regional retailers has resulted in some of Enterprises' tenants being forced into bankruptcy, and may continue to do so.

     Some, or even all, of these uncertainties might not actually develop in such a way as to hurt the business of Enterprises. Enterprises' board considered the possibility that some of these uncertainties might in fact develop in such a way as to make the business of Enterprises more valuable. In particular, the longer nominal interest rates continue to remain relatively low and the economy continues its current performance, all other things being equal, the more valuable the business of Enterprises might become. Enterprises' board ultimately concluded, however, that the very existence of these uncertainties indicated that the timing of a transaction like the merger discussed in these materials was reasonable.

     Enterprises' board also believes that a larger operation than Enterprises would see some operating efficiencies. Having the real estate, tax, financial, legal and other skills necessary for Enterprises' operations involves a significant level of essentially fixed costs. Once such a team is assembled, efficiencies can be achieved by using it to manage a larger portfolio of properties. Enterprises' board did not, however, want to increase the size of Enterprises and increase the management responsibilities of Enterprises' current management team. Among other things, a REIT is required to distribute substantially all of its income. As a result, a REIT can only increase the number of properties it manages by taking on additional debt, issuing new securities, or engaging in "like kind" exchanges of existing properties for a number of other properties. Enterprises' board did not find any of these possibilities attractive.

     Price. Once Enterprises' board concluded that it was a reasonable time for a transaction of this nature, the next question was price. Various individuals made several possible acquirers aware of Enterprises' potential interest in a sale, and Enterprises engaged in informal discussions with several potential acquirers. None of those entities indicated that they would pay as much as $8.50 per share of the Enterprises common stock, and, except for the discussions with New Plan Excel described above under "The Merger -- Background of the Merger," none of the discussions between those entities and Enterprises materialized into an offer to acquire Enterprises.

     Further, objective criteria provided support for the fairness of the price of $8.50 per share. Such price reflects a premium of 46.23% over the closing price of the Enterprises common stock on the Nasdaq National Market on April 30, 1999.

     Enterprises' board also considered the fact that no one approached Enterprises to discuss or propose a competing offer from the time of the announcement of the stockholders agreement on

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

May 12, 1999 through the meeting of Enterprises' board on June 2, 1999. If a competing offer had been made during that period, Enterprises could have accepted it without any obligations to Legacy at all.

     In order to validate these conclusions further, Enterprises' board retained Valuation Research Corporation to evaluate the transaction from a financial point of view. That firm issued an opinion that Enterprises' board viewed as favorable, a copy of which is attached as Annex D. (You should read that opinion in its entirety to understand its limitations, the assumptions on which it is based, and its conclusions.)

     In reaching its conclusions, Enterprises' board also considered that a portion of Legacy's purchase price might be paid in debt instruments, which might be valued in the market at less than their par value. A lower valuation, of course, would mean that the effective purchase price was less than $8.50 per share. If the Legacy debentures or the Legacy notes traded at 90% of par, for example, the initial effective purchase price would be approximately $8.08 per share. Enterprises' board also considered that declines in market interest rates and, with respect to the Legacy debentures, the convertibility feature, could cause the Legacy debentures and the Legacy notes to trade at a price higher than 100% of par.

     Legacy. Enterprises' board also considered Legacy and its management. In particular, the board considered the risks described under the caption "Risk Factors" contained elsewhere in this proxy statement/prospectus. After considering these risks and the other information about Legacy that appears in this proxy statement/prospectus and related materials, Enterprises' board was comfortable establishing a relationship with Legacy. You should study this proxy statement/prospectus and related materials and make your own conclusions as to whether to vote in favor of the merger, and as to whether to retain an interest in Legacy's securities. From the perspective of Enterprises' board, there was a realistic possibility that the convertibility feature of the convertible debt could provide stockholders with some of the upside potential currently associated with their investment. However, Enterprises' board cannot provide you with any assurances on these questions and you should reach your own conclusions.

     Preferred Stock. After going through this analysis, Enterprises' board thought it also important to retain reasonable protections for the holders of the Enterprises preferred stock. Legacy agreed to various protections, including the proposed amendments to Enterprises' charter giving holders of the Enterprises preferred stock (excluding Legacy if it buys the Enterprises preferred stock) the right to elect a majority of Enterprises' directors even if Legacy owns 100% of the Enterprises common stock and any shares of the Enterprises preferred stock. These protections are explained in greater detail elsewhere in this proxy statement/prospectus, particularly in "The
Merger -- Effect on the Enterprises Preferred Stock," "Description of the Agreements -- The Company Agreement" and "Proposal No. 2 -- Amendments to Enterprises' Charter." Naturally, Enterprises' board cannot be sure that the provisions will be effective in providing protection for holders of the Enterprises preferred stock, and the holders will have to decide for themselves whether it is desirable to maintain their interest rather than selling all or part of it.

     Enterprises' board also considered that stockholders holding over 51% of Enterprises' voting power, and over 60% of the Enterprises common stock, had expressed satisfaction with the proposal of Legacy, and had placed, or indicated a willingness to place, their Enterprises common stock in escrow with instructions to accept the offer.

     Based on all of the foregoing, Enterprises' board determined that the potential negative factors described in this section were outweighed by the potential benefits of the transaction to Enterprises' stockholders and voted unanimously initially to approve the exchange offer and to recommend that the holders of the Enterprises common stock accept the exchange offer and later to approve the merger and to recommend that Enterprises' stockholders vote in favor of the merger.

     Although directors, executive officers and other personnel of Enterprises had interests in the exchange offer, as described in "The Merger -- Benefits to Enterprises' Insiders," Enterprises' board did not consider the potential benefits to be received by these individuals as a factor in reaching its decision to approve and recommend the merger or the exchange offer.

FAIRNESS OPINION

     Enterprises' board of directors retained Valuation Research Corporation to render an opinion with respect to the fairness, from a financial point of view, of the consideration to be paid to the holders of the Enterprises common stock in the exchange offer. Legacy is offering the identical amount and ratio of cash, Legacy debentures and Legacy notes in the merger as was offered to stockholders in the exchange offer. The consideration was determined through arm's-length negotiations between Legacy and Enterprises.

     Since its founding in 1975, Valuation Research Corporation has provided valuation services to clients throughout the United States, including Fortune 500 companies, as well as internationally through its affiliation with various valuation companies across Europe and South America. The financial group activities of Valuation Research Corporation include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert testimony. Valuation Research Corporation is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions and reorganizations and for estate, tax, corporate and other purposes.

     Valuation Research Corporation was initially retained by Enterprises in connection with Enterprises' initial discussions with New Plan Excel, but when that transaction did not proceed, Enterprises retained Valuation Research Corporation to render its opinion as to whether the consideration to be paid by Legacy to the holders of the Enterprises common stock in the transaction is fair, from a financial point of view, to the holders of the Enterprises common stock. Valuation Research Corporation was selected because of its experience and expertise. Prior to the engagements, neither Valuation Research Corporation nor any affiliate of Valuation Research Corporation had performed any investment banking or other financial services for or had any other material relationship with Legacy or Enterprises. Valuation Research Corporation did not receive any instructions from Enterprises, Legacy or any affiliate of Enterprises or Legacy with respect to the fairness opinion other than the direction from Enterprises to determine whether the consideration to be paid to the holders of the Enterprises common stock in the transaction is fair from a financial point of view.

     Valuation Research Corporation delivered to Enterprises' board of directors its written opinion dated May 18, 1999 to the effect that, as of such date and based upon and subject to various considerations set forth in the opinion and such other factors as Valuation Research Corporation deemed relevant, the consideration to be paid by Legacy to the holders of the Enterprises common stock is fair from a financial point of view. Although it is not currently anticipated that the fairness opinion will be updated, Enterprises will consider the need for a revised fairness opinion if a material amendment to the stockholders agreement or the company agreement is made. For example, Enterprises might obtain a revised fairness opinion in the event of a change in the exchange rate, the allocation of cash and securities included in the exchange rate, or the terms of the Legacy debentures or the Legacy notes.

     THE COMPLETE TEXT OF VALUATION RESEARCH CORPORATION'S OPINION, INCLUDING EXHIBITS A AND B DELIVERED THEREWITH, IS ATTACHED HERETO AS ANNEX D AND THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. YOU ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY VALUATION RESEARCH CORPORATION. VALUATION RESEARCH CORPORATION'S OPINION TO ENTERPRISES' BOARD OF DIRECTORS ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE PAID, AND DOES NOT CONSTITUTE A RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD VOTE IN FAVOR OF THE MERGER.

     In connection with rendering its opinion, Valuation Research Corporation:

     - reviewed the stockholders agreement and the company agreement,

     - reviewed and analyzed publicly available business and financial information of Enterprises and Legacy for recent years and interim periods to date, including, but not limited to:

      - Legacy's Annual Report on Form 10-K for the fiscal year ended July 31, 1998,

      - Legacy's Transition Report on Form 10-Q for the transition period from August 1, 1998 to December 31, 1998,

      - Enterprises' Transition Report on Form 10-K for the transition period from September 1, 1997 to December 31, 1997, and

      - Enterprises' Annual Report on Form 10-K for the fiscal year ended December 31, 1998,

     - reviewed and analyzed internal financial and operating information, including financial forecasts, analyses and projections prepared by management of Enterprises and Legacy,

     - conducted discussions with members of the senior management of Enterprises with respect to the business and prospects of Enterprises,

     - reviewed and considered financial and stock market data relating to Enterprises, and compared that data with similar data for other publicly traded companies that Valuation Research Corporation believed may be relevant, and

     - reviewed the financial terms, to the extent publicly available, of transactions that Valuation Research Corporation believed may be relevant.

     In addition, Valuation Research Corporation conducted such other analyses and examinations and considered such other financial, economic and market criteria as it deemed necessary in arriving at its opinion.

     In rendering its opinion, Valuation Research Corporation assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Valuation Research Corporation. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Valuation Research Corporation, it was advised by Enterprises' management that those forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial performance of Enterprises. Valuation Research Corporation did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Enterprises nor did Valuation Research Corporation make any physical inspection of the properties or assets of Enterprises. Valuation Research Corporation's opinion is based upon the conditions as they existed as of the date of its opinion and can be evaluated on that date only.

     The fairness opinion of Valuation Research Corporation was only one of many factors considered by Enterprises' board of directors in determining initially to approve the exchange offer and to recommend that the holders of the Enterprises common stock accept the exchange offer and later to approve the merger and to recommend that Enterprises' stockholders vote in favor of the merger.

     The following paragraphs briefly summarize the quantitative analyses performed by Valuation Research Corporation in arriving at its opinion dated May 18, 1999 presented to Enterprises' board of directors.

     Comparable Companies Analysis. Valuation Research Corporation compared selected publicly-available historical and projected stock market data and financial results for Enterprises to the corresponding data of the following companies:

     - Burnham Pacific Properties, Inc.,

     - Developers Diversified Realty Corp.,

     - JDN Realty Corporation,

     - Kimco Realty Corporation, and

     - Weingarten Realty Investors (collectively, the Comparable Companies).

Such data included, among other things, multiples of current stock price to 1998 funds from operations per share (FFO) and projected 1999 FFO. FFO is defined as net income plus depreciation and amortization, excluding gains on sales of property, non-recurring charges, and other extraordinary items. All of the trading multiples of the Comparable Companies were based on closing stock prices as of April 30, 1999 and all FFO per share estimates were based on projections published, in the case of the Comparable Companies, by First Call and, in the case of Enterprises, projections provided by management. Accordingly, such estimated projections may or may not prove to be accurate.

     The Comparable Companies were found to have April 30, 1999 closing stock prices estimated to equal 8.5x to 12.9x 1998 FFO and 7.6x to 10.9x projected 1999 FFO. Applying such multiples to Enterprises' 1998 FFO per share ($0.67 assuming the issuance of the preferred stock at the beginning of the year) and projected 1999 FFO per share ($0.76) resulted in implied price ranges of $5.70 to $8.64 and $5.78 to $8.28, respectively. The offer price for Enterprises ($8.50) is within the ranges for the offer price implied by Valuation Research Corporation's comparable company analysis.

     Comparable Transactions Analysis. Valuation Research Corporation also analyzed publicly available information for five selected acquisition and merger transactions between REITs deemed by Valuation Research Corporation to be reasonably similar to the exchange offer. In examining these transactions, Valuation Research Corporation analyzed various financial parameters of the acquired company relative to the consideration offered. Combinations between REITs compared included:

     - Kimco Realty Corporation and The Price REIT, Inc.,

     - Simon DeBartolo Group, Inc. and Corporate Property Investors,

     - Prime Retail, Inc. and Horizon Group, Inc.,

     - Excel Realty Trust and New Plan Excel, and

     - Santa Anita Realty Enterprises and Meditrust (collectively, the Comparable Transactions).

     Valuation Research Corporation analyzed the multiple of consideration offered to each acquired company's last twelve month FFO. Based on this analysis, the implied last twelve month FFO as a multiple of the equity purchase price ranged between 7.4x and 12.2x. Applying such multiples to Enterprises' 1998 FFO per share ($0.67) resulted in an implied common stock price range of $4.96 to $8.17. The offer price for Enterprises exceeds the range for the offer price implied by Valuation Research Corporation's comparable transactions analysis.

     None of the companies or acquired entities utilized in the above Comparable Companies analysis and Comparable Transactions analysis for comparative purposes is, of course, identical to Enterprises. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Companies and the acquired entities and other factors that could affect the value of the Comparable Companies and acquired entities as well as that of Enterprises.

     Discounted Cash Flow Analysis. Valuation Research Corporation performed a discounted cash flow analysis of the projected cash flow of Enterprises for calendar years 1999 through 2003, based in part on internal estimates provided by management. The stand-alone discounted cash flow analysis of Enterprises was determined by adding the present value of projected free cash flows over the five-year period from 1999 to 2003 and the present value of the estimated terminal value of Enterprises in year 2003 and subtracting the value of any long-term debt and preferred stock of Enterprises. The estimated terminal value was calculated based on a perpetuity formula assuming a 2.0% growth rate. The cash flows and terminal values of Enterprises were discounted to present value using a discount rate of 10.0%. The analysis resulted in an equity value of Enterprises of approximately $6.30 per share. The offer price for Enterprises exceeds this value.

     Historical Trading Price Analysis. Valuation Research Corporation also examined the history of the trading prices and volume for the shares of the Enterprises common stock. This examination showed that during the period from April 30, 1998 to April 30, 1999, the Enterprises common stock traded in the range of $4.35 to $5.81 per share. The offer price for Enterprises exceeds this range, representing a premium of approximately 46.3% over the closing price of $5.81 on April 30, 1999.

     Average Transaction Premium Analysis. Valuation Research Corporation reviewed mergers and acquisitions in the real estate industry utilizing publicly available data to derive an average premium paid over the public trading prices per share five days prior to the announcement of such transactions in 1997. Valuation Research Corporation noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and that premiums fluctuate among different industry sectors based on perceived growth, synergies, strategic value and the type of consideration utilized in the transaction. The analysis indicated that the average premium paid over trading prices was 22.5% in 1997. As noted above, the offer price for Enterprises represents a premium of approximately 46.3% over the closing price of $5.81 on April 30, 1999.

     REIT Unsecured Debt and Preferred Stock Issues Analysis. Valuation Research Corporation reviewed recently issued unsecured debt and preferred stocks in the U.S. REIT industry. This examination showed that U.S. REIT unsecured debt issues with a rating of between Baa1/BBB+ to Baa3/BBB- had a coupon rate range of 6.7% to 7.75%. Also, newly issued U.S. REIT preferred stocks with a rating of between ba2/BB+ to baa2/BBB+ had a coupon in the range of 8.25% to 9.5% and a corresponding yield range of 8.29% to 9.49%.

     Valuation Research Corporation observed that the Legacy debentures and the Legacy notes offer a coupon rate at the high end of the above described unsecured debt issues and preferred stocks. Valuation Research Corporation also noted that the Legacy debentures offer the holders the potential to benefit from any potential appreciation in Legacy's equity market value.

     Valuation Research Corporation assigned equal weight to each of the analyses described above in reaching its conclusions. Valuation Research Corporation believes that its analysis in the summary set forth above must be considered as a whole. None of the factors discussed above or in the fairness opinion itself failed to support the conclusion of the fairness opinion that the transaction is fair from a financial point of view. Selecting portions of this analysis, without considering all of the analysis, would create an incomplete view of the process underlying Valuation Research Corporation's opinion. In performing its analysis, Valuation Research Corporation made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Enterprises and Legacy. The analysis performed by Valuation Research Corporation is not necessarily indicative of actual values or actual future results, both of which may be significantly more or less favorable than suggested by the analysis.

     Under the terms of Valuation Research Corporation's engagement, Enterprises agreed to pay Valuation Research Corporation for its financial advisory services in connection with the transaction a fee of $70,000. Enterprises also agreed to reimburse Valuation Research Corporation for its reasonable out-of-pocket expenses incurred in performing its services. In addition, Enterprises agreed to pay a fee of $25,000 to Valuation Research Corporation for its work in connection with Enterprises' discussions with New Plan Excel.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of the holders of a majority of the voting power of the Enterprises common stock and the Enterprises preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve the merger. The holders of the Enterprises common stock will be entitled to one vote per share and the holders of the Enterprises preferred stock will be entitled to 1/10 of one vote per share.

     AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND HAS DIRECTED THAT IT BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER.

     LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF THE MERGER. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE APPROVAL OF THE MERGER WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES.

STRUCTURE OF MERGER

     Legacy Merger Sub, a wholly-owned subsidiary of Legacy, will be merged with Enterprises. As a result of the merger:

     - the separate corporate existence of Legacy Merger Sub will cease and Enterprises will survive the merger;

     - Legacy will increase its ownership of the Enterprises common stock from 91.3% to 100%;

     - the Enterprises preferred stock will remain outstanding after the merger and will not be affected by the merger except for the proposed amendments to Enterprises' charter described in "Proposal 2 -- Amendments to Enterprises' Charter"; and

     - each share of the Enterprises common stock not held by Legacy will be converted into the right to receive a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes.

EXCHANGE RATE

     Legacy will not issue Legacy debentures or Legacy notes with a principal amount of other than $1,000 or an integral multiple of $1,000. Legacy will pay cash in lieu of amounts that are below a multiple of $1,000. For example, if you hold 1,000 shares of the Enterprises common stock which will be converted into the right to receive cash, Legacy debentures and Legacy notes as result of the merger, Legacy will pay to you $5,500 in cash and issue to you the principal amount of $2,000 in Legacy debentures and $1,000 in Legacy notes. Although the exchange rate indicates that you should receive $4,250 in cash, $2,750 in principal amount of Legacy debentures and $1,500 in principal amount of Legacy notes, Legacy will not be issuing Legacy debentures or Legacy notes in principal amounts other than $1,000 and multiple integrals thereof. Accordingly, in this example, $750 otherwise issuable in the form of a Legacy debenture and $500 otherwise issuable in the form of a Legacy note would be added to the amount to be paid in cash.

     Under the stockholders agreement, the cash, the Legacy debentures and the Legacy notes issued in the merger accrue interest from August 15, 1999. Interest will be paid with the cash portion of the merger consideration at the rate of 8.0% per annum from August 15, 1999 to November 12, 1999, the date on which interest ceased to accrue for stockholders who tendered their shares in the exchange offer. The interest on the cash will be paid with the cash portion of the merger consideration promptly after the completion of the merger. The Legacy debentures accrue interest at the rate of 9.0% per annum and the Legacy notes accrue interest at the rate of 10.0% per annum. The interest on the Legacy debentures and the Legacy notes will be paid on their regular interest payment dates.

ACCOUNTING TREATMENT

     For accounting purposes, neither Legacy nor Enterprises will recognize a gain or loss as a result of the merger. Legacy will account for its purchase of the Enterprises common stock under the equity method. Under the equity method, Legacy will report its investment as a one-line item on its balance sheet and Legacy's equity in the earning or loss of Enterprises as a one-line item on its statement of income. Legacy will not consolidate the accounts of Enterprises because the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors. However, if one of the conditions occurs which terminates the right of the holders of the Enterprises preferred stock to elect a majority of Enterprises' board, Legacy may be able to consolidate the accounts of Enterprises at that time.

DELISTING AND DEREGISTRATION OF THE ENTERPRISES COMMON STOCK AFTER THE MERGER

     After the completion of the merger, the Enterprises common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

APPRAISAL RIGHTS

     Under the MGCL, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the corporation if the corporation consolidates or merges with another corporation, unless the stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. on the record date for determining stockholders entitled to vote on the subject transaction.

     Neither holders of the Enterprises common stock nor holders of the Enterprises preferred stock will have appraisal rights as a result of the merger or any other matters presented for consideration at the annual meeting because the Enterprises common stock and the Enterprises preferred stock were quoted on the Nasdaq National Market on the record date for determining stockholders entitled to vote at the annual meeting.

BENEFITS TO ENTERPRISES' INSIDERS

     In considering the recommendation of Enterprises' board, you should be aware that some of Enterprises' former and current directors and officers received benefits in the exchange offer that were different from benefits to Enterprises' stockholders generally. These benefits included:

     - severance payments,

     - acceleration of vesting of stock options and cash payments with respect to those options, and

     - continuing indemnification and directors and officers' liability insurance.

     These interests are different from and in addition to your and their interests as stockholders. Enterprises' board did not consider the potential benefits to be received by these individuals as a factor in reaching its decision to approve and recommend the merger or the exchange offer.

     Severance Payments. Legacy agreed with Enterprises in the company agreement that the closing of the exchange offer would be treated as a "change of control" for purposes of Enterprises' employee benefit plans, and each employment, severance or similar agreement applicable to Enterprises' personnel or any of its subsidiaries. Legacy agreed that Enterprises may terminate specified personnel prior to the closing of the exchange offer with Legacy's consent, and that such personnel would be entitled to severance payments as if they had been employed at the time of the "change of control." Legacy also agreed to provide Enterprises with the necessary funds to pay its severance obligations which arose as a result of the exchange offer.

     In addition, Legacy agreed that all of Enterprises' personnel, upon the closing of the exchange offer, would in general receive credit with respect to each employee benefit plan, program, policy or arrangement of Enterprises or Legacy for service with Enterprises or any of its subsidiaries or predecessor companies, including The Price Company and Costco Companies, Inc., for purposes of determining eligibility to participate, vesting and entitlement to benefits.

     Jack McGrory, Chief Executive Officer. Jack McGrory became Chief Executive Officer of Enterprises on September 2, 1997 and resigned from this position in connection with the exchange offer. Mr. McGrory entered into an employment agreement with Enterprises on June 18, 1997 for a term of three years commencing September 2, 1997, as amended on August 27, 1997 and again on February 2, 1999. Under the employment agreement, following the closing of the exchange offer, Mr. McGrory would have been entitled to the continuation of his base salary for the remainder of the term of the agreement payable in conformity with Enterprises' normal payroll period. Upon the closing of the exchange offer, Mr. McGrory received approximately $360,000 in the form of severance payments including bonus amounts.

     Gary W. Nielson, Executive Vice President and Chief Financial Officer. Gary
W. Nielson became Executive Vice President and Chief Financial Officer of Enterprises on February 2, 1998 and resigned from these positions in connection with the exchange offer. Mr. Nielson entered into an employment agreement with Enterprises for a term of two years commencing February 2, 1998. Under the employment agreement, following the closing of the exchange offer, Mr. Nielson would have been entitled to the greater of:

     - the continuation of his base salary for the remainder of the term of the agreement payable in conformity with Enterprises' normal payroll period, or

     - $175,000.

     Mr. Nielson resigned from Enterprises in May 1999 and, with Legacy's consent, received approximately $210,000 in the form of severance payments including bonus amounts in connection with the commencement of the exchange offer.

     Other Executive Officers and Personnel of Enterprises. The company agreement provides that other executive officers and personnel of Enterprises who:

     - were not offered employment by Enterprises or Legacy on substantially similar terms to their employment with Enterprises at the closing of the exchange offer, or

     - are terminated by Enterprises or Legacy within one year following the closing of the exchange offer,

are entitled to receive severance benefits equal to one month's base pay for each year of service to Enterprises, its predecessors or its subsidiaries (with a minimum of four months' and a maximum of one year's base pay and subject to adjustment to include bonus amounts in some cases).

     The following table sets forth the approximate severance payments made to each of Enterprises' directors and executive officers, and, as a group, the other personnel of Enterprises as a result of the exchange offer:

                                                              TOTAL SEVERANCE
                            NAME                                  PAYMENT
                            ----                              ---------------
Jack McGrory................................................    $  360,000
Former President and Chief Executive Officer
Gary W. Nielson.............................................       210,000
  Former Executive Vice President and Chief Financial
     Officer
Joseph R. Satz..............................................       215,000
  Former Executive Vice President, General Counsel and
     Secretary
All other Enterprises' personnel............................     1,144,000
                                                                ----------
     Total..................................................    $1,929,000
                                                                ==========

     Stock Options. Legacy agreed with Enterprises in the company agreement to cause all options to purchase the Enterprises common stock and the Enterprises preferred stock to become fully vested and exercisable upon the closing of the exchange offer.

     Enterprises granted to some of its employees options to purchase only common stock. After the closing of the exchange offer, all options to purchase the Enterprises common stock were canceled, and Enterprises paid to each holder in cash:

     - the excess, if any, of $8.50 over the applicable exercise price,

     - multiplied by the number of shares of the Enterprises common stock subject to the applicable option.

     Enterprises also granted to some of its directors, executive officers and employees options to purchase both common stock and preferred stock. After the closing of the exchange offer, each outstanding option which represented the right to purchase a share of both the Enterprises common stock and the Enterprises preferred stock was modified so that the holder was:

     - paid by Enterprises an amount in cash determined by multiplying:

      - the excess, if any, of $8.50 over an amount equal to 22.7% of the applicable exercise price of such option (rounded to the nearest whole cent), by

      - the number of shares of the Enterprises common stock subject to the option, and

     - received a replacement option to purchase shares of the Enterprises preferred stock, exercisable on the same terms and conditions as the surrendered option to purchase the same number of shares of the Enterprises preferred stock at an exercise price equal to 77.3% of the applicable exercise price of the option (rounded to the nearest whole cent); except that the option received in exchange is fully exercisable and vested and will not expire for a period ending upon the earlier of:

      - two years following the closing of the exchange offer or such longer period as may be applicable to holders who remain employed by Legacy or Enterprises after the exchange offer, or

      - such time as no shares of the Enterprises preferred stock remain outstanding, at which time the option will represent the right to receive the redemption price for the Enterprises preferred stock.

     Although Enterprises made the payments to the holders of the Enterprises options as described above, Legacy provided Enterprises with the necessary funds to make those payments.

     The following table sets forth, as of immediately before the closing of the exchange offer, the number of options to purchase shares of the Enterprises common stock and the Enterprises preferred stock held by the directors and current and former executive officers of Enterprises and, as a group, the other employees of Enterprises. The table also indicates the effect of the exchange offer on those options.

                                                                                                    ENTERPRISES
                            ENTERPRISES    WEIGHTED    ENTERPRISES    WEIGHTED        CASH           PREFERRED
                              COMMON       AVERAGE      PREFERRED     AVERAGE    PROCEEDS AFTER    STOCK SUBJECT
                           STOCK SUBJECT   EXERCISE   STOCK SUBJECT   EXERCISE      EXCHANGE      TO OPTIONS AFTER
          NAME              TO OPTIONS      PRICE      TO OPTIONS      PRICE         OFFER         EXCHANGE OFFER
          ----             -------------   --------   -------------   --------   --------------   ----------------
Jack McGrory.............     236,329       $4.30        236,329       $14.66      $  992,582         236,329
Paul A. Peterson.........      26,716        2.57         26,716         8.76         158,426          26,716
Murray L. Galinson.......      12,358        2.57         12,358         8.76          73,283          12,358
James F. Cahill..........      12,358        4.06         12,358        13.84          54,870          12,358
Anne L. Evans............      10,000        4.23         10,000        14.40          42,700          10,000
Gary W. Nielson..........      50,000        4.51         50,000        15.37         199,500          50,000
Joseph R. Satz...........      54,244        3.39         54,244        11.53         277,429          54,244
All other employees......     278,498        3.68        268,498        12.31       1,342,554         268,498
                              -------                    -------                   ----------         -------
  Total..................     680,503       $3.88        670,503       $13.16      $3,141,344         670,503
                              =======                    =======                   ==========         =======

     Indemnification and Directors and Officers' Liability Insurance. Legacy agreed with Enterprises in the company agreement to cause Enterprises to maintain directors and officers' liability insurance insuring all persons who are or were directors or officers of Enterprises in an amount not less than that in effect on April 30, 1999, for claims made during the three years following the closing of the exchange offer, and to cause Enterprises to indemnify each such person against all liability relating to their actions as directors or officers of Enterprises.

EXCHANGE OF STOCK CERTIFICATES FOR THE MERGER CONSIDERATION

     When the merger is completed, Legacy's exchange agent will mail to the holders of the Enterprises common stock a letter of transmittal and instructions for use in surrendering their Enterprises common stock certificates for the merger consideration described above. Do not send in your stock certificates at this time. If you hold shares of the Enterprises common stock, you will receive a letter of transmittal and further instructions promptly after the completion of the merger.

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

                                 THE AGREEMENTS

     This section of the proxy statement/prospectus summarizes the material terms of the merger agreement, the stockholders agreement and the company agreement, copies of which are attached to this proxy statement/prospectus as Annex A, Annex B and Annex C, respectively, and are incorporated herein by reference. This summary is qualified in its entirety by reference to the merger agreement, the stockholders agreement and the company agreement. You are urged to read these agreements in their entirety for a more complete description of the terms and conditions of the transaction.

GENERAL

     Legacy recently completed its exchange offer for the Enterprises common stock. In the exchange offer, Legacy acquired approximately 91.3% of the outstanding shares of the Enterprises common stock, which represents approximately 77.5% of Enterprises' voting power. After the closing of the exchange offer, Legacy and Enterprises entered into the merger agreement to cause Legacy to own 100% of the Enterprises common stock. The stockholders agreement and the company agreement governed the actions of Legacy and Enterprises with respect to the exchange offer and continue to govern Legacy's operation of Enterprises. Although you are only asked to consider and approve the merger, each of these agreements is summarized below.

THE MERGER AGREEMENT

     On December 16, 1999, Enterprises, Legacy and Legacy Merger Sub, a wholly-owned subsidiary of Legacy, entered into the merger agreement under which Legacy Merger Sub will merge with Enterprises and Enterprises will continue as the surviving corporation. The merger will cause Legacy to increase its ownership from 91.3% to 100% of the Enterprises common stock. In the merger, the holders of the Enterprises common stock other than Legacy will become entitled to receive the same consideration offered for the Enterprises common stock in the exchange offer, which is a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes for each share of the Enterprises common stock. The Enterprises preferred stock will remain outstanding after the merger and will not be affected by the merger except for the proposed amendments to Enterprises' charter.

     The merger is subject to the following conditions:

     - the merger must be duly approved by the holders of the Enterprises common stock and the Enterprises preferred stock in accordance with Enterprises' charter and bylaws;

     - Enterprises, Legacy and Legacy Merger Sub must not be subject to any order, ruling or injunction of a court or other similar body, and there must not have been enacted any statute or regulation, which prohibits or makes illegal the consummation of the merger;

     - all consents, authorizations, orders and approvals of, or filings of registrations with, any governmental entities or third parties required in connection with the merger generally must have been obtained or made; and

     - the registration statement of which this proxy statement/prospectus is a part must be effective and no stop order may be in effect and no proceedings for that purpose may have been initiated or threatened by the SEC.

     The holders of the Enterprises common stock other than Legacy will be entitled to the merger consideration on the terms described above upon surrender of their Enterprises common stock

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

certificates and a properly executed letter of transmittal to the exchange agent. The stock certificates surrendered will be canceled. Upon the completion of the merger, the Enterprises common stock certificates will represent only the right to receive a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes for each share of the Enterprises common stock. The merger consideration issued for the shares of the Enterprises common stock will be considered payment in full for the shares. After the completion of the merger, Enterprises' stock transfer books will not register transfers of shares that were outstanding prior to the completion of the merger. If shares of the Enterprises common stock are presented to Enterprises after the merger for any reason, the certificates will be canceled and exchanged for the merger consideration described in this proxy statement/prospectus.

     DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME. IF YOU HOLD SHARES OF THE ENTERPRISES COMMON STOCK, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND FURTHER INSTRUCTIONS PROMPTLY AFTER THE COMPLETION OF THE MERGER.

THE STOCKHOLDERS AGREEMENT

     On May 12, 1999, Legacy, Sol Price, as trustee of several trusts, all of the directors of Enterprises and some of their family members, the President and Chief Executive Officer of Enterprises, and numerous other individuals and entities known to Mr. Price entered into an agreement, which, as amended, is referred to in this proxy statement/prospectus as the "stockholders agreement." Under the stockholders agreement, Legacy agreed to pay $8.50 per share for the Enterprises common stock, comprised, at Legacy's election, of $8.50 in cash or:

     - at least $4.25 in cash,

     - at least $2.75 in principal amount of the Legacy debentures, and

     - $1.50 per share in whatever combination Legacy may choose of cash, Legacy debentures or Legacy notes.

     Legacy ultimately decided to make its offer at the exchange rate of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes for each share of the Enterprises common stock.

     The stockholders agreement granted Enterprises' board of directors the right to determine whether the transaction would proceed, and if so, whether the transaction would proceed as an exchange offer or a merger. Enterprises' board met on June 2, 1999 and approved the transaction and determined that the transaction would proceed as an exchange offer. In deciding that the transaction should proceed as an exchange offer, Enterprises' board focused mainly on the ability of each holder of the Enterprises common stock to make his or her own decision in an exchange offer as to whether to exchange the holder's shares for the consideration offered by Legacy or to remain a stockholder of Enterprises. Enterprises' board also believed that an exchange offer would be completed more quickly than a merger.

     Under the terms of the stockholders agreement, Sol Price, as trustee, and the other stockholders of Enterprises who are parties to the stockholders agreement deposited an aggregate of 8,014,970 shares of the Enterprises common stock, representing approximately 51% of Enterprises' voting power, into escrow, and Legacy deposited into escrow the sum of $10.5 million. The shares held in escrow were tendered in the exchange offer, and the funds held in escrow were released to satisfy a portion of Legacy's monetary obligations under the exchange offer. However, if the exchange offer had been terminated in such a manner as to require Legacy to pay liquidated damages under the company agreement to Enterprises, these funds would have been added to the amount payable by Legacy to Enterprises.

     Mr. Price, as trustee, and the other stockholders of Enterprises who are parties to the stockholders agreement agreed not to sell their shares of the Enterprises common stock until the exchange offer was closed or otherwise terminated, and to vote their shares of the Enterprises common stock and the Enterprises preferred stock against any proposal by a third party (other than Legacy) to acquire more than 25% of Enterprises' voting power or all or substantially all of the assets of Enterprises.

THE COMPANY AGREEMENT

     On June 2, 1999, following the approval of the exchange offer by Legacy's board of directors and Enterprises' board of directors, Enterprises and Legacy entered into an agreement, which, as amended, is referred to in this proxy statement/prospectus as the "company agreement."

     Under the company agreement, Enterprises or Enterprises' board of directors, as applicable, was obligated to:

     - not take any action to revoke, modify or otherwise alter its approval of the exchange offer,

     - permit Gary B. Sabin, Chairman, President and Chief Executive Officer of Legacy, and Richard B. Muir, Executive Vice President and Director of Legacy, to attend all meetings of Enterprises' board of directors (other than those relating to the exchange offer or any competing transaction) in a non-voting observer capacity until the closing of the exchange offer, at which time the directors of Enterprises will cause Messrs. Sabin and Muir or two other designees of Legacy to be appointed to the board of directors of Enterprises,

     - appoint Mr. Sabin as Chief Executive Officer of Enterprises effective upon the closing of the exchange offer,

     - act only in the ordinary course of business until the closing of the exchange offer, and

     - cooperate with Legacy with respect to the exchange offer documents and use all reasonable efforts to satisfy the conditions to the exchange offer.

     Under the company agreement, Legacy agreed that, following the closing of the exchange offer, the holders of the Enterprises preferred stock would be entitled to elect a majority of Enterprises' board of directors and to have one designee on Legacy's board of directors, until:

     - less than 2,000,000 shares of the Enterprises preferred stock remain outstanding,

     - Legacy makes an offer to purchase any and all outstanding shares of the Enterprises preferred stock at a cash price of $16.00 per share, and purchases all shares duly tendered and not withdrawn, or

     - the directors of Enterprises (1) issue any equity securities without unanimous approval of Enterprises' board or (2) fail to pay dividends on the Enterprises common stock in an amount necessary to maintain Enterprises' status as a REIT, or in an amount equal to the excess, if any, of Enterprises' funds from operations, less preferred stock dividends, over $7.5 million.

     The third point above is intended to protect the interests of the holders of the Enterprises preferred stock by creating an annual reserve of $7.5 million at the Enterprises level which will not be distributed to Legacy or any other holder of the Enterprises common stock. This reserve will limit Legacy's ability to receive cash distributions from Enterprises for so long as the Enterprises preferred stock is outstanding. Legacy and Enterprises have agreed that the $7.5 million reserve may be used for the improvement and/or acquisition of properties, the repurchase of the Enterprises preferred stock or the reduction of Enterprises' debt. The amendments to Enterprises' charter to be considered as the annual meeting are intended to implement this protection for the Enterprises preferred stock.

     Under the company agreement, Legacy is also obligated to:

     - not cause a change of control of Enterprises including by a change of control of Legacy itself after the closing of the exchange offer, without either offering to purchase all shares of the Enterprises preferred stock or obtaining the approval of Enterprises' board of directors,

     - cause Enterprises to maintain directors and officers' liability insurance insuring all persons who are or were directors or officers of Enterprises in an amount not less than that in effect on April 30, 1999, for a period of at least three years following the closing of the exchange offer, and

     - until such time as there are no shares of the Enterprises preferred stock outstanding, not take any action that would cause Enterprises to fail to qualify as a REIT.

     In addition, Legacy has agreed by separate letter to take some affirmative actions to preserve Enterprises' status as a REIT in consideration of Enterprises' approval of the exchange offer.

                      DESCRIPTION OF LEGACY CAPITAL STOCK

GENERAL

     Legacy's authorized capital stock consists of 150,000,000 shares of common stock and 50,000,000 shares of preferred stock. A certificate of designation classifies 25,000,000 shares of the Legacy preferred stock as Series B preferred stock. At September 30, 1999, Legacy had outstanding approximately 33,457,804 shares of common stock and 21,281,000 shares of Series B preferred stock. As of September 30, 1999, 3,932,000 shares of the Legacy common stock were reserved for issuance upon exercise of outstanding options.

LEGACY COMMON STOCK

     Voting Rights. Each holder of the Legacy common stock is entitled to one vote for each share registered in his name on the books of Legacy on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of the Legacy common stock vote as one class. The shares of common stock do not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of preferred stock which may at the time be outstanding, the holders of common stock entitled to exercise more than 50% of the voting rights in an election of directors will be able to elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining shares of common stock voting for the election of directors will not be able to elect any persons to Legacy's board of directors. Legacy's charter and its amended and restated bylaws contain provisions that could have an anti-takeover effect.

     Dividend Rights. Subject to the rights of the holders of any shares of Legacy preferred stock which may at the time be outstanding, holders of the Legacy common stock will be entitled to such dividends as Legacy's board of directors may declare out of funds legally available therefor. Because portions of Legacy's operations may be conducted through subsidiaries, Legacy's cash flow and consequent ability to pay dividends on the Legacy common stock may be dependent to some degree upon the earnings of such subsidiaries and on dividends and other payments therefrom.

     Liquidation Rights and Other Provisions. Subject to the prior rights of creditors and the holders of any Legacy preferred stock which may be outstanding from time to time, the holders of the Legacy common stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets.

     The Legacy common stock is not liable for any calls or assessments and is not convertible into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the common stock.

LEGACY PREFERRED STOCK

     Under Legacy's charter, its board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and Legacy's charter to adopt resolutions and file a certificate of designation with the Delaware Secretary of State. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

     - the number of shares constituting each class or series,

     - voting rights,

     - rights and terms of redemption, including sinking fund provisions,

     - dividend rights and rates,

     - dissolution,

     - terms concerning the distribution of assets,

     - conversion or exchange terms,

     - redemption prices, and

     - liquidation preferences.

     Holders of the Legacy Series B preferred stock are entitled to receive, when, as and if declared by the board of directors, cumulative cash dividends payable in an amount per share equal to the cash dividends, if any, on the shares of common stock into which shares of Series B preferred stock are convertible. Holders of the Series B preferred stock are also entitled to a liquidation preference of $5.00 per share, plus a premium of 7.0% per annum, in the event of the liquidation, dissolution or other winding up of Legacy's affairs. The shares of Series B preferred stock are convertible into the Legacy common stock at Legacy's option or at the option of the holders at any time, on a one-for-one basis, subject to adjustments.

REGISTRAR AND TRANSFER AGENT

     BankBoston, N.A. is the registrar and transfer agent for the Legacy common stock and the Legacy Series B preferred stock.

           DESCRIPTION OF THE LEGACY DEBENTURES AND THE LEGACY NOTES

GENERAL

     Legacy will issue the Legacy debentures and the Legacy notes under separate indentures between Legacy and Norwest Bank Minnesota, National Association, as trustee.

     The Legacy debentures are traded on the American Stock Exchange under the symbol "XLG.A." However, the market for the Legacy debentures is very new and relatively inactive. The Legacy notes are not listed on a national securities exchange and Legacy does not intend to apply for listing with respect to the Legacy notes.

     The following is a summary of the material provisions of the indentures and the related pledge agreements. It does not include all of the provisions of the indentures or the pledge agreements. Legacy urges you to read the indentures and the pledge agreements because they define your rights. The terms of the Legacy debentures and the Legacy notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act (the TIA) as in effect on the date of the indentures. Copies of the indentures and the pledge agreements have been filed as exhibits with the registration statement of which this proxy statement/prospectus is a part and may be obtained from Legacy. You can find definitions of some of the terms used in the following summary under "-- Definitions."

     The Legacy debentures and the Legacy notes will be secured by a first priority security interest in 117.647 shares of the Enterprises common stock for each $1,000 principal amount of the Legacy debentures and the Legacy notes. However, the Legacy debentures and the Legacy notes will not be secured by any of Legacy's other assets, and therefore will be effectively subordinated in right of payment to Legacy's other secured indebtedness to the extent of the collateral securing that indebtedness, and effectively subordinated in right of payment to all of the indebtedness and other liabilities of Legacy's subsidiaries.

     The Legacy debentures will rank subordinate in right of payment to all of Legacy's senior debt, except with respect to the Enterprises common stock securing the debentures. The Legacy notes will be senior obligations of Legacy, will rank equal in right of payment with all existing and future senior indebtedness of Legacy and will rank senior in right of payment to the Legacy debentures, except with respect to the Enterprises common stock securing the debentures, and any future subordinated indebtedness of Legacy. However, the Legacy notes will be effectively subordinated in right of payment to Legacy's other secured indebtedness to the extent of the collateral securing that indebtedness, and effectively subordinated in right of payment to all of the indebtedness and other liabilities of Legacy's subsidiaries.

     The indentures will permit the incurrence of additional debt, including secured debt, by Legacy and its subsidiaries, without restriction.

     In the merger, Legacy will issue the Legacy debentures and the Legacy notes in fully registered form in denominations of $1,000 and integral multiples of $1,000. The trustee will initially act as paying agent, conversion agent and registrar. The Legacy debentures and the Legacy notes may be presented for registration of transfer and exchange at the offices of the registrar. Legacy may change any paying agent, conversion agent and registrar without notice to holders of the Legacy debentures or the Legacy notes. Legacy will pay principal, and premium, if any, on the Legacy debentures and the Legacy notes at the trustee's corporate office in New York, New York. At Legacy's option, interest also may be paid by mailing a check to the holder's registered address.

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

MATURITY AND INTEREST

     The Legacy debentures and the Legacy notes will mature on November 4, 2004. The Legacy debentures accrue interest at the rate of 9.0% per annum from August 15, 1999 and the Legacy notes accrue interest at the rate of 10.0% per annum from August 15, 1999. Interest on the Legacy debentures and the Legacy notes will be payable semiannually in cash on each February 15 and August 15,
commencing              , 2000.

     Legacy will make interest payments to the persons who are registered holders of the Legacy debentures and the Legacy notes at the close of business on February 1 and August 1 immediately preceding the applicable interest payment date.

     Neither the Legacy debentures nor the Legacy notes contain any mandatory sinking fund.

REDEMPTION

     The Legacy debentures will not be redeemable before November 4, 2001. The Legacy notes will be redeemable at any time. In each case, Legacy may redeem the Legacy debentures and/or the Legacy notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice. Any redemption will be at the price of 100% of the principal amount being redeemed. In addition, Legacy must pay all accrued and unpaid interest on the Legacy debentures and/or the Legacy notes redeemed.

SELECTION AND NOTICE OF REDEMPTION

     In the event that Legacy chooses to redeem less than all of the Legacy debentures or less than all of the Legacy notes, selection of the Legacy debentures or the Legacy notes for redemption will be made by the trustee either:

     - on a pro rata basis,

     - by lot, or

     - in compliance with the requirements of the principal national securities exchange, if any, on which the Legacy debentures or the Legacy notes are listed, as the trustee shall deem fair and appropriate.

     No Legacy debentures or Legacy notes of a principal amount of $1,000 or less may be redeemed in part.

     Legacy will send notice of redemption by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of the Legacy debentures or the Legacy notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on the Legacy debentures and the Legacy notes called for redemption as long as Legacy has deposited with the paying agent funds in satisfaction of the redemption price. The trustee will initially serve as the paying agent.

SECURITY

     Legacy and Norwest Bank Minnesota, National Association, as collateral agent, have entered into two pledge agreements, each in the same form, which provide for first priority pledges by Legacy to the collateral agent for the benefit of the holders of the Legacy debentures and the Legacy notes of 117.647 shares of the Enterprises common stock for each $1,000 principal amount of the Legacy debentures and the Legacy notes. The shares pledged to secure the Legacy debentures and the Legacy notes will be released over time if Legacy redeems any Legacy debentures or Legacy notes before their maturity so that at any given time the number of shares pledged will be 117.647 shares per $1,000 principal amount of outstanding Legacy debentures and Legacy notes. There can be no assurance that the Enterprises common stock will be worth $8.50 per share at the time the shares may be used to satisfy Legacy's obligations.

     To secure Legacy's obligations under the loan from The Sol and Helen Price Trust, the pledge agreements permit Legacy to grant to the trust a first priority security interest in all shares of the Enterprises common stock owned at any time by Legacy which are not securing the Legacy debentures or the Legacy notes. Legacy has also granted to the trust a second priority security interest in the Enterprises common stock securing the Legacy debentures and the Legacy notes. To the extent any shares of the Enterprises common stock are released from the first priority security interest under the pledge agreements in favor of the Legacy debentures and the Legacy notes, those shares will continue to secure Legacy's obligations to The Sol and Helen Price Trust until that loan is paid in full.

     So long as no event of default under the indentures or the loan from The Sol and Helen Price Trust has occurred and is continuing and the obligations of Legacy have not been accelerated, Legacy will be entitled to receive all cash dividends with respect to the Enterprises common stock pledged by it and to exercise any voting and other consensual rights pertaining to the shares. If the obligations of Legacy under either of the indentures or the loan from the trust are accelerated:

     - all rights of Legacy to exercise voting or other consensual rights pertaining to the shares will cease, and the collateral agent will have these rights,

     - all rights of Legacy to receive cash dividends, interest and other payments made upon or with respect to the Enterprises common stock will cease and the cash dividends, interest and other payments will be paid to the collateral agent, and

     - the collateral agent may sell the Enterprises common stock in accordance with the terms of the pledge agreements.

     All funds distributed under the pledge agreements and received by the collateral agent for the benefit of the holders of the Legacy debentures and the Legacy notes will be distributed by the collateral agent pro rata to the holders. The Sol and Helen Price Trust will be entitled to proceeds from the shares which have been pledged in first priority for the benefit of the holders of the Legacy debentures and the Legacy notes only if the claims of those holders have been fully satisfied.

     Under the terms of the pledge agreements, the collateral agent will determine the circumstances and manner in which the Enterprises common stock will be disposed of, including the determination of whether to release all or any portion of the pledged shares from the liens created by the pledge agreements and whether to foreclose on the pledged shares following an event of default.

RANKING

     Legacy Debentures. The payment of all obligations on the Legacy debentures is subordinated in right of payment to the prior payment in full in cash or cash equivalents of all obligations on Legacy's senior debt, including the Legacy notes, except with respect to the Enterprises common stock securing the Legacy debentures. The Legacy debentures also will be effectively subordinated in right of payment to Legacy's other secured indebtedness to the extent of the collateral securing that indebtedness, and effectively subordinated in right of payment to all of the indebtedness and other liabilities of Legacy's subsidiaries.

     In the event of any distribution to Legacy's creditors in a liquidation or dissolution of Legacy, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Legacy or its property, the holders of senior debt will be entitled to receive payment in full in cash of all obligations due in respect of senior debt, including interest after the commencement of any bankruptcy or similar proceeding whether or not the interest is an allowed claim in the proceeding, before the holders of Legacy debentures will be entitled to receive any payment with respect to the Legacy debentures. However, the holders of the Legacy debentures will be entitled to the proceeds of Legacy's first priority pledge of 117.647 shares of the Enterprises common stock for each $1,000 principal amount of the debentures.

     Legacy also may not make any payment in respect of the Legacy debentures if:

     - a payment default on senior debt occurs and is continuing, or

     - any other default occurs and is continuing on senior debt that permits holders of the senior debt to accelerate its maturity and the trustee receives a notice of such default (a payment blockage notice) from the representative of any senior debt.

     Payments on the Legacy debentures may and will be resumed in the case of a payment default, upon the date on which the default is cured or waived, or, if the default is not the subject of judicial proceedings, upon the date that is 120 days after notice is given. No new payment blockage notice with respect to the same issue of senior debt may be delivered unless and until nine months have elapsed since the effectiveness of the immediately prior payment blockage notice.

     Legacy must promptly notify holders of senior debt if payment of the Legacy debentures is accelerated because of an event of default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Legacy, holders of the Legacy debentures may recover less ratably than Legacy's creditors who are holders of senior debt. For a description of some of the implications of these subordination provisions, see "Risk Factors -- The Legacy debentures rank junior to Legacy's existing debt and possibly all of Legacy's future borrowings."

     As of September 30, 1999, Legacy had:

     - approximately $75.2 million in outstanding debt that ranks senior to the Legacy debentures,

     - no debt that ranks equal to the Legacy debentures, and

     - no debt that ranks junior to the Legacy debentures.

     The Legacy notes will rank senior to the Legacy debentures and, accordingly, upon completion of the merger and giving effect to the exchange offer, on a pro forma basis Legacy will have approximately $146.3 million in senior debt outstanding including the Legacy notes but not taking into account Enterprises' total indebtedness of approximately $98.1 million.

     The indenture for the Legacy debentures will permit the incurrence of additional debt without restriction.

     Legacy Notes. The Legacy notes will be senior obligations of Legacy, will rank equal in right of payment to all existing and future senior indebtedness of Legacy and will rank senior in right of payment to the Legacy debentures and any future subordinated indebtedness of Legacy. The Legacy notes will be secured by Legacy's first priority pledge of 117.647 shares of the Enterprises common stock for each $1,000 principal amount of the Legacy notes. However, the Legacy notes will be effectively subordinated in right of payment to Legacy's other secured indebtedness to the extent of the collateral securing that indebtedness, and effectively subordinated in right of payment to all of the indebtedness and other liabilities of Legacy's subsidiaries. For a discussion of the effective subordination of the Legacy notes in relation to Legacy's secured indebtedness and the indebtedness and other liabilities of Legacy's subsidiaries, see "Risk Factors -- The Legacy debentures and the Legacy notes are effectively subordinated to Legacy's other secured indebtedness and the indebtedness of Legacy's subsidiaries."

     As of September 30, 1999, Legacy had:

     - approximately $75.2 million in outstanding secured debt under its existing credit facility and other mortgage debt that effectively ranks senior to the Legacy notes,

     - no debt that ranks equal to the Legacy notes, and

     - no debt that ranks junior to the Legacy notes.

     After the merger and giving effect to the exchange offer, on a pro forma basis Legacy will have approximately $146.3 million in senior debt outstanding including the Legacy notes but not taking into account Enterprises' total indebtedness of approximately $98.1 million. In addition, the Legacy debentures will rank junior to the Legacy notes and, accordingly, Legacy will have approximately $20.0 million in subordinated debt after the completion of the merger.

     The indenture for the Legacy notes will permit the incurrence of additional debt, including secured debt, by Legacy and its subsidiaries, without restriction.

CONVERSION

     Legacy Debentures. The holders of the Legacy debentures will be entitled at any time before the day prior to the final maturity date of the debentures, subject to prior redemption, to convert any Legacy debentures into Legacy common stock at the conversion price of $5.50 per share, subject to adjustment as described below. Any conversion of Legacy debentures must be made in denominations of $1,000 or multiples thereof.

     Except as described below, no payment or other adjustment will be made on conversion of any Legacy debentures for interest accrued thereon or for dividends on any Legacy common stock issued. However, interest will be paid on any interest payment date with respect to Legacy debentures surrendered for conversion after a record date for the payment of interest. Legacy is not required to issue fractional shares of common stock upon conversion of Legacy debentures and, in lieu thereof, will pay a cash adjustment based upon the market price of the Legacy common stock on the last business day prior to the date of conversion. In the case of Legacy debentures called for redemption, conversion rights will expire at the close of business on the day fixed for redemption unless Legacy defaults in the payment of the redemption price.

     The initial conversion price of $5.50 per share of Legacy common stock is subject to antidilution adjustment. The conversion price adjustments are designed to benefit the holders of Legacy debentures by preserving the economic benefit to such holders of the $5.50 conversion price. For example, if Legacy issues a stock dividend on the Legacy common stock, the conversion price would be adjusted so that each holder would be entitled to receive the number of shares of Legacy common stock which he would have owned immediately following such dividend if Legacy had converted his Legacy debentures immediately prior to such dividend. Likewise, if Legacy issues common stock at a price significantly below the current market price, the conversion price would be adjusted so that each holder would be entitled to receive additional shares of Legacy common stock in an amount sufficient to offset the dilutive effect of the below-market stock issuance. There is no set range of conversion price adjustments, as the direction and magnitude of such adjustments will depend on the type of action giving rise thereto. However, in every case, the adjustments will be directed at maintaining the value of the Legacy common stock into which the Legacy debentures may be converted. The conversion price adjustments apply to the following events which may affect the Legacy common stock:

     - the issuance of Legacy common stock as a dividend or distribution on Legacy common stock,

     - subdivisions and combinations of Legacy common stock,

     - the issuance to all holders of Legacy common stock of rights or warrants to purchase Legacy common stock,

     - the distribution to all holders of Legacy common stock of capital stock (other than Legacy common stock), or evidences of indebtedness of Legacy or of assets, and

     - the issuance of shares of Legacy common stock for a consideration per share less than 95% of the current market price per share of the Legacy common stock, or the issuance of securities convertible into Legacy common stock at a conversion price less than 95% of the current market price per share of the Legacy common stock, subject in each case to exceptions.

     In the case of any reclassification of Legacy common stock, or a consolidation, merger or combination involving Legacy or a sale to another person of substantially all of the assets of Legacy, in each case as a result of which holders of Legacy common stock shall be entitled to receive stock, other securities or other assets such as cash with respect to or in exchange for Legacy common stock, the holders of the Legacy debentures then outstanding will generally be entitled thereafter to convert the Legacy debentures into the kind and amount of shares of stock, other securities or other assets which they would have owned or been entitled to receive had they been common stockholders at the time of the event.

     In the event of a taxable distribution to the holders of Legacy common stock or in other circumstances requiring conversion price adjustments, the holders of Legacy debentures may, in some circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend; in other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Legacy common stock.

     Legacy may from time to time and to the extent permitted by law reduce the conversion price by any amount for any period of at least 20 days, in which case Legacy will give at least 15 days' notice of such reduction, if its board of directors has made a determination that a reduction would be in the best interests of Legacy, which determination shall be conclusive. Legacy may, at its option, make reductions in the conversion price, in addition to those set forth above, as its board deems advisable to avoid or diminish any income tax to holders of Legacy common stock resulting from any dividend or distribution of stock or rights to acquire stock or from any event treated as such for income tax purposes.

     No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect. However, any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, no adjustment in the conversion price will be required as a result of the actions listed above if all holders of Legacy debentures are entitled to participate in the transaction on a basis and with notice that Legacy's board of directors determines to be fair and appropriate. Except as stated above, the conversion price will not be adjusted for the issuance of Legacy common stock, any securities convertible into or exchangeable for Legacy common stock or any securities carrying the right to purchase any of the foregoing.

     Legacy Notes. The Legacy notes are not convertible.

COVENANTS

     The indentures contain the following covenants:

     Merger, Consolidation and Sale of Assets. Legacy will not consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person unless either:

     - Legacy is the surviving or continuing corporation, or

     - the person, if other than Legacy, formed by or surviving the consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition is made:

      - is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia,

      - expressly assumes, by supplemental indenture in form and substance satisfactory to the trustee, the due and punctual payment of the principal of and interest on all of the Legacy debentures and the Legacy notes and the performance of every covenant of the Legacy debentures, the Legacy notes and the applicable indenture on the part of Legacy to be performed or observed, and

      - immediately after the transaction no default or event of default under the applicable indenture exists.

     The indentures provide that upon any consolidation, combination or merger or any transfer of all or substantially all of Legacy's assets in which Legacy is not the continuing corporation, the successor person formed by such consolidation or into which Legacy is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Legacy under the indentures, the Legacy debentures and the Legacy notes with the same effect as if the surviving entity had been named as such and that, in the event of a conveyance, lease or transfer, the conveyor, lessor or transferor will be released from the provisions of the indentures.

     Reports to Holders. The indentures provide that, whether or not required by the rules and regulations of the SEC, so long as any Legacy debentures or any Legacy notes are outstanding, Legacy will furnish to the holders of the Legacy debentures and the Legacy notes copies of all annual reports and other information, documents, and other reports (or copies of any of the foregoing as the SEC may by rules and regulations prescribe) which Legacy is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, within 15 days after the filing of the report with the SEC.

     Compliance Certificate. The indentures provide that Legacy will deliver to the trustee, within 90 days after the end of each fiscal year, an officers' certificate stating that a review of Legacy's activities and the activities of its subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether Legacy has fulfilled its obligations under, and complied with the covenants and conditions contained in, the indentures. The compliance certificate must also state that, to the best of the knowledge of the officer of Legacy providing the certificate, Legacy is not in default in the performance or observance of any of the provisions of the indentures and that no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Legacy debentures or the Legacy notes are prohibited. Alternatively, the officer must describe in the certificate all defaults or events of default of which the officer may have knowledge.

     No Financial Covenants or Restrictions on Payments or Incurrence of
Debt. The indentures do not contain any financial covenants or any restrictions on Legacy's payment of dividends, repurchase of securities or incurrence of additional indebtedness.

EVENTS OF DEFAULT

     The following events are defined in the indentures as "events of default" with respect to the Legacy debentures and the Legacy notes:

     - Legacy fails to pay interest on any Legacy debentures or Legacy notes, as applicable, when the interest becomes due and payable and the default continues for a period of 30 days, whether or not, in the case of the Legacy debentures, such payment shall be prohibited by the subordination provisions of the indenture for the Legacy debentures,

     - Legacy fails to pay the principal on any Legacy debentures or Legacy notes, as applicable, when such principal becomes due and payable at maturity, upon redemption or otherwise, whether or not, in the case of the Legacy debentures, such payment shall be prohibited by the subordination provisions of the indenture for the Legacy debentures,

     - Legacy fails to comply with any of its other agreements or covenants contained in the indentures which default continues for a period of 30 days after Legacy receives written notice specifying the default and demanding that such default be remedied from the trustee or the holders of at least 25% of the outstanding principal amount of the Legacy debentures or the Legacy notes, as applicable,

     - an event of default occurs under any mortgage, indenture or instrument under which Legacy may incur additional indebtedness, if:

      - after giving effect to any applicable grace periods and any extensions of the grace periods, the event of default results from Legacy failing to pay when due the principal amount of, or interest on, the indebtedness, or as a result of the event of default, the maturity of the indebtedness has been accelerated prior to its expressed maturity, and

      - the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $1.0 million or more,

     - one or more judgments in an aggregate amount in excess of $500,000 shall have been rendered against Legacy or any of its subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 30 days after such judgment or judgments become final and non-appealable, or

     - events of bankruptcy affecting Legacy or any of its material subsidiaries.

     If an event of default, other than an event of default as a result of events of bankruptcy affecting Legacy or any of its material subsidiaries, shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding Legacy debentures or Legacy notes, as applicable, may declare the principal of and accrued interest on all the Legacy debentures or the Legacy notes, as applicable, to be due and payable by notice in writing to Legacy and the trustee. The notice must specify the event of default and that it is a "notice of acceleration." Upon delivery of the notice, the principal of and accrued interest on all the Legacy debentures or the Legacy notes, as applicable, will become immediately due and payable.

     The indentures provide that, at any time after a notice of acceleration with respect to the Legacy debentures or the Legacy notes, the holders of a majority in principal amount of the Legacy debentures or the Legacy notes, as applicable, may rescind and cancel the declaration of default and its consequences:

     - if the rescission would not conflict with any judgment or decree,

     - if all existing events of default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, and

     - the trustee receives an officers' certificate from Legacy that the rescission would not conflict with any judgment or decree and the event of default has been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereto.

     The holders of a majority in principal amount of the Legacy debentures or the Legacy notes, as applicable, may waive any existing default or event of default under the indentures, and its consequences, except a default in the payment of the principal or of interest on any Legacy debentures or Legacy notes.

     Holders of the Legacy debentures or the Legacy notes may not enforce the indentures, the Legacy debentures or the Legacy notes except as provided in the indentures and under the TIA. Subject to the provisions of the indentures relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indentures at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indentures and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Legacy debentures or Legacy notes, as applicable, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     Under the indentures, Legacy is required to provide an officers' certificate to the trustee promptly upon any such officer obtaining knowledge of any default or event of default that has occurred and, if applicable, describe the default or event of default and its current status. Legacy must provide the certificate at least annually whether or not it knows of any default or event of default.

SATISFACTION AND DISCHARGE

     The indentures will be discharged and will cease to be of further effect, except as to the rights, powers, trust, duties and immunities of the trustee and Legacy's obligations in connection therewith and the repayment of excess funds held by the trustee to Legacy, as expressly provided for in the indentures:

     - as to all outstanding Legacy debentures when all the Legacy debentures theretofore authenticated and delivered have been delivered to the trustee for cancellation, or

     - as to all outstanding Legacy notes when all the Legacy notes theretofore authenticated and delivered have been delivered to the trustee for cancellation.

     In addition, Legacy may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Legacy debentures or Legacy notes (a defeasance). A defeasance means that Legacy shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Legacy debentures or Legacy notes, as applicable, except for:

     - the rights of holders to convert the Legacy debentures into Legacy's common stock under the indenture for the Legacy debentures,

     - the rights of holders to receive payments in respect of the principal of and interest on the Legacy debentures or the Legacy notes when such payments are due,

     - Legacy's obligations with respect to the Legacy debentures or the Legacy notes concerning issuing temporary debentures or notes, registration of debentures or notes, mutilated, destroyed, lost or stolen debentures or notes and the maintenance of an office or agency for payments, and

     - the rights, powers, trust, duties and immunities of the trustee and Legacy's obligations in connection therewith.

In order to exercise a defeasance under the indentures:

     - Legacy must irrevocably deposit with the trustee for the benefit of the holders cash, non-callable U.S. government obligations, or a combination thereof, in such amounts, which in the opinion of a nationally recognized firm of independent public accountants, will be sufficient to pay the principal of and interest on the Legacy debentures or the Legacy notes, as applicable, on the stated date for payment thereof or on the redemption date without investment or reinvestment of interest or proceeds on those funds, as the case may be,

     - Legacy must deliver to the trustee an opinion of counsel confirming that:

      - Legacy has received from, or there has been published by the Internal Revenue Service a ruling, or

      - since the date of the applicable indenture, there has been a change in the applicable federal income tax law,

      in either case to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,

     - no default or event of default shall have occurred and be continuing on the date of the deposit, after giving effect to the deposit, or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit,

     - the defeasance shall not result in a breach or violation of, or constitute a default under any agreement or instrument to which Legacy or any of its subsidiaries is bound,

     - Legacy must deliver to the trustee an opinion of counsel to the effect that:

      - the trust funds will not be subject to any rights of holders of senior debt, including, without limitation, those arising under the applicable indenture,

      - after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and

      - neither the applicable trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, as a result of the defeasance,

     - Legacy must deliver to the trustee an officers' certificate stating that the deposit was not made by Legacy with the intent of preferring the holders over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others, and

     - Legacy must deliver to the trustee an officers' certificate stating that all conditions precedent provided for or relating to the defeasance have been complied with.

     The trustee will acknowledge the satisfaction and discharge of the applicable indenture if Legacy has delivered to the trustee the deposits indicated above and satisfied each of the conditions listed above.

MODIFICATION OF THE INDENTURES

     From time to time, Legacy and the trustee, without the consent of the holders, may amend the indentures for specified purposes, including:

     - curing ambiguities, defects or inconsistencies,

     - to permit the consolidation, merger, or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of Legacy's properties or assets,

     - to adjust the conversion price of the Legacy debentures for Legacy's common stock for distributions from Legacy to all holders of its common stock, and

     - any change that does not, in the opinion of the trustee, adversely affect the rights of any of the holders.

     Other modifications and amendments of the indentures may be made with the consent of the holders of a majority in principal amount of the then outstanding Legacy debentures or Legacy notes, as applicable. However, without the consent of each holder affected by an amendment of the indentures, no amendment may:

     - reduce the amount of Legacy debentures or Legacy notes whose holders must consent to an amendment,

     - reduce the rate of or change the time for payment of interest,

     - reduce the principal of or change the fixed maturity date, or alter the redemption provisions,

     - provide for the payment of principal or interest in money other than currency of the United States,

     - make any change in the provisions of the indentures protecting the right of each holder to receive payment of principal or interest on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Legacy debentures or Legacy notes, as applicable, to waive defaults or events of default,

     - make any change that adversely affects the rights of holders of Legacy debentures to convert the debentures, or

     - modify or change any provision of the indentures or the related definitions affecting the subordination, seniority or other ranking of the Legacy debentures or the Legacy notes, in a manner which adversely affects the holders.

     No modification of the indenture for the Legacy debentures may adversely affect the rights of the holders of senior debt unless the holders of the issue of senior debt that is affected have consented to the change.

GOVERNING LAW

     The Legacy debentures, the Legacy notes and the indentures will be governed by the laws of the state of New York.

THE TRUSTEE

     The indentures provide that, except during the continuance of an event of default, the trustee will perform only the duties as are specifically set forth in the indentures. During the existence of an event of default, the trustee will exercise the rights and powers vested in it by the indentures, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The indentures and the provisions of the TIA contain limitations on the rights of the trustee, should it become a creditor of Legacy, to obtain payments of claims from Legacy or to realize on property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the TIA, it must eliminate the conflict or resign.

DEFINITIONS

     Set forth below is a summary of some of the defined terms used in the indentures and in the above description of the indentures. Reference is made to the indentures for the full definition of all terms, as well as any other terms used herein for which no definition is provided.

     "debt" of any person means any indebtedness, contingent or in respect of borrowed money, or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles.

     "material subsidiary" means any subsidiary of Legacy which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, and any other subsidiary of Legacy which is material to the business, earnings, prospects, assets or condition, financial or otherwise, of Legacy and its subsidiaries taken as a whole.

     "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "senior debt" with respect to the Legacy debentures means all debt created, incurred, assumed or guaranteed by Legacy, unless the instrument under which such debt is created, incurred, assumed or guaranteed expressly provides that such debt is not senior or superior in right of payment to the

Legacy debentures. Notwithstanding anything to the contrary in the foregoing, senior debt shall not include:

     - any debt of Legacy to any of its subsidiaries,

     - any liability for federal, state, local or other taxes owed or owing by Legacy,

     - any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), or

     - any obligations with respect to any capital stock.

                            INFORMATION ABOUT LEGACY

GENERAL

     Legacy, a Delaware corporation, was formed on November 17, 1997 as a wholly-owned subsidiary of Excel Realty Trust, Inc., a Maryland corporation and a real estate investment trust. On March 31, 1998, Excel Realty Trust effected a spin-off of Legacy's business through a special dividend of all of its outstanding common stock to the holders of Excel Realty Trust common stock. Excel Realty Trust effected this spin-off to allow Legacy to pursue a wider variety of real estate opportunities including owning, acquiring, developing and managing retail, entertainment, office, hotel and mixed-use projects and real estate and other operating companies throughout the United States and Canada.

     In connection with this spin-off, Excel Realty Trust transferred real properties, notes receivable and related assets and liabilities to Legacy. In addition to operating assets obtained from the spin-off, Legacy intends to pursue signature real estate projects that have unique locations, concepts or significant entry barriers associated with them, including:

     - developing mixed-use development and entertainment projects that have the potential for substantial capital gains but which may take several years to fully develop,

     - investing in properties requiring significant restructuring or redevelopment to create substantial value, such as changing the use, tenant mix or focus of a property,

     - acquiring single tenant properties that can be highly leveraged with fixed-rate debt that amortizes over the term of the tenant leases,

     - acquiring debt or stock of real estate and other operating companies, including defaulted debt at a discount to the value of the underlying asset securing the debt,

     - acquiring office and industrial sites and properties where aggressive management and re-development may add significant value, and

     - acquiring and developing hotel and hospitality projects in unique locations.

LEGACY'S PROPERTIES

     At November 15, 1999, Legacy's business consisted of the following portfolio of real properties, notes receivable, and investments in real estate-related ventures:

     - four properties located in Scottsdale, Arizona ranging from retail, office and restaurant space to vacant land being held for sale or development,

     - three properties located in California ranging from a shopping center in Palm Springs to land in San Diego under construction for office development,

     - two single tenant retail properties leased to Lowe's Home Centers, Inc., which are located in Indiana and Ohio,

     - one property located in Colorado which is vacant land located at the base of Telluride mountain being considered for condominium development,

     - four notes receivable relating to real estate projects in Arizona and California with an aggregate outstanding balance of approximately $23.3 million as of November 15, 1999, and

     - ownership interests in a number of real estate-related ventures, including:

      - a 91.3% ownership interest in the Enterprises common stock,

      - a 100% ownership interest in Millennia which owns stock in two publicly traded companies, Mace Security International, Inc. and U.S. Plastics Lumber Corp. Another party can earn up to a 50% ownership interest in Millennia if returns exceed 35% per year on Millennia's investments,

      - a 65% ownership interest in a joint venture which owns and operates a hotel, dinner theater and retail shop located near the Grand Canyon in northern Arizona,

      - a 50% ownership interest in a joint venture which owns property leased to AMC Multi-Cinema, Inc. and land currently under development in Colorado,

      - a 50% ownership interest in a development company which owns Newport Centre, an office facility located in Winnipeg, Canada, and

      - a 23.7% ownership interest in a development company which owns land in Indianapolis, Indiana.

     The following table describes Legacy's portfolio of real properties and real estate-related investments as of November 15, 1999, excluding Legacy's investment in the Enterprises common stock and Millennia. Amounts shown for annual minimum rents are based on executed leases at November 15, 1999. Legacy makes no allowances for contractually-based delays to the commencement of rental payments. Due to the nature of real estate investments, Legacy's actual rental income may differ from amounts shown in the table below. The following table does not include real estate properties held by Enterprises.

                                              TENANTS             GLA (SQ FT)      ANNUAL RENT
                                              -------            --------------   --------------
                                                                 (IN THOUSANDS)   (IN THOUSANDS)
Arizona
Scottsdale Galleria................             (1)                   520.5                (1)
  Scottsdale City Centre...........           various                  64.3          $  824.8
  Scottsdale Land..................             (2)                      (2)               (2)
  Brio Land........................  Roaring Forks Restaurant           3.7             104.3
  Grand Hotel......................             (3)                      (3)               (3)
California
  Desert Fashion Plaza.............  Saks Fifth Avenue/various        283.9             566.6
  Rancho Bernardo..................             (4)                      (4)               (4)
  San Diego........................             (5)                      (5)               (5)
Colorado
  Telluride........................             (6)                      (6)               (6)
  Westminster......................             AMC                      (7)               (7)
Indiana
  Indianapolis.....................             (8)                      (8)               (8)
  Terre Haute(9)...................           Lowe's                  104.2             557.8
Ohio
  Middletown(9)....................           Lowe's                  126.4             650.0
Winnipeg, Canada
  Newport Centre(10)...............  Bank of Montreal/various         156.9             936.0
                                                                    -------          --------
          Total....................                                 1,259.9          $3,639.5
                                                                    =======          ========

-------------------------
 (1) Property is currently held for development.

 (2) Property consists of vacant land adjacent to the Scottsdale Galleria and the Brio Land.

 (3) Legacy holds a 65% ownership interest in Grand Tusayan LLC which owns and operates a 120-room hotel and restaurant.

 (4) Property consists of land currently under development as an office building.

 (5) Property consists of vacant land currently held for sale.

 (6) Property consists of vacant land being considered for condominium development.

 (7) Property is currently being developed. Legacy holds a 50% ownership interest.

 (8) Property consists of land held for development. Legacy holds a 23.7% ownership interest.

 (9) Single tenant property acquired from Excel Realty Trust in connection with the spin-off of Legacy.

(10) Property is owned by a Nova Scotia company of which Legacy holds a 50% ownership interest.

LEGACY'S PRINCIPAL TENANT

     Legacy's largest tenant accounted for approximately 6% of Legacy's total annualized rental revenues as of November 15, 1999. Information about this tenant is presented in the following table:

                                                                                          PERCENT OF
                                            NUMBER       AREA UNDER         ANNUAL       TOTAL ANNUAL
                 TENANT                    OF LEASES   LEASE (SQ.FT.)        RENT          REVENUES
                 ------                    ---------   --------------   --------------   ------------
                                                       (IN THOUSANDS)   (IN THOUSANDS)
Lowe's...................................      2           230.6           1,207.8            6%

     As of November 15, 1999, Lowe's was Legacy's largest tenant in terms of total revenues. Lowe's is owned by Lowe's Companies, Inc., the nation's second largest home improvement retailer with over 400 stores. Lowe's Companies is listed on the New York Stock Exchange. Lowe's Companies had a credit rating of A from Standard & Poor's Corporation as of September 1999.

     Lowe's Companies is a publicly-traded company subject to the reporting requirements of the Securities Exchange Act of 1934, and financial and other information regarding this company is on file with the SEC.

LEGACY'S EMPLOYEES

     As of November 15, 1999, Legacy had approximately 154 employees, including the employees of its subsidiaries.

LEGACY'S HEADQUARTERS

     Legacy's principal executive offices are located at 16955 Via Del Campo, Suite 100, San Diego, California 92127 and its telephone number is (858) 675-9400.

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

LEGACY'S DIRECTORS AND OFFICERS

     The table below indicates the name, position with Legacy and ages of the directors, executive officers and other key employees of Legacy as of November 15, 1999.

               NAME                                   POSITION WITH LEGACY                    AGE
               ----                                   --------------------                    ---
Gary B. Sabin.....................  Chairman, President and Chief Executive Officer           45
Richard B. Muir...................  Director, Executive Vice President, Chief Operating       44
                                    Officer and Secretary
Kelly D. Burt.....................  Director and Executive Vice President -- Development      42
Jack McGrory......................  Director                                                  50
Richard J. Nordlund...............  Director                                                  54
Robert E. Parsons, Jr.............  Director                                                  44
Robert S. Talbott.................  Director                                                  46
John H. Wilmot....................  Director                                                  57
Graham R. Bullick, Ph.D...........  Senior Vice President -- Capital Markets                  49
Mark T. Burton....................  Senior Vice President -- Acquisitions                     39
S. Eric Ottesen...................  Senior Vice President, General Counsel and Assistant      44
                                    Secretary
James Y. Nakagawa.................  Chief Financial Officer                                   34
Emmett R. Albergotti..............  Senior Vice President -- Retail Development               57
William J. Hamilton...............  Senior Vice President -- Self Storage                     42
William J. Stone..................  Senior Vice President -- Retail Development               56
John A. Visconsi..................  Senior Vice President -- Leasing/Asset Management         55

     Gary B. Sabin has served as Chairman of the Board of Directors, President and Chief Executive Officer since Legacy's formation. Mr. Sabin also has served as President and Chief Executive Officer and a Director of Enterprises since November 1999. Mr. Sabin served as Director and President of New Plan Excel from September 1998 to April 1999 and as Chairman, President and Chief Executive Officer of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Sabin has served as Chief Executive Officer of various companies since his founding of Excel Realty Trust's predecessor company and its affiliates starting in 1977. He has been active for over 20 years in diverse aspects of the real estate industry, including the evaluation and negotiation of real estate acquisitions, management, financing and dispositions.

     Richard B. Muir has served as Director, Executive Vice President and Secretary since Legacy's formation. Mr. Muir has served as Legacy's Chief Operating Officer since November 1999. Mr. Muir also has served as Executive Vice president, Chief Operating Officer, and a Director of Enterprises since November 1999. Mr. Muir served as a Director, Executive Vice President and Co-Chief Operating Officer of New Plan Excel from September 1998 to April 1999 and served as Director, Executive Vice President and Secretary of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Muir served as an officer and director of various affiliates of Excel Realty Trust since 1978, primarily in administrative and executive capacities, including direct involvement in and supervision of asset acquisitions, management, financing and dispositions.

     Kelly D. Burt has served as Legacy's Director and Executive Vice
President -- Development since May 1998 and in the same position with Enterprises since November 1999. From 1992 to May 1998, Mr. Burt served as President and founder of TenantFirst, a real estate development company in San Diego, California that was acquired by Legacy in May 1998. From 1984 to 1992, Mr. Burt was an Industrial/Office Partner at the San Diego division of Trammell Crow Company, a real estate development company headquartered in Dallas, Texas.

     Jack McGrory has served as a Director of Legacy and as Chairman of the Board of Enterprises since November 1999. Mr. McGrory also serves as Chief Operating Officer of the San Diego Padres, a position he has held since October 1999. Mr. McGrory served as President and Chief Executive Officer of Enterprises from September 1997 to November 1999 and as City Manager of the City of San Diego from March 1991 to August 1997.

     Richard J. Nordlund has served as a Director since Legacy's formation and as President of RJN Management, a real estate firm in Santa Barbara, California, since 1985. From 1978 through 1988, Mr. Nordlund served as President of First Corporate Services, an investment banking firm in Minneapolis, Minnesota. He is also associated with Miller & Schroeder Financial, Inc. Mr. Nordlund's business experience includes 28 years in the investment banking and mortgage banking industries.

     Robert E. Parsons, Jr. has served as a Director since Legacy's formation. He served as a Director of Excel Realty Trust and then New Plan Excel from January 1989 to April 1999. Mr. Parsons is presently Executive Vice President and Chief Financial Officer of Host Marriott Corporation, a company he joined in 1981. He also serves as a director and officer of several Host Marriott subsidiaries, and as a Director of Merrill Financial Corporation, a privately-held real estate company.

     Robert S. Talbott has served as a Director since Legacy's formation. Mr. Talbott is an attorney and has served as President of Holrob Investments, LLC, a company engaged in the acquisition, development, management and leasing of real property, since 1997. From 1985 through 1997, Mr. Talbott served as Executive Vice President and President of Horne Properties, Inc., where he was involved in the acquisition and development of over 100 shopping centers. He also serves as a member of the Public Building Authority of Knoxville, Tennessee, as a member of the Knoxville Industrial Development Board, as a Director of the Knoxville Chamber of Commerce and as Chairman of the St. Mary's Foundation.

     John H. Wilmot has served as a Director since Legacy's formation. He served as a Director of Excel Realty Trust and then New Plan Excel from 1989 to April 1999. Mr. Wilmot, individually and through his wholly-owned corporations, develops and manages real property, including office buildings, shopping centers and residential projects primarily in the Phoenix/Scottsdale area, and has been active in that business since 1976.

     Graham R. Bullick, Ph.D., has served as Legacy's Senior Vice
President -- Capital Markets since Legacy's formation and in the same position with Enterprises since November 1999. Mr. Bullick served as Senior Vice President -- Capital Markets of Excel Realty Trust and then New Plan Excel from January 1991 to April 1999. Previously, Mr. Bullick was associated with Excel Realty Trust as a Director from 1991 to 1992. From 1985 to 1991, Mr. Bullick served as Vice President and Chief Operations Officer for a real estate investment firm, where his responsibilities included acquisition and financing of investment real estate projects.

     Mark T. Burton has served as Legacy's Senior Vice President -- Acquisitions since Legacy's formation and in the same position with Enterprises since November 1999. Mr. Burton served as Senior Vice President -- Acquisitions with Excel Realty Trust and then New Plan Excel from October 1995 to April 1999. He also served as a Vice President of Excel Realty Trust from January 1989 to October 1995. Mr. Burton was associated with Excel Realty Trust and its affiliates beginning in 1983, primarily in the evaluation and selection of property acquisitions.

     S. Eric Ottesen has served as Senior Vice President, General Counsel and Assistant Secretary since Legacy's formation. Mr. Ottesen also has served as Senior Vice President, General Counsel and Secretary of Enterprises since November 1999. Mr. Ottesen served as Senior Vice President -- Legal

Affairs and Secretary of New Plan Excel from September 1998 to April 1999. Mr. Ottesen served as Senior Vice President, General Counsel and Assistant Secretary of Excel Realty Trust from September 1996 to September 1998. From 1987 to 1995, Mr. Ottesen was a senior partner in a San Diego law firm.

     James Y. Nakagawa has served as Legacy's Chief Financial Officer since October 1998. Mr. Nakagawa also has served as Chief Financial Officer and Treasurer of Enterprises since November 1999. From March 1998 to October 1998, Mr. Nakagawa served as Controller of Legacy. Mr. Nakagawa served as Controller of Excel Realty Trust and then New Plan Excel from September 1994 to April 1999. Prior to joining New Plan Excel, Mr. Nakagawa was a manager at Coopers & Lybrand LLP. Mr. Nakagawa is a certified public accountant.

     Emmett R. Albergotti has served as Legacy's Senior Vice President -- Retail Development since August 1998 and in the same position with Enterprises since November 1999. From 1993 to August 1998, Mr. Albergotti served as Senior Vice President of AMC Realty, Inc., the real estate arm of AMC Entertainment, Inc., for which he oversaw the acquisition and development of new theater locations throughout the western United States.

     William J. Hamilton has served as Legacy's Senior Vice President -- Self Storage since November 1999 and in the same position with Enterprises since November 1999. From August 1996 to September 1999, Mr. Hamilton served as Vice President -- Self Storage of Enterprises. Mr. Hamilton has also served as the President of Price Self Storage, a subsidiary of Enterprises that owns self storage unit facilities, since its inception in August 1996. From August 1995 to July 1996, Mr. Hamilton served as an Executive Vice President of Price Quest, a subsidiary of Enterprises that had various retailing divisions. From November 1994 to August 1995, he was a Vice President of Enterprises. From October 1993 to November 1994, Mr. Hamilton was a Vice President of PriceCostco.

     William J. Stone has served as Senior Vice President -- Retail Development of Legacy and Enterprises since December 1999. From November 1994 to December 1999 Mr. Stone served as the Executive Vice President of DDR/OliverMcMillan, where he oversaw the development of urban retail/entertainment redevelopment projects. Prior to joining DDR/OliverMcMillan and since 1975, Mr. Stone was an executive with several nationally recognized firms in the regional shopping center industry, most recently with Ernest W. Hahn, Inc.

     John A. Visconsi has served as Legacy's Senior Vice
President -- Leasing/Asset Management since May 1999 and in the same position with Enterprises since November 1999. Mr. Visconsi served as Vice
President -- Leasing with Excel Realty Trust and then New Plan Excel from January 1995 to April 1999. He also served as Senior Vice President of Enterprises from January 1994 to March 1995. From 1981 to 1994, Mr. Visconsi was Director of Leasing and Land Development of Ernest W. Hahn, Inc.

                         INFORMATION ABOUT ENTERPRISES

GENERAL

     Enterprises is a REIT incorporated in the state of Maryland. Its principal business is to own, acquire, develop, operate, manage and lease real property. Enterprises was originally incorporated in July 1994 as a Delaware corporation and began operations as a wholly-owned subsidiary of Costco Companies, Inc., formerly Price/Costco, Inc. In 1994, Costco spun-off Enterprises and transferred to Enterprises as part of a voluntary exchange offer substantially all of the real estate assets which historically formed Costco's non-club real estate business segment, merchandising business entities and other assets.

     In June 1997, Enterprises' board determined that it would be in the best interest of Enterprises and its stockholders to separate Enterprises' core real estate business from its merchandising businesses. Accordingly, Enterprises' board approved a spin-off transaction in which Enterprises would continue to conduct its real estate business consisting of an initial asset base of 27 retail properties and $40 million of cash following the spin-off. In August 1997, Enterprises' merchandising businesses, real estate properties held for sale, and various other assets were spun-off to PriceSmart. Through a stock distribution, PriceSmart became a separate public company. Since that time, Enterprises has engaged in a combination of acquiring, developing, owning, managing and/or selling real estate assets, primarily shopping centers. The PriceSmart distribution resulted in Enterprises becoming eligible to elect federal tax treatment as a REIT, which allows Enterprises to substantially eliminate its obligation to pay taxes on income.

ENTERPRISES' PROPERTIES

     At November 15, 1999, Enterprises owned 30 commercial real estate properties and held one property with a 21-year ground lease. These properties encompass approximately 4.0 million square feet of GLA and were 92% leased at November 15, 1999. The five largest properties include approximately 1.7 million square feet of GLA that generate annual minimum rent of approximately $26.2 million, based on leases existing as of November 15, 1999.

     Included in the properties Enterprises owned at November 15, 1999 are four self storage facilities. Two of these facilities, San Diego, California and Azusa, California, are located on the same sites as Enterprises' commercial properties. The other two self storage facilities are stand-alone properties. At November 15, 1999, these facilities had approximately 470,000 square feet of GLA and were 93% occupied.

     The following table describes Enterprises' portfolio of real estate properties as of November 15, 1999. Amounts shown for annual minimum rents are based on executed leases at November 15, 1999. Enterprises made no allowances for contractually-based delays to the commencement of rental payments. Due to the nature of real estate investments, Enterprises' actual rental income may differ from amounts shown in the table below. Self storage properties as of November 15, 1999 are shown separately from Enterprises' commercial portfolio.

                                                NUMBER                      PERCENT       ANNUAL
           COMMERCIAL PROPERTIES              OF TENANTS    GLA (SQ FT)     LEASED         RENT
           ---------------------              ----------   --------------   -------   --------------
                                                           (IN THOUSANDS)             (IN THOUSANDS)
Westbury, NY................................       8            398.6         100%      $ 7,736.9
Pentagon City, VA...........................      14            336.8         100         6,627.3
Sacramento/Bradshaw, CA.....................       2            296.9         100         4,464.7
Wayne, NJ(1)................................       5            348.1          89         4,304.5
Philadelphia, PA............................      21            308.7          98         3,040.8
Signal Hill, CA.............................      14            154.8         100         2,305.8
Roseville, CA...............................      17            188.5          99         2,292.7
San Diego, CA(2)............................       3            443.2         100         1,971.5
Fountain Valley, CA.........................      14            119.0          92         1,665.0
Glen Burnie, MD.............................       8            130.6          85         1,345.1
Seekonk, MA.................................       9            213.7          49         1,403.4
San Diego/Rancho San Diego, CA..............      16             93.7          95         1,056.0
Moorestown, NJ (leased land)................       2            172.6          36           652.8
San Diego/Carmel Mountain, CA...............       6             35.0          96           890.6
Inglewood, CA...............................       1            119.9         100           926.6
Northridge, CA..............................       2             22.0         100           734.0
New Britain, CT.............................       1            112.4         100           671.1
San Juan Capistrano, CA.....................       6             56.4         100           592.0
Azusa, CA(2)................................       3            206.6         100           588.9
Smithtown, NY...............................       1             55.6         100           500.7
Sacramento/Stockton, CA.....................       2             50.2         100           470.2
Hampton, VA.................................       2             45.6         100           445.2
Redwood City, CA............................       2             49.4         100           417.4
Tucson, AZ..................................       9             40.1          92           356.7
Denver/Littleton, CO........................       1             26.4         100           216.1
Denver/Aurora, CO...........................       1              7.3         100           164.3
San Diego/Southeast, CA.....................       2              8.9         100           150.4
Chula Vista/Rancho del Rey, CA..............       1              3.2         100            75.0
Temecula, CA(3).............................       0                0           0               0
                                                 ---          -------         ---       ---------
  Total Commercial Properties...............     173          4,044.2          92%      $46,065.7
                                                 ===          =======         ===       =========

-------------------------
(1) Includes 37,000 sq. ft. of vacant storage space.

(2) Price Self Storage is also located at these properties.

(3) Future shopping center development consisting of 47.5 acres purchased in July 1999.

                 SELF STORAGE PROPERTIES                    GLA (SQ FT)        PERCENT LEASED
                 -----------------------                   --------------      --------------
                                                           (IN THOUSANDS)
San Diego/Murphy Canyon, CA..............................      243.2                 97%
San Diego, CA............................................       89.9(1)              99
Azusa, CA................................................       85.2(1)(2)           97
Solana Beach, CA.........................................       59.4(3)              62
                                                               -----                 --
  Total Self Storage Properties..........................      477.7                 93%
                                                               =====                 ==

-------------------------
(1) GLA of facility is also included in GLA for the commercial property listed above.

(2) Opened during the first quarter of 1999.

(3) Opened a portion of the facility during the first quarter of 1999.

ENTERPRISES' PRINCIPAL TENANTS

     Enterprises' eight largest tenants accounted for approximately 45% of its total GLA and approximately 55% of its total annualized rental revenues as of November 15, 1999. The table below presents certain information about these tenants:

                                                               PERCENT                      PERCENT OF
                                 NUMBER       AREA UNDER       OF GLA          ANNUAL          TOTAL
            TENANT              OF LEASES   LEASE (SQ FT)    UNDER LEASE        RENT        ANNUAL RENT
            ------              ---------   --------------   -----------   --------------   -----------
                                            (IN THOUSANDS)                 (IN THOUSANDS)
Costco........................      4            618.2          15.3%        $ 8,396.3         18.2%
The Sports Authority..........      8            341.2           8.4           4,365.4          9.5
The Home Depot................      2            214.2           5.3           2,775.2          6.0
AT&T Wireless.................      1            156.6           3.9           2,240.0          4.9
Level One Communications......      1            140.4           3.5           2,224.8          4.8
Kmart.........................      1            110.0           2.7           2,027.2          4.4
Marshalls.....................      2             87.9           2.2           1,889.5          4.1
PETsMART......................      6            155.8           3.9           1,622.4          3.5
                                   --          -------          ----         ---------         ----
                                   25          1,824.3          45.2%        $25,540.8         55.4%
                                   ==          =======          ====         =========         ====

ENTERPRISES' HEADQUARTERS

     Enterprises' principal executive offices are located at 16955 Via Del Campo, Suite 100, San Diego, California 92127 and its telephone number is (858) 675-9400.

ENTERPRISES' DIRECTORS AND OFFICERS

     The table below indicates the name, position with Enterprises and ages of its directors, executive officers and other key employees as of November 15, 1999.

                NAME                                 POSITION WITH ENTERPRISES                AGE
                ----                                 -------------------------                ---
Jack McGrory.........................  Chairman                                               50
Gary B. Sabin........................  Director, President and Chief Executive Officer        45
Richard B. Muir......................  Director, Executive Vice President and Chief           44
                                       Operating Officer
James F. Cahill......................  Director                                               44
Simon M. Lorne.......................  Director                                               53
Kelly D. Burt........................  Executive Vice President -- Development                42
Graham R. Bullick, Ph.D. ............  Senior Vice President -- Capital Markets               49
Mark T. Burton.......................  Senior Vice President -- Acquisitions                  39
S. Eric Ottesen......................  Senior Vice President, General Counsel and Secretary   44
James Y. Nakagawa....................  Chief Financial Officer and Treasurer                  34
Emmett R. Albergotti.................  Senior Vice President -- Retail Development            57
William J. Hamilton..................  Senior Vice President -- Self Storage                  42
William J. Stone.....................  Senior Vice President -- Retail Development            56
John A. Visconsi.....................  Senior Vice President -- Leasing/Asset Management      55

     For information on the above named directors, executive officers and other key employees, excluding Messrs. Cahill and Lorne, see "Information About Legacy -- Legacy's Directors and Officers."

     James F. Cahill has served as a Director of Enterprises since August 1997 and as a Director of PriceSmart, Inc. since November 1999. He has also served as Executive Vice President of Price Entities since January 1987. In this position he has been responsible for the oversight and investment activities of the financial portfolio of Sol Price, founder of The Price Company, and related entities. He was a Director of Neighborhood National Bank, located in San Diego, from 1992 through January 1998. Prior to his current position, Mr. Cahill was employed at The Price Company for ten years with his last position being Vice President of Operations.

     Simon M. Lorne has served as Director of Enterprises since November 1999. Mr. Lorne has also been a partner with the Los Angeles law firm of Munger, Tolles & Olson LLP since April 1999. Mr. Lorne had also been a partner in that firm from 1972 to 1993. From 1993 to 1996, Mr. Lorne was General Counsel of the SEC. From 1996 until re-joining Munger, Tolles & Olson, he was a Managing Director of Salomon Smith Barney and, prior to the merger that formed Salomon Smith Barney, of Salomon Brothers. Salomon Smith Barney is, and Salomon Brothers was, an investment banking and securities firm. Mr. Lorne owns 29,550 shares of the Enterprises preferred stock. Mr. Lorne and his firm represented Enterprises and Sol Price in the exchange offer.

                        COMPARISON OF STOCKHOLDER RIGHTS

     Your rights as a stockholder of Enterprises are currently governed by the MGCL, Enterprises' charter and its bylaws. You may become a stockholder of Legacy through the conversion of the Legacy debentures to be received in the merger. The following discussion compares your existing rights as a stockholder of Enterprises with those as a stockholder of Legacy. This summary of comparative rights of Legacy's and Enterprises' stockholders may not be complete and is subject to and qualified in its entirety by reference to the MGCL, the DGCL, Legacy's charter, Legacy's bylaws, Enterprises' charter and Enterprises' bylaws.

FORM OF ORGANIZATION AND PURPOSE

     Legacy. Legacy is a Delaware corporation. Under Legacy's charter, Legacy is authorized to engage in any lawful acts or activities for which corporations may be organized under the DGCL, subject to the terms and conditions set forth in the Intercompany Agreement by and between Legacy and Excel Realty Trust, for so long as the Intercompany Agreement is in effect. The Intercompany Agreement was terminated in all material respects on April 21, 1999.

     Enterprises. Enterprises is a Maryland corporation. Under Enterprises' charter, Enterprises is authorized to engage in any lawful act or activity for which corporations may be organized under the MGCL.

CAPITALIZATION

     Legacy. Legacy's charter authorizes a total of 200,000,000 shares of stock consisting of 150,000,000 shares of Legacy common stock and 50,000,000 shares of Legacy preferred stock. A certificate of designation classifies 25,000,000 shares of Legacy's preferred stock as Series B preferred stock. At September 30, 1999, 33,457,804 shares of the Legacy common stock and 21,281,000 shares of the Series B preferred stock were issued and outstanding.

     Enterprises. Enterprises' charter authorizes a total number of 100,000,000 shares of stock, consisting of 74,000,000 shares of the Enterprises common stock and 26,000,000 shares of the Enterprises preferred stock. At September 30, 1999, 13,309,006 shares of the Enterprises common stock and 23,759,456 shares of the Enterprises preferred stock were issued and outstanding.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF STOCK

     Legacy. Although permitted by the DGCL, neither Legacy's charter nor Legacy's bylaws provide for restrictions on the transfer of Legacy securities.

     In addition, under the DGCL no restriction is binding with respect to securities issued prior to adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction. A restriction on the transfer of securities of a corporation is permitted under the DGCL if, among other things, it prohibits the transfer of the restricted securities to designated persons or classes of persons, and the designation is not manifestly unreasonable. Any other lawful restriction on the transfer of securities also is permitted under the DGCL. The DGCL expressly provides that any restriction on the transfer of shares imposed for the purpose of maintaining a tax advantage to the corporation is conclusively presumed to be for a reasonable purpose.

     Enterprises. As permitted by the MGCL, for purposes of maintaining Enterprises' REIT status under the Code, Enterprises' charter provides that, subject to some exceptions, no person or persons acting as a group may:

     - beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% (by number or value, whichever is more restrictive) of the outstanding stock of Enterprises, or

     - constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding stock of Enterprises.

     Enterprises' board of directors may, however, in its sole discretion, exempt a person or persons from the above ownership limits, provided that the procedures set forth in Enterprises' charter are complied with and Enterprises' board of directors has determined that the exemption will not cause Enterprises to fail to qualify as a REIT. Enterprises' board of directors has waived the above ownership limits with respect to the Price family and affiliated entities, and with respect to Legacy.

     Enterprises' charter further prohibits, without exception:

     - any person from actually or constructively owning shares of stock of Enterprises that would result in Enterprises being "closely held" under
       Section 856(h) of the Code or otherwise cause Enterprises to fail to qualify as a REIT, and

     - any person from transferring shares of stock of Enterprises if such transfer would result in all classes and series of stock of Enterprises being owned by fewer than 100 persons.

AMENDMENT OF LEGACY'S CHARTER AND ENTERPRISES' CHARTER

     Legacy. Under the DGCL, a corporation's certificate of incorporation may be amended if the amendment is approved by the board of directors, by a majority of the outstanding stock entitled to vote on the amendment, and by a majority of the outstanding stock of each class entitled to vote on the amendment. Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, that would increase or decrease the aggregate number of authorized shares of that class, increase or decrease the par value of the shares of that class or alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely. If any proposed amendment would adversely affect one or more series by altering or changing the powers, preferences or special rights of the series, but would not so affect the entire class, then only the shares of the series so affected by the amendment is entitled to vote as a separate class on the amendment. Legacy's charter provides that Legacy reserves the right to amend, alter, change or repeal any provision of Legacy's charter in the manner prescribed by statute and that all rights granted to Legacy stockholders in Legacy's charter are granted subject to such reservation.

     Enterprises. Under the MGCL, in order to amend the charter, the board of directors must adopt a resolution setting forth and declaring advisable the proposed amendment and direct that the proposed amendment be submitted to stockholders for their consideration either at an annual or special meeting of stockholders. The proposed amendment must then be approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. Enterprises' charter provides that any action, which would include an amendment to Enterprises' charter, shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares entitled to vote thereon, rather than two-thirds as otherwise provided for under the MGCL.

STOCKHOLDER VOTING RIGHTS GENERALLY

     Legacy. Under the DGCL, unless otherwise provided in the certificate of incorporation and subject to certain provisions of the DGCL, each stockholder is entitled to one vote for each share of capital stock held by him. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize others to act for him by proxy, but no proxy may be voted or acted upon after three years from its date, unless the proxy specifically provides for its effectiveness for a longer period. The DGCL further provides that in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is deemed to be the act of the stockholders, unless the DGCL, the certificate of incorporation or the bylaws specify a different voting requirement. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, constitutes a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of shares of the class or classes present in person or represented by proxy at the meeting is the act of that class. The holders of the Legacy Series B preferred stock are entitled to one vote per share, voting together with the holders of the Legacy common stock, on all matters that the holders of the Legacy common stock are entitled to vote on.

     Enterprises. Under the MGCL, unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of common stock is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote the stock the stockholder owns either in person or by proxy. A proxy is not valid for more than eleven months after its date, unless it provides otherwise. Unless the MGCL or charter specify a different voting requirement, a majority of all the votes cast at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders. Additionally, unless the MGCL or charter provide otherwise, if two or more classes of stock are entitled to vote separately on any matter for which the MGCL requires approval by two-thirds of all the votes entitled to be cast, the matter must be approved by two-thirds of all the votes of each class. The holders of the Enterprises preferred stock are entitled to 1/10 of one vote per share, voting together with the holders of the Enterprises common stock on all matters that the holders of the Enterprises common stock are entitled to vote on. As permitted by the MGCL, Enterprises' charter provides that any action which would otherwise require a greater proportion is valid and effective if authorized by the affirmative vote of a majority of the holders of shares entitled to vote on the action.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     Legacy. Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action, is signed by stockholders having at least that number of votes that would have been necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

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     Enterprises. Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholder meetings:

     - an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and

     - a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

SPECIAL STOCKHOLDER MEETINGS

     Legacy. Legacy's bylaws provide that special meetings of stockholders may be called by:

     - the chairman,

     - the vice chairman,

     - the president,

     - any vice president,

     - the secretary,

     - any assistant secretary,

     - at the written request of a majority of the entire board of directors, or

     - at the written request of stockholders owning a majority of the capital stock of Legacy and entitled to vote.

     Enterprises. Enterprises' bylaws provide that special meetings of stockholders may be called by:

     - the chairman of the board,

     - the president,

     - a majority of the board of directors by vote at a meeting or in writing, or

     - the secretary at the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

INSPECTION RIGHTS

     Legacy. A stockholder of a Delaware corporation may inspect the stockholder list and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to such person's interest as a stockholder.

     Enterprises. One or more persons who have been holders of record for more than six months of at least 5% of the outstanding stock of any class of a Maryland corporation are entitled to inspect and copy the corporation's books of account and stock ledger and receive a written statement of the corporation's affairs and a verified list of stockholders.

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NUMBER AND ELECTION OF DIRECTORS

     Legacy. The minimum number of directors of a Delaware corporation is one. The DGCL provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case the number of directors may be changed only by amendment of the certificate of incorporation. In addition, the DGCL permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. Directors of a Delaware corporation are elected by a plurality vote of the shares present in person or represented by proxy at a stockholders meeting and entitled to vote on the election of directors. Legacy's bylaws provide that Legacy's board of directors determines the number of directors comprising the board of directors, but that there must not be less than three directors. The current number of directors is eight.

     Enterprises. The minimum number of directors of a Maryland corporation having three or more stockholders is three. The number of directors is provided by the charter until changed by the bylaws. The bylaws may both alter the number of directors set by the charter, and authorize a majority of the entire board of directors to alter within specified limits the number of directors set by the charter or the bylaws, but the action may not affect the tenure of office of any director.

     In addition, the MGCL permits, but does not require, the board of directors to be classified. If the directors are divided into classes, the term of office may be provided in the bylaws, except that the term of office of a director may not be longer than five years or, except in the case of an initial or substitute director, shorter than the period between annual meetings. The term of office of at least one class must expire each year. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Unless the charter or bylaws provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     Enterprises' charter provides that the number of directors shall be six, which number may be increased or decreased in accordance with Enterprises' bylaws, provided that the total number of directors may not be less than the minimum number permitted by the MGCL. Under Enterprises' bylaws, the number of directors is fixed by Enterprises' board of directors within the limits set forth in Enterprises' charter, provided that there may not be more than 25 directors. The current number of directors is five.

REMOVAL OF DIRECTORS

     Legacy. A director of a Delaware corporation may be removed with or without cause by the holders of a majority of shares then entitled to vote at an election of directors, provided, that:

     - when a corporation has a classified board of directors, a director may be removed only for cause, unless the certificate of incorporation provides otherwise,

     - if a corporation has cumulative voting for the election of directors and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there is more than one class of directors, at an election of the class of directors of which he is a member, and

     - whenever the stockholders of any class or series are entitled to elect one or more directors by the certificate of incorporation, a director elected by a class or series may be removed by the

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       affirmative vote of a majority of all the votes of that class or series and not the vote of the outstanding shares as a whole.

     Enterprises. Enterprises' charter provides that, subject to the rights of one or more classes or series of preferred stock to remove one or more directors, any director or the entire board of directors may be removed only for cause and only by the affirmative vote of stockholders holding at least a majority of all the votes entitled to be cast in the election of directors.

VACANCIES ON THE BOARD OF DIRECTORS

     Legacy. As permitted by the DGCL, Legacy's bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. However, if the certificate of incorporation directs that a particular class is to elect a director, the vacancy may be filled only by the other directors elected by that class. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board as constituted immediately prior to the increase, the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent of the total number of shares outstanding having the right to vote for such directors, order an election to be held to fill the vacancy or newly created directorship or to replace the director chosen by the directors then in office. Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, when one or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, have the power to fill the vacancy or vacancies, with that vote to take effect when such resignation or resignations becomes effective, and each director so chosen shall hold office as provided in the DGCL for the filling of other vacancies.

     Enterprises. Enterprises' bylaws provide that subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on Enterprises' board of directors resulting from the removal of a director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy which results from any cause, except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire board of directors.

STANDARD OF CONDUCT

     Legacy. Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty has been said to require directors to refrain from self-dealing and the duty of care requires directors to use that amount of care which ordinarily careful and prudent persons would use in similar circumstances. Gross negligence has been established as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations.

     Enterprises. The standards of conduct for directors of Maryland corporations are governed by the MGCL. Section 2-405.1 of the MGCL requires that a director of a Maryland corporation perform his duties:

     - in good faith,

     - in a manner he reasonably believes to be in the best interests of the corporation, and

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     - with the care an ordinarily prudent person in a like position would use under similar circumstances.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND OF NEW BUSINESS PROPOSALS

     Legacy. Legacy's bylaws do not provide for advance notice of director nominations or new business proposals.

     Enterprises. Enterprises' bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to Enterprises' board of directors and the proposal of business to be considered by stockholders may be made only:

     - pursuant to Enterprises' notice of meeting,

     - by or at the direction of the board of directors, or

     - by a stockholder who was a stockholder of record both at the time of giving notice provided for in Enterprises' bylaws and at the time of the annual meeting, and who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in Enterprises' bylaws.

     The advance notice provisions contained in Enterprises' bylaws generally require that stockholders deliver nominations and new business proposals to Enterprises' secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the date on which Enterprises first mailed its proxy materials for the prior year's annual meeting of stockholders.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Legacy. Under the DGCL, directors may be indemnified for liabilities incurred in connection with specified actions (other than any action brought by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believed to be in and not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The same standard of conduct is applicable for indemnification in the case of derivative actions brought by or in the right of the corporation, except that in such cases the DGCL authorizes indemnification only for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such cases. Moreover, the DGCL requires court approval before there can be any such indemnification where the person seeking indemnification has been found liable to the corporation in a derivative action. To the extent that a present or former director or officer has been successful in defense of any action, suit or proceeding, the DGCL provides for indemnification for expenses (including attorneys' fees). The DGCL states expressly that the indemnification provided by or granted under the DGCL is not deemed exclusive of any non-statutory indemnification rights existing under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Legacy's charter and bylaws provide that every director, officer and employee of Legacy shall be indemnified against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him by reason of his being or having been a director, officer or employee of Legacy.

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     Under Legacy's charter, no director shall be liable to Legacy or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders,

     - for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,

     - under section 174 of the DGCL (concerning unlawful payment of dividend or unlawful stock purchase or redemption), or

     - for any transaction from which the directors derived an improper personal benefit.

     Enterprises. Unless a corporation's charter provides otherwise, which Enterprises' charter does not, the MGCL requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to advance reasonable expenses to a director or officer. A corporation may indemnify its present and former directors and officers, among others, against:

     - judgments,

     - penalties,

     - fines,

     - settlements, and

     - reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

     The MGCL does not permit a corporation to indemnify its present and former directors and officers if it is established that:

     - the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

     - the director or officer actually received an improper personal benefit in money, property or services, or

     - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     Under the MGCL, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders. Enterprises' charter obligates Enterprises to indemnify its directors and officers, whether serving Enterprises or at its request any other entity, to the full extent required or permitted by the MGCL, including the advancement of expenses under the procedures and to the full extent permitted by law, and other employees and agents to such extent as authorized by its board of directors and bylaws and as may be permitted by law. Enterprises' bylaws specify the procedures for indemnification and advancement of expenses.

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

     The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not eliminate liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Enterprises' charter contains a provision which eliminates liability of directors and officers to the maximum extent permitted by the MGCL.

DECLARATION OF DIVIDENDS

     Legacy. Under the DGCL, a corporation is permitted to declare and pay dividends out of surplus (as defined in the DGCL) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Dividends may be paid in cash, property or shares of a corporation's capital stock. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

     Enterprises. Under the MGCL, if authorized by its board of directors, a Maryland corporation may declare and pay dividends subject to any restriction in its charter unless, after giving effect to the dividend:

     - the corporation would not be able to pay indebtedness of the corporation as the indebtedness becomes due in the usual course of business, or

     - the corporation's total assets would be less than the sum of the corporation's total liabilities plus, unless the charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights on dissolution are superior to those receiving the dividend.

APPRAISAL RIGHTS

     Legacy. Under the DGCL, the right to receive the fair value of dissenting shares is made available to stockholders of a constituent corporation in a merger or consolidation effected under the DGCL. Dissenters' rights of appraisal are not available for the shares of any class or series of stock, if the stock, or depository receipts in respect thereof, were at the record date fixed to determine stockholders entitled to receive notice and vote on such transaction, either:

     - listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Security Dealers, Inc., or

     - held of record by more than 2,000 holders.

     Further, no appraisal rights are available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided by the DGCL. Notwithstanding the foregoing, unless limited or held of record by more than 2,000 persons, appraisal rights under the DGCL are available for the shares

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of any class or series of stock of a corporation if the holders thereof are required by the terms of an agreement of merger or consolidation under the DGCL to accept for such stock anything except:

     - shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof,

     - shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts in respect thereof will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 holders,

     - cash in lieu of fractional shares, or

     - any combination of the shares of stock, depository receipts and cash in lieu of such fractional shares.

     Enterprises. Under the MGCL, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the corporation if the corporation consolidates or merges with another corporation, the corporation sells all of its assets or, if not permitted by its charter, the corporation amends its charter to substantially affect the stockholders' contract rights, unless:

     - the stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

     - the stock is that of the successor in a merger, unless:

     - the merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so, or

     - the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of the provisions for the treatment of fractional shares of stock in the successor.

MERGER, CONSOLIDATION, SHARE EXCHANGE AND TRANSFER OF ALL OR SUBSTANTIALLY ALL ASSETS

     Legacy. Under the DGCL, the principal terms of a merger or consolidation generally require the approval of the stockholders of each of the constituent corporations. Unless otherwise required in a corporation's certificate of incorporation, the DGCL does not require a stockholder vote of the surviving corporation in a merger if:

     - the agreement of merger does not amend in any respect the certificate of incorporation of the corporation,

     - each share of stock of the corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and

     - either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into common stock are to be issued or delivered under the merger, or the number of authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under

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       the plan, do not exceed 20% of the number of shares of common stock outstanding immediately prior to the effective date of the merger, or

     - the merger is of a subsidiary into a parent, provided the parent owns at least 90% of the subsidiary.

     When a stockholder vote is required under the DGCL to approve a merger or consolidation, unless the certificate of incorporation provides otherwise (which Legacy's charter does not), the affirmative vote of a majority of the outstanding stock entitled to vote on the merger or consolidation shall be required to approve the merger or consolidation. If multiple classes of stock are entitled to vote on the merger or consolidation as separate classes, then a majority of each class entitled to vote to approve the merger or consolidation, voting separately as a class, shall be required to approve the merger or consolidation.

     The board of directors or governing body of a Delaware corporation may take action to sell, lease or exchange all or substantially all of the property and assets of the corporation, including the corporation's goodwill and corporate franchises, upon such terms and conditions and for such consideration, which may consist of money or other property, including shares of stock or other securities of any other corporation as it deems expedient and for the best interests of the corporation, when authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote on the matter.

     Enterprises. The MGCL generally provides that mergers, consolidations, share exchanges or transfers of assets must first be advised by a majority of the board of directors and thereafter approved by stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, unless the charter provides for a greater or lesser stockholder vote, but not less than a majority of the number of votes entitled to be cast on the matter. However, some mergers may be accomplished without a vote of stockholders. For example, no stockholder vote is required for a merger of a subsidiary of a Maryland corporation into its parent, provided the parent owns at least 90% of the subsidiary. In addition, a merger need not be approved by stockholders of a Maryland successor corporation if the merger does not reclassify or change the outstanding shares or otherwise amend the charter, and the number of shares to be issued or delivered in the merger is not more than 20% of the number of its shares of the same class or series outstanding immediately before the merger becomes effective. A share exchange need be approved by a Maryland successor only by its board of directors and by any other action required by its charter. Enterprises' charter requires that any merger, consolidation, share exchange or transfer of assets requiring stockholder approval be approved by a majority vote of all votes entitled to be cast on the matter.

CHANGE IN CONTROL

     Legacy. Section 203 of the DGCL provides that, subject to exceptions specified therein, a corporation will not engage in any business combination with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder unless:

     - prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

     - upon the closing of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the

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       right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or

     - at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include any person that:

     - is the owner of 15% or more of the outstanding voting stock of the corporation,

     - is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or

     - the affiliates and associates of such person.

     Section 203(b)(4) of the DGCL exempts from the restrictions in Section 203 a corporation that does not have a class of voting stock that is:

     - listed on a national securities exchange,

     - authorized for quotation on The Nasdaq Stock Market,

     - held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder.

     Enterprises. Under the MGCL, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder generally includes:

     - any person who beneficially owns 10% or more of the voting power of the corporation's shares, or

     - an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

     After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two super-majority stockholder votes, unless, among other conditions, the holders of common stock receive a minimum price, as defined by the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common stock. None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

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     Also under the MGCL, "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

     - one-fifth or more but less than one-third,

     - one-third or more but less than a majority, or

     - a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

     Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to the conditions and limitations in the statute, the corporation may redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

     Under the MGCL, Enterprises' board of directors has adopted a resolution providing that the "business combination" provisions of Maryland law shall not apply to any "business combination" with Enterprises. Enterprises' bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of stock of Enterprises. There can be no assurance, however, that Enterprises' board of directors will not rescind the resolution or amend the bylaws in the future to provide that the "business combination" and "control share acquisition" provisions of the MGCL apply to Enterprises, except that Enterprises' board has irrevocably exempted Legacy from the operation and effect of the business combination provisions of the MGCL.

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the principal United States federal income tax consequences to United States Holders, as defined below, of:

     - an exchange of the Enterprises common stock in the merger, and

     - the acquisition, ownership and disposition of Legacy debentures, Legacy notes and Legacy common stock.

     The discussion is limited to holders of the Enterprises common stock exchanging such stock in the merger.

     This summary is based upon the Internal Revenue Code of 1986, as amended (the Code), existing United States Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to changes which could affect the tax consequences described herein, possibly on a retroactive basis.

     This summary addresses only the Enterprises common stock exchanged in the merger, the Legacy debentures and the Legacy notes received in the merger, and Legacy common stock received upon conversion of the Legacy debentures held as capital assets. It does not address all of the tax consequences that may be relevant to particular stockholders in light of their personal circumstances, or to some types of stockholders such as:

     - some types of financial institutions,

     - dealers or traders in securities or commodities,

     - insurance companies,

     - "S" corporations,

     - expatriates,

     - Non-United States Holders, as defined below,

     - tax-exempt organizations,

     - persons who are subject to alternative minimum tax, or

     - persons who hold stock or the Legacy debentures or the Legacy notes as a position in a "straddle" or as part of a "hedging" or "conversion" transaction or that have a functional currency other than the United States dollar.

This summary may not be applicable with respect to stock or debentures or notes acquired as compensation, including the Enterprises common stock acquired upon the exercise of stock options or which were or are subject to forfeiture restrictions. This summary also does not address the state, local or foreign tax consequences of exchanging the Enterprises common stock in the merger or acquiring, owning and disposing of Legacy debentures, Legacy notes, or Legacy common stock.

     YOU ARE URGED TO CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO YOUR EXCHANGE OF THE ENTERPRISES COMMON STOCK IN THE MERGER AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF LEGACY DEBENTURES, LEGACY NOTES, OR LEGACY COMMON STOCK.

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

     A "United States Holder" is a holder of the Enterprises common stock, or Legacy debentures, Legacy notes, or Legacy common stock, that for United States federal income tax purposes is:

     - a citizen or resident of the United States,

     - a corporation or partnership created or organized in or under the laws of the United States or any state or division thereof, including the District of Columbia,

     - an estate the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust (1) the administration over which a United States court can exercise primary supervision and (2) all of the substantial decisions of which one or more United States persons have the authority to control and other types of trusts considered United States Holders for federal income tax purposes.

     A "Non-United States Holder" is a holder of the Enterprises common stock, or Legacy debentures, Legacy notes, or Legacy common stock, other than a United States Holder.

TREATMENT OF THE MERGER

     The merger will not be a taxable transaction to Enterprises, Legacy or Legacy Merger Sub.

TREATMENT OF THE EXCHANGE OF THE ENTERPRISES COMMON STOCK IN THE MERGER

     An exchange of the Enterprises common stock for cash, Legacy debentures and Legacy notes in the merger by a United States Holder will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. In general, for United States federal income tax purposes, each stockholder will recognize gain or loss equal to the difference between:

     - the amount of cash and the issue price of any Legacy debentures and Legacy notes received and

     - the stockholder's adjusted tax basis in the Enterprises common stock exchanged therefor.

     Assuming the Enterprises common stock constitutes a capital asset in the hands of the stockholder, such gain or loss will be capital gain or loss. The issue price of Legacy debentures and Legacy notes will be determined as follows. If Legacy debentures or Legacy notes, as the case may be, are traded or deemed traded on an established securities market on or at any time during the 60-day period ending 30 days after the effective date of the merger, the issue price of Legacy debentures or Legacy notes, as the case may be, will be their fair market value determined as of such date. Subject to certain limitations, Legacy debentures or Legacy notes will be deemed so traded if, among other things, price quotations are readily available from dealers, brokers or traders. If Legacy debentures or Legacy notes, as the case may be, are not deemed traded under these rules, then the issue price of Legacy debentures or Legacy notes, as the case may be, will be, assuming the Enterprises common stock is publicly traded or deemed publicly traded within the period described above, the fair market value of the Enterprises common stock for which Legacy debentures or Legacy notes, as the case may be, are exchanged. If neither Legacy debentures or Legacy notes, as the case may be, nor the Enterprises common stock, are deemed traded, the issue price of Legacy debentures or Legacy notes, as the case may be, will be their principal amount.

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

LEGACY DEBENTURES

     Interest. Stated interest on the Legacy debentures will generally be includible in a United States Holder's gross income and taxable as ordinary income for United States federal income tax purposes at the time it is paid or accrued, in accordance with the United States Holder's regular method of accounting for federal income tax purposes.

     Original Issue Discount. If the stated principal amount of a Legacy debenture exceeds the issue price of the Legacy debenture, as determined above, by more than a statutorily determined de minimis amount, a United States Holder will be required to include the amount of such excess as income over the term of the Legacy debenture under a constant yield method. Such excess amount is referred to below as original issue discount, or OID.

     Adjustments to Conversion Ratio. If at any time Legacy makes a distribution of cash or property to holders of Legacy common stock that would be taxable to such stockholders as a dividend for United States federal income tax purposes and, in accordance with the terms of the Legacy debentures, the conversion price or conversion ratio of the Legacy debentures is adjusted, such adjustment will likely be deemed to be the payment of a constructive distribution to holders of the Legacy debentures -- resulting in ordinary income, subject to a possible dividends received deduction in the case of corporate holders -- to the extent of Legacy's current or accumulated earnings and profits, even though such holders receive no cash. An adjustment to the conversion price made under a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Legacy debentures and which is not made to compensate them for taxable distributions of cash or property on any of the outstanding Legacy common stock or any convertible securities, generally will not result in constructive distribution. For example, a decrease in the conversion price in the event of distributions of indebtedness or assets of Legacy will generally result in a deemed distribution to holders of the Legacy debentures, but a decrease in the event of stock dividends or the distribution of rights to subscribe for Legacy common stock ordinarily would not.

     Sale, Exchange, Redemption or Retirement of a Legacy Debenture. Except as provided below under "-- Conversion of Legacy Debentures into Legacy Common Stock," each United States Holder generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of Legacy debentures measured by the difference, if any, between:

     - the amount of cash and the fair market value of any property received -- except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income, and

     - such holder's adjusted tax basis in the Legacy debentures.

     The initial basis in a Legacy debenture will be equal to its issue price, as determined above. If a Legacy debenture is issued with more than a de minimis amount of OID, its basis would be increased by the amount of accrued OID and decreased by the amount of any payment on the Legacy debenture other than payment of stated interest. Except as noted immediately above, any such gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of Legacy debentures will be capital gain or loss.

     Conversion of Legacy Debentures into Legacy Common Stock. A United States Holder generally will not recognize any income, gain or loss upon conversion of a Legacy debenture into Legacy common stock except to the extent the Legacy common stock is considered attributable to accrued interest not previously included in income (which is taxable as ordinary income) or with respect to cash received in lieu of a fractional share of Legacy common stock. The adjusted basis of shares of

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

Legacy common stock received on conversion will generally equal the adjusted basis of the Legacy debentures converted, reduced by the portion of adjusted basis allocated to any fractional share of Legacy common stock exchanged for cash, and the holding period of the Legacy common stock received on conversion will generally include the period during which the converted Legacy debentures were held. However, a United States Holder's tax basis in shares of Legacy common stock considered attributable to accrued interest as described above generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin as of the date of conversion.

LEGACY NOTES

     Interest. Stated interest on the Legacy notes will generally be includible in a United States Holder's gross income and taxable as ordinary income for United States federal income tax purposes at the time it is paid or accrued, in accordance with the United States Holder's regular method of accounting for federal income tax purposes.

     Original Issue Discount. If the stated principal amount of a Legacy note exceeds its issue price, as determined above, by more than a statutorily defined de minimis amount, a United States Holder will be required to include the amount of such OID as income over the term of the Legacy note under a constant yield method.

     Sale, Exchange, Redemption or Retirement of a Legacy Note. Each United States Holder generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of Legacy notes measured by the difference, if any, between:

     - the amount of cash and the fair market value of any property received -- except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income, and

     - such holder's adjusted tax basis in the Legacy notes.

     The initial basis in a Legacy note will be equal to its issue price, as determined above. If a Legacy note is issued with more than a de minimis amount of OID, its basis would be increased by the amount of accrued OID and decreased by the amount of any payment on the Legacy note other than payment of stated interest. Except as noted immediately above, any such gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of Legacy notes will be capital gain or loss.

LEGACY COMMON STOCK

     Cash Distributions. The amount of any cash distribution with respect to Legacy common stock will be treated as a dividend, taxable as ordinary income to the recipient thereof, to the extent of Legacy's current or accumulated earnings and profits as determined under United States federal income tax principles. To the extent that the amount of such distribution exceeds Legacy's current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the holder's tax basis in the Legacy common stock. Any remaining amount after the holder's basis has been reduced to zero will be taxable as capital gain.

     Dividends received by corporate stockholders will be eligible for the 70% dividends-received deduction under section 243 of the Code, subject to various exceptions and limitations contained in the Code. U.S. corporate stockholders should note, however, that there can be no assurance that distributions with respect to Legacy common stock will not exceed the amount of Legacy's current or accumulated earnings and profits. Accordingly, there can be no assurance that the dividends-received deduction will apply to distributions on the Legacy common stock. Corporate holders should consult their tax advisors as to the availability and the limitations relating to the dividends-received deduction.

     CORPORATE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 OF THE CODE TO THE OWNERSHIP AND DISPOSITION OF THEIR COMMON STOCK.

     Sale or Disposition. A sale or other disposition of Legacy common stock will normally be a taxable event. Upon such a taxable sale or other disposition, a stockholder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received by the holder for the Legacy common stock and the holder's adjusted tax basis in those shares.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Under section 3406 of the Code and applicable Treasury regulations, a holder of the Enterprises common stock exchanging shares in the merger, Legacy debentures, Legacy notes, or Legacy common stock, as the case may be, may be subject to backup withholding at the rate of 31% with respect to "reportable payments" unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. "Reportable payments" include:

     - dividend payments,

     - interest payments,

     - under some circumstances, principal payments on the Legacy debentures or the Legacy notes,

     - the gross proceeds payable in the merger -- i.e., cash and any Legacy debentures and Legacy notes, and

     - the proceeds of a taxable sale or exchange of Legacy debentures, Legacy notes, or Legacy common stock, as the case may be.

     The payor will be required to deduct and withhold the prescribed amounts if:

     - the payee fails to furnish a taxpayer identification number (TIN) to the payor in the manner required by the Code and applicable Treasury regulations,

     - the Internal Revenue Service (IRS) notifies the payor that the TIN furnished by the payee is incorrect,

     - there has been a "notified payee underreporting" described in section 3406(c) of the Code, or

     - there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Code.

     In such event, Legacy will be required to withhold an amount equal to 31% from any dividend payment made with respect to the holder's Legacy common stock, any interest payment made with respect to the holder's Legacy debentures or Legacy notes, the gross proceeds payable to the holder in the merger, any payment of proceeds to the holder of a taxable sale or exchange of Legacy debentures, Legacy notes, or Legacy common stock, or any other "reportable payments." Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's United States federal income tax liabilities, so long as the required information is provided to the IRS. Legacy will report to persons exchanging the Enterprises common stock in the merger, to the holders of Legacy debentures, Legacy notes, or Legacy common stock and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on the securities. A person exchanging the Enterprises common stock in the merger, and a holder of Legacy debentures, Legacy notes, or Legacy common stock who does not provide Legacy with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS.

     THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH PROSPECTIVE HOLDER IS URGED TO CONSULT WITH HIS TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF LEGACY DEBENTURES AND LEGACY NOTES, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAXING JURISDICTION.

                PROPOSAL 2 -- AMENDMENTS TO ENTERPRISES' CHARTER

GENERAL

     Enterprises' board is proposing to amend Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur.

BACKGROUND OF THE AMENDMENTS TO ENTERPRISES' CHARTER

     Under the company agreement, Legacy agreed that, following the closing of the exchange offer, the holders of the Enterprises preferred stock would be entitled to elect a majority of Enterprises' board of directors, until:

     - less than 2,000,000 shares of the Enterprises preferred stock remain outstanding,

     - Legacy makes an offer to purchase any and all outstanding shares of the Enterprises preferred stock at a cash price of $16.00 per share, and purchases all shares duly tendered and not withdrawn, or

     - the directors of Enterprise (1) issue any equity securities without unanimous approval of the Enterprises board; or (2) fail to pay dividends on the Enterprises common stock in an amount necessary to maintain Enterprises' status as a REIT, or in an amount equal to the excess, if any, of Enterprises' funds from operations, less stock dividends, over $7.5 million.

     The purpose of this agreement was to protect the holders of the Enterprises preferred stock by enabling them to elect a majority of Enterprises' board. The purpose of the amendments to Enterprises' charter is to incorporate this agreement into the governing documents of Enterprises. The amendments will allow the holders of the Enterprises preferred stock to elect a majority of Enterprises' board at the annual meeting.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of the holders of a majority of the voting power of the Enterprises common stock and the Enterprises preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve the amendments to Enterprises' charter. The holders of the Enterprises common stock will be entitled to one vote per share and the holders of the Enterprises preferred stock will be entitled to 1/10th of one vote per share.

     Under the terms of Enterprises' charter, the affirmative vote or consent of holders of at least 66 2/3% of the Enterprises preferred stock outstanding at the time, voting separately as a class, is required to approve an amendment to Enterprises' charter if the amendment materially and adversely affects any right, preference, privilege or voting power of the holders of the Enterprises preferred stock. Enterprises' board has determined that the proposed amendments to Enterprises' charter, as described below, will not materially and adversely affect any right, preference, privilege or voting power of the holders of the Enterprises preferred stock, thus, not necessitating a separate class vote of the Enterprises preferred stock.

     AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE AMENDMENTS TO ENTERPRISES' CHARTER ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AMENDMENTS TO ENTERPRISES' CHARTER.

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

     LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF THE AMENDMENTS TO ENTERPRISES' CHARTER. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE APPROVAL OF THE AMENDMENTS TO ENTERPRISES' CHARTER WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES.

THE AMENDMENTS

     Upon receipt of the requisite stockholder approval, Articles of Amendment will be filed with the State of Maryland, amending Enterprises' charter, which establishes the current rights of the holders of the Enterprises preferred stock. The Articles of Amendment will amend Enterprises' Articles Supplementary, filed on August 5, 1998, as follows:

     - Section 2 of Article THIRD of the Articles Supplementary will be amended by inserting the following two additional definitional paragraphs:

        "Legacy" shall mean Excel Legacy Corporation, a Delaware corporation and the parent corporation of the Corporation.

        "Preferred Rights Termination Date" shall mean the earliest to occur of
        (i) less than 2,000,000 shares of Series A Preferred Stock (adjusted for stock splits, dividends, reverse stock splits, etc.) remain outstanding,
        (ii) Legacy shall have made an offer to purchase any and all outstanding shares of Series A Preferred Stock at a cash price of $16.00 per share, and shall have purchased all shares duly tendered and not withdrawn, or
        (iii) the Board of Directors of the Corporation shall have (a) issued or agreed to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case, without the unanimous approval of the members of the Board of Directors, or (b) failed in any fiscal year to declare or to pay dividends on the Common Stock as and when requested by Legacy (1) to distribute 100% of the Corporation's taxable income for such fiscal year (including dividends on the Series A Preferred Stock) or otherwise to maintain the Corporation's status as a REIT or (2) in an amount equal to the excess, if any, of (x)(A) funds from operations less straight line accrual of future rents (rent smoothing) for such fiscal year, minus (B) the amount required to pay dividends on the Series A Preferred Stock for such fiscal year, over (y) $7,500,000.

     - Section 8 of Article THIRD of the Articles Supplementary will be amended by inserting an additional paragraph, as follows:

        (e) In addition to the voting rights set forth elsewhere in the Charter of the Corporation and until the Preferred Rights Termination Date, the holders of the Series A Preferred Stock, voting separately as a single class, shall be entitled to elect a majority of the members of the Board of Directors of the Corporation, provided that the holders of the Series A Preferred Stock, voting separately as a single class, shall be entitled to elect no more than one member in excess of the number of members of the Board of Directors of the Corporation that the holders of the Series A Preferred Stock and the holders of the Common Stock, voting together as a single class, are entitled to elect at any time. Such right shall be exercisable at each annual meeting of stockholders or special meeting held in place thereof, or at any special meeting of the holders of the Series A Preferred Stock called for that purpose, at which in each case a quorum of holders of Series A Preferred Stock shall be present. For purposes of this subparagraph (e), presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast by the holders of Series A Preferred Stock shall constitute a quorum. If any vacancy shall occur among the directors entitled to be elected by the Series A Preferred Stock pursuant to the terms of this paragraph (e), a successor shall be elected by the Board of Directors upon the nomination of a majority of the directors elected by the holders of the Series A Preferred Stock voting separately as a class and any successor appointed to fill a vacancy among the directors so elected, to serve for the remainder of the term of the director creating the vacancy; and in the event that such vacancy shall exist and shall not have been filled within sixty (60) days after the occurrence thereof, the Secretary of the Corporation may, and upon the written request of any holders of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock for the election of one or more directors to fill the vacancy or vacancies then existing, such call to be made by notice similar to that provided in the Bylaws of the corporation for a special meeting of the stockholders, or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation.

             Except for any action taken by the Board of Directors in furtherance of the intentions embodied by this paragraph (e), that is, that a majority of the members of the Board of Directors be elected by the holders of the Series A Preferred Stock, until the Preferred Rights Termination Date no action shall be taken by the Board of Directors of the Corporation, nor shall any action so taken be effective, if a majority of the persons comprising the Board of Directors of the Corporation at the time such action is to be or was taken are not directors elected by the holders of the Series A Preferred Stock voting separately as a class, or successor directors appointed as hereinabove provided to fill one or more vacancies among the directors so elected. In addition, until the Preferred Rights Termination Date occurs, any shares of Series A Preferred Stock held by Legacy or by any subsidiary or affiliate of Legacy shall not be entitled to be voted in any election of directors of the Corporation, either pursuant to subparagraph (e) or pursuant to subparagraphs (b) or (c) of this Section 8.

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

                      PROPOSAL 3 -- ELECTION OF DIRECTORS

GENERAL

     Enterprises' board of directors currently consists of five directors. If elected, the persons listed below as nominees for election as directors will serve for a term expiring at the annual meeting of stockholders held in the year following the year of their election, and until the nominees' successors are duly elected and qualified.

VOTE REQUIRED; BOARD RECOMMENDATION

     The five director nominees will be elected by a favorable vote of a plurality of the Enterprises common stock and the Enterprises preferred stock represented and entitled to vote, in person or by proxy, at the annual meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The holders of the Enterprises common stock will be entitled to one vote per share and the holders of the Enterprises preferred stock will be entitled to 1/10 of one vote per share when voting together as a single class. Stockholders are not permitted to cumulate their shares of the Enterprises common stock or the Enterprises preferred stock for the purpose of electing directors. Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the election of each of the persons listed below as nominees for election as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by the proxies will be voted for another person or persons designated by Enterprises' board of directors. In no event will the proxies be voted for more than five nominees.

     Immediately after the amendments to Enterprises' charter are approved, the meeting will be adjourned while the charter is formally amended with the State Department of Assessments and Taxation of Maryland. Following the formal amendment, the meeting will resume and the holders of the Enterprises preferred stock, voting as a separate class, will vote for the election of Messrs. Cahill, Lorne and McGrory to Enterprises' board and the holders of the Enterprises common stock and the Enterprises preferred stock, voting together as a single class, will vote for the election of Messrs. Muir and Sabin to Enterprises' board.

     ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT/PROSPECTUS.

DIRECTOR NOMINEES

     The following table sets forth certain information regarding the persons who are nominees, including the name, position with Enterprises, if any, and age of each nominee for director:

Preferred Stock Nominees.

                NAME                       AGE        TITLE WITH ENTERPRISES
                ----                       ---        ----------------------
      Jack McGrory........................  50        Director and Chairman
      James F. Cahill.....................  44        Director
      Simon M. Lorne......................  53        Director

Common Stock and Preferred Stock Nominees.

           NAME                              AGE           TITLE WITH ENTERPRISES
           ----                              ---           ----------------------
       Gary B. Sabin.......................  45            Director, President and Chief
                                                           Executive Officer
       Richard B. Muir.....................  44            Director, Executive Vice President
                                                           and Chief Operating Officer

     Each of the foregoing persons currently serves as a director of Enterprises. Messrs. Cahill and McGrory were directors of Enterprises prior to the exchange offer. Under the company agreement, following the closing of the exchange offer, Messrs. Cahill and McGrory continued to serve as directors and Mr. Lorne was appointed to Enterprises' board, each as representatives of the Enterprises preferred stock. Also under the company agreement, Messrs. Muir and Sabin were appointed to Enterprises' board as designees of Legacy.

     Information about each of the foregoing persons is contained in "Information About Legacy -- Legacy's Directors and Officers" and "Information About Enterprises -- Enterprises' Directors and Officers."

     LEGACY HAS INFORMED ENTERPRISES THAT IT WILL VOTE IN FAVOR OF MESSRS. MUIR AND SABIN AS NOMINEES TO ENTERPRISES' BOARD OF DIRECTORS. BECAUSE LEGACY HOLDS 77.5% OF THE COMBINED VOTING POWER OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES PREFERRED STOCK, LEGACY CAN CAUSE THE ELECTION OF THESE TWO NOMINEES TO ENTERPRISES' BOARD WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. AS A RESULT OF THE AMENDMENTS TO ENTERPRISES' CHARTER, THE HOLDERS OF THE ENTERPRISES PREFERRED STOCK WILL VOTE AS A SEPARATE CLASS TO ELECT THE REMAINING THREE NOMINEES TO ENTERPRISES' BOARD. LEGACY WILL HAVE NO RIGHT TO VOTE IN THE ELECTION OF THESE THREE NOMINEES.

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

                   SUMMARY SELECTED FINANCIAL DATA OF LEGACY

     The selected financial data presented below as of July 31, 1998 and for the period from November 17, 1997 (inception) to July 31, 1998 have been derived from the audited financial statements of Legacy. The selected financial data presented below as of December 31, 1998 and September 30, 1999 and for the five months ended December 31, 1998 and the nine months ended September 30, 1999 have been derived from the unaudited financial statements of Legacy. The selected financial data presented below as of July 31, 1997, 1996 and 1995 and for the eight months ended March 31, 1998 and each of the three years in the period ended July 31, 1997 have been derived from the audited financial statements of the Excel Legacy Corporation Asset Group. In the opinion of Legacy's management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1999. The data below should be read in conjunction with Legacy's Annual Report on Form 10-K for the fiscal year ended July 31, 1998, as amended, Legacy's Transition Report on Form 10-Q for the five months ended December 31, 1998, and Legacy's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, each of which is incorporated herein by reference.

                                                                   PERIOD FROM
                                                                    INCEPTION
                                     NINE MONTHS    FIVE MONTHS     (NOVEMBER     EIGHT MONTHS
                                        ENDED          ENDED       17, 1997) TO      ENDED           YEAR ENDED JULY 31,
                                    SEPTEMBER 30,   DECEMBER 31,     JULY 31,      MARCH 31,     ---------------------------
                                        1999            1998           1998           1998        1997      1996      1995
                                    -------------   ------------   ------------   ------------   -------   -------   -------
                                                              (IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF OPERATIONS
DATA:
  Total revenue...................    $ 20,859        $ 15,010       $  8,145       $ 5,514      $ 6,395   $ 5,032   $ 5,897
  Total operating expenses........     (19,496)        (13,754)        (5,267)       (3,149)      (4,565)   (4,513)   (4,803)
  Net income before income
    taxes.........................       1,844           1,256          2,878         2,365        1,830       519     1,794
  Provision of income taxes.......        (823)           (535)        (1,143)          946         (729)     (207)     (515)
  Net income......................       1,021             721          1,735         1,419        1,101       312       779
  Earnings before depreciation,
    amortization and deferred
    taxes ("EBDADT")..............       5,509           2,712          3,001           N/A          N/A       N/A       N/A
  Earnings before income taxes,
    depreciation and amortization
    ("EBITDA")....................      10,230           5,819          5,453           N/A          N/A       N/A       N/A
  Net income per share:
    Basic.........................    $   0.03        $   0.02       $   0.11           N/A          N/A       N/A       N/A
    Diluted.......................        0.02            0.01           0.07           N/A          N/A       N/A       N/A
  Weighted average number of
    shares:
    Basic.........................      33,458          33,458         15,842           N/A          N/A       N/A       N/A
    Diluted.......................      54,786          54,768         25,984           N/A          N/A       N/A       N/A

                                        AS OF          AS OF          AS OF          AS OF             AS OF JULY 31,
                                    SEPTEMBER 30,   DECEMBER 31,     JULY 31,      MARCH 31,     ---------------------------
                                        1999            1998           1998           1998        1997      1996      1995
                                    -------------   ------------   ------------   ------------   -------   -------   -------
                                                                         (IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
  Net real estate.................    $137,738        $190,878       $175,756          (1)       $60,350   $61,048   $56,184
  Total assets....................     246,278         261,296        246,916          (1)        83,687    62,169    59,388
  Mortgages and notes payable.....      75,217          90,986         72,714          (1)        35,115    36,754    38,224
  Stockholders' equity............     167,691         166,640        165,919          (1)            --        --        --
  Investment by Excel Realty
    Trust, Inc....................          (1)             (1)            (1)         (1)        48,344    25,162    20,903

-------------------------
(1) Not applicable as assets were spun-off to Legacy at March 31, 1998.

                 SUMMARY SELECTED FINANCIAL DATA OF ENTERPRISES

     The selected financial data presented below as of August 31, 1994, 1995, 1996, and 1997 and as of December 31, 1997 and 1998, and for the twelve months ended August 31, 1994, 1995, 1996, and 1997, the four months ended December 31, 1997 and the twelve months ended December 31, 1998 have been derived from the audited financial statements of Enterprises. The selected financial data presented below as of September 30, 1999 and for the nine months ended September 30, 1999 have been derived from the unaudited financial statements of Enterprises. In the opinion of Enterprises' management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1999. The data below should be read in conjunction with Enterprises' Annual Report on Form 10-K for the year ended December 31, 1998, as amended, and Enterprises' Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, each of which is incorporated herein by reference.

                                      NINE MONTHS                   FOUR MONTHS
                                         ENDED        YEAR ENDED       ENDED                YEAR ENDED AUGUST 31,
                                     SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   ---------------------------------------
                                         1999            1998           1997        1997      1996       1995       1994
                                     -------------   ------------   ------------   -------   -------   --------   --------
                                                             (IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF OPERATIONS
  DATA:
Rental revenues....................    $ 49,883        $62,485        $18,170      $56,838   $56,221   $ 51,897   $ 30,316
  Operating income (loss)..........      25,821         31,393          9,045       22,422     5,829     16,635    (74,711)
  Income (loss) from continuing
    operations.....................      26,602         29,429         17,508       19,085     8,340     13,297    (40,596)
  Discontinued operations..........          --             --             --       (4,860)   (8,250)   (12,751)      (883)
  Net income.......................      26,602         29,429         17,508       14,225        90        546    (41,479)
  Dividends paid to preferred
    stockholders...................     (24,947)        (8,316)            --           --        --         --         --
  Net income (loss) applicable to
    common stockholders............       1,655         21,113         17,508       14,225        90        546    (41,479)
  Net income (loss) per common
    share from continuing
    operations --
    basic..........................         .12            .97            .74          .82       .36        .53      (1.50)
  Cash dividends per common
    share..........................          --           1.05            .35         1.20        --        .08         --
  Cash dividends per preferred
    share..........................        1.05            .35             --           --        --         --         --

                                                                  AS OF
                                            AS OF             DECEMBER 31,                       AS OF AUGUST 31,
                                        SEPTEMBER 30,   -------------------------    -----------------------------------------
                                            1999            1998           1997        1997       1996       1995       1994
                                        -------------   ------------     --------    --------   --------   --------   --------
                                                                 (IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED BALANCE SHEET DATA:
Real estate assets, net...........        $411,762        $418,507       $353,056    $337,139   $337,098   $330,443   $405,966
    Total assets..................         447,648         457,352        408,478     403,757    540,325    555,994    591,511
  Long-term debt..................           8,859           8,923             --          --         --     15,425         --
  Stockholders' equity............         346,581         344,811        406,624     396,476    532,899    532,085    578,788(1)
  Book value per common share.....            (.51)           (.65)         17.13       16.78      22.88      22.90      21.44

-------------------------
(1) Amount represents investment by Costco prior to the spin-off of Enterprises.

                            EXCEL LEGACY CORPORATION

            UNAUDITED PRO FORMA OPERATING AND FINANCIAL INFORMATION

     The following tables set forth summary consolidated pro forma operating and financial information of Legacy for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998 as if the merger had been completed on September 30, 1999 for balance sheet data and January 1, 1998 for income statement data.

     The pro forma data included herein may not be indicative of the actual results or financial position had the merger been completed on the dates indicated. You should read this information in connection with, and such information is qualified in its entirety by, the financial statements and accompanying notes of Legacy and Enterprises incorporated by reference in this proxy statement/ prospectus.

     Upon the completion of the merger, the actual financial position and results of operations of Legacy will differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the dates of the pro forma financial information and the time of the completion of the merger, as well as the factors discussed in "Risk Factors."

                            EXCEL LEGACY CORPORATION

                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                                  HISTORICAL
                                                 SEPTEMBER 30,     PRO FORMA         PRO FORMA
                                                     1999         ADJUSTMENTS         TOTALS
                                                 -------------    -----------        ---------
                                                                (IN THOUSANDS)
ASSETS
Real estate, net...............................    $137,738        $(30,058)(2C)     $ 83,909
                                                                    (23,771)(2D)
Cash...........................................       9,562              --                --
                                                                    (47,262)(2B)
                                                                      7,700(2D)
                                                                     30,000(2E)
Accounts receivable, net.......................         631              --               631
Notes receivable...............................      23,305              --            23,305
Investment in Enterprises......................          --         121,000(2B)       121,000
Investment in partnerships.....................      25,833          (5,704)(2C)       20,129
Investments, other.............................          --          23,330(2C)        23,330
Interest receivable............................       7,901              --             7,901
Pre-development costs..........................      26,689              --            26,689
Other assets...................................      10,253          (2,676)(2C)        7,577
Deferred tax asset.............................       4,366              --             4,366
                                                   --------        --------          --------
       Total assets............................    $246,278        $ 72,559          $318,837
                                                   ========        ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgages and notes payable (including Legacy
     debentures, Legacy notes and note to The
     Sol and Helen Price Trust)................    $ 75,217        $ 73,738(2B)      $146,267
                                                                    (15,108)(2C)
                                                                    (17,580)(2D)
                                                                     30,000(2E)
  Accounts payable, accrued expenses and other
     liabilities...............................       2,520           1,509(2D)         4,029
                                                   --------        --------          --------
       Total liabilities.......................      77,737          72,559           150,296
Minority interests.............................         850              --               850
Stockholders' Equity:
  Preferred stock..............................         213              --               213
  Common stock.................................         335              --               335
  Additional paid-in capital...................     174,508              --           174,508
  Retained earnings............................       3,477              --             3,477
  Notes receivable from affiliates for common
     shares....................................     (10,842)             --           (10,842)
                                                   --------        --------          --------
       Total stockholders' equity..............     167,691              --           167,691
                                                   --------        --------          --------
       Total liabilities and stockholders'
          equity...............................    $246,278        $ 72,559          $318,837
                                                   ========        ========          ========

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                            EXCEL LEGACY CORPORATION

             PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                    NINE MONTHS                                     TWELVE MONTHS
                                   HISTORICAL                          ENDED        HISTORICAL                          ENDED
                                   NINE MONTHS                     SEPTEMBER 30,   TWELVE MONTHS                    DECEMBER 31,
                                      ENDED                            1999            ENDED                            1998
                                  SEPTEMBER 30,    PRO FORMA         PRO FORMA     DECEMBER 31,     PRO FORMA         PRO FORMA
                                      1999        ADJUSTMENTS         RESULTS          1998        ADJUSTMENTS         RESULTS
                                  -------------   -----------      -------------   -------------   -----------      -------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
Rental..........................     $ 8,581        $(1,934)(3F)      $ 4,230         $ 9,932       $ (2,387)(3D)      $ 6,540
                                                     (2,417)(3D)           --                         (1,005)(3F)
  Operating income..............       9,106         (4,275)(3C)        4,831           9,402         (7,756)(3C)        1,646
  Interest income and other
    revenues....................       3,172             --             3,172           3,821            (15)(3C)        3,806
  Equity income from investment
    in Enterprises..............          --            981(3B)           981              --            837(3B)           837
                                     -------        -------           -------         -------       --------           -------
    Total revenue...............      20,859         (7,645)           13,214          23,155        (10,326)           12,829
                                     -------        -------           -------         -------       --------           -------
Operating expenses:
  Interest......................       5,671          5,127(3A)         9,679           4,163          6,836(3A)        10,518
                                                       (419)(3C)                                        (348)(3C)
                                                     (1,261)(3D)                                      (1,658)(3D)
                                                      1,575(3E)                                        2,100(3C)
                                                     (1,014)(3F)                                        (575)(3F)
  Depreciation and
    amortization................       2,715           (334)(3C)        1,718           2,975           (550)(3C)        1,785
                                                       (312)(3D)                                        (445)(3D)
                                                       (351)(3F)                                        (195)(3F)
  Property operating expenses...       1,492             --             1,492           2,561             --             2,561
  Operating expenses............       5,146         (1,811)(3C)        3,335           5,783         (4,745)(3C)        1,038
  General and administrative....       4,472         (1,909)(3C)        2,563           3,539         (1,993)(3C)        1,546
                                     -------        -------           -------         -------       --------           -------
                                      19,496           (709)           18,787          19,021         (1,573)           17,448
                                     -------        -------           -------         -------       --------           -------
Net income (loss) from sales/
  write-offs....................         481             --               481              --             --                --
                                     -------        -------           -------         -------       --------           -------
Income (loss) before income
  taxes.........................       1,844         (6,936)           (5,092)          4,134         (8,753)           (4,619)
Provision (benefit) for income
  taxes.........................         823         (2,860)           (2,037)          1,678         (1,678)               --
                                     -------        -------           -------         -------       --------           -------
Net income (loss) applicable to
  common shares.................     $ 1,021        $(4,076)          $(3,055)        $ 2,456       $ (7,075)          $(4,619)
                                     =======        =======           =======         =======       ========           =======
Earnings before depreciation
  amortization and deferred
  taxes(4)......................     $ 5,509        $   911           $ 6,420         $ 5,713       $ (1,625)          $ 4,088
                                     =======        =======           =======         =======       ========           =======
Basic net income (loss) per
  common share..................        0.03             --             (0.09)           0.10             --             (0.18)
Diluted net income (loss) per
  common share..................        0.02             --             (0.06)           0.06             --             (0.11)
Weighted average basic number of
  common shares outstanding.....      33,458             --            33,458          25,205             --            25,205
Weighted average diluted number
  of common shares
  outstanding...................      54,755             --            54,755          41,312             --            41,312

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                            EXCEL LEGACY CORPORATION

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
       PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1. SUMMARY OF ACCOUNTING TREATMENT

     The Pro Forma Consolidated Condensed Financial Statements (Unaudited) have been prepared assuming Legacy has acquired 100% of the Enterprises common stock. For accounting purposes, neither Legacy nor Enterprises will recognize a gain or loss as a result of the merger. Enterprises will, however, expense its costs related to the merger. Legacy will account for its purchase of the Enterprises common stock under the equity method. Under the equity method, Legacy will report its investment as a one-line item on its balance sheet and its equity in the earnings or loss of Enterprises as a one-line item on Legacy's statement of income. Legacy will not consolidate the accounts of Enterprises because the holders of the Enterprises preferred stock are entitled to elect a majority of Enterprises' board of directors. However, if one of the conditions occurs which terminates the right of the holders of the Enterprises preferred stock to elect a majority of Enterprises' board, Legacy may consolidate the accounts of Enterprises at that time.

     The historical results of Enterprises have been adjusted to reflect pro forma results of the application of purchase accounting. Legacy equity earnings in Enterprises reflect Enterprises' pro forma results of operations.

2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET

     (A) Certain reclassifications have been made to Legacy's historical balance sheets to conform to the desired pro forma condensed balance sheet presentation. The funds used to acquire the shares of the Enterprises common stock have been assumed to come from new debt issuances and cash on hand.

     (B) Represents the estimated purchase price of shares of the Enterprises common stock as follows (in thousands, except per share amounts):

                                               SHARES       VALUE PER        TOTAL
                                             OUTSTANDING      SHARE      CONSIDERATION
                                             -----------    ---------    -------------
Enterprises common stock...................    13,309         $8.50        $113,127
Estimated transaction costs................                                   7,873
                                                                           --------
                                                                           $121,000
                                                                           ========

     Estimated fees and expenses related to the transaction are as follows (in thousands):

Severance of Enterprises' personnel.........................               $  1,929
Exercise and payment of stock options.......................                  3,147
Accounting and legal........................................                    500
Other costs.................................................                  2,297
                                                                           --------
                                                                           $  7,873
                                                                           ========

                            EXCEL LEGACY CORPORATION

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
 PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

     The purchase price of shares of the Enterprises common stock in the exchange offer and the merger is assumed to be provided by the following sources (in thousands):

Cash on hand................................................  $  1,062
9.0% Convertible Redeemable Subordinated Secured Debentures
  due 2004 described herein.................................    36,600
10.0% Senior Redeemable Secured Notes due 2004 described
  herein....................................................    19,964
Cash from the following sources:
  Cash deposited in escrow ($10.5 million as of November 1,
     1999)..................................................     8,500
  Loan from The Sol and Helen Price Trust...................    30,000
  Sale of property located in Colorado......................     7,700
  Other debt assumed to be issued to provide funds for the
     transaction (assumed interest rate of 9.0% per
     annum).................................................    17,174
                                                              --------
                                                              $121,000
                                                              ========

     (C) Certain adjustments have been made to Legacy's historical balance sheet to reflect the sale of existing Millennia assets in October 1999.

     (D) Certain adjustments have been made to Legacy's historical balance sheets to reflect the sale of property leased to AMC in October 1999.

     (E) Certain adjustments have been made to Legacy's historical balance sheets to reflect a note to The Sol and Helen Price Trust in the principal amount of $30.0 million bearing interest at LIBOR plus 1.5% per annum (assumed at an average rate of 7.0% per annum). The actual amount borrowed in November 1999 was $27.4 million for the Enterprises common stock purchased in the exchange offer. An additional $2.6 million can be borrowed to complete the merger.

3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

     (A) Certain reclassifications have been made to Legacy's historical statements of income to conform to the desired pro forma statements of income presentation. The purchase price of shares of the Enterprises common stock is assumed to be provided by the following sources (in thousands):

9.0% Convertible Redeemable Subordinated Secured Debentures
  due 2004 described herein.................................  $ 36,600
10.0% Senior Redeemable Secured Notes due 2004 described
  herein....................................................    19,964
Cash from the following sources:
  Cash on hand..............................................     1,062
  Cash deposited in escrow ($10.5 million as of November 1,
     1999)..................................................     8,500
  Loan from The Sol and Helen Price Trust...................    30,000
  Sale of properties located in Colorado....................     7,700
  Other debt assumed to be issued to provide funds for the
     transaction (assumed interest rate of 9.0% per
     annum).................................................    17,174
                                                              --------
                                                              $121,000
                                                              ========

                            EXCEL LEGACY CORPORATION

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
 PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

     (B) Below is a reconciliation of our pro forma equity income from our investment in Enterprises (in thousands):

Nine months ended September 30, 1999:
  Net income applicable to common stockholders..............  $  1,655
  Adjustment to depreciation(1).............................     2,758
  Adjustment to amortization(2).............................       451
  Decrease in estimated general and administrative
     costs(3)...............................................     1,490
  Effect of sale of two properties in April, 1999(4)........    (5,373)
                                                              --------
  Equity income from investment in Enterprises..............  $    981
                                                              ========
Twelve months ended December 31, 1998:
  Net income applicable to common stockholders..............  $ 21,113
  Pro forma effect of preferred distributions...............   (24,947)
  Adjustment to depreciation(1).............................     3,249
  Adjustment to amortization(2).............................       717
  Decrease in estimated general and administrative
     costs(3)...............................................     1,922
  Effect of sale of two properties in April, 1999(4)........    (1,216)
                                                              --------
  Equity income from investment in Enterprises..............  $    837
                                                              ========

-------------------------
(1) In accordance with the purchase method of accounting, the purchase price of the Enterprises common stock has been allocated among the assets and liabilities of Enterprises based upon respective fair values. As such, the basis in Enterprises' real estate has been changed. Accordingly, the depreciation lives used for depreciation has been changed from 25 years to 40 years in accordance with Legacy's accounting policy.

(2) In accordance with the purchase method of accounting, deferred leasing costs, which were being amortized over the life of related tenant leases, were written off.

(3) The decrease in general and administrative costs reflects: (a) Enterprises' salaries and related expenses from personnel, including senior management, who will be severed upon the closing of the transaction; (b) Enterprises' actual corporate expenses that are not expected to be incurred subsequent to the merger as Enterprises' offices will be consolidated with Legacy's offices. Legacy has identified specific costs included in the Enterprises historical results which it believes will not be incurred by Enterprises after the merger due to this consolidation. These costs include consulting fees related to consultants who Legacy will not utilize after the merger, rent for the Enterprises office space and miscellaneous office costs such as supplies and equipment.

                            EXCEL LEGACY CORPORATION

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
 PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

                                                      NINE MONTHS ENDED        YEAR ENDED
                                                      SEPTEMBER 30, 1999    DECEMBER 31, 1998
                                                      ------------------    -----------------
    Salaries related to senior management and other
      personnel to be severed.......................        $1,026               $1,349
    Corporate expenses not expected to be incurred
      due to consolidation of offices...............           464                  573
                                                            ------               ------
    Decrease in estimated general and administrative
      expenses......................................        $1,490               $1,922
                                                            ======               ======

(4) Due to the sale of the Dallas, Texas and Buffalo, New York properties in April 1999, net income is reduced by the operating income derived from those properties during the period.

     (C) Certain adjustments have been made to adjust Legacy's historical operating results to reflect the sale of Millennia assets in October 1999.

     (D) Certain adjustments have been made to Legacy's historical operating results to reflect the sale of eight properties in August 1999, which were previously leased to Wal Mart.

     (E) Certain adjustments have been made to Legacy's historical operating results to reflect the note to The Sol and Helen Price Trust in the principal amount of $30.0 million bearing interest at LIBOR plus 1.5% per annum (assumed at an average rate of 7.0% per annum). The actual amount borrowed in November 1999 was $27.4 million for the Enterprises common stock purchased in the exchange offer. An additional $2.6 million can be borrowed to complete the merger.

     (F) Certain adjustments have been made to Legacy's historical operating results to reflect the sale of property leased to AMC in October 1999.

4. EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES

     Legacy calculated Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDADT") as net income, plus depreciation and amortization on real estate and real estate related assets (including depreciation and amortization of Enterprises), amortized leasing commission costs and certain non-recurring items. EBDADT does not represent cash flows from operations as defined by generally accepted accounting principles, and may not be comparable to other similarly titled measures of other companies. Legacy believes, however, that to facilitate a clear understanding of its operating results, EBDADT should be examined in conjunction with its net income as reductions for certain items are not meaningful in evaluating income-producing real estate.

     EBDADT includes the earnings of Enterprises even though Legacy is required by the company agreement and potentially the amendments to Enterprises' charter to create an annual reserve of $7.5 million at the Enterprises level which will not be distributed to Legacy or any other holder of the Enterprises common stock. Legacy has agreed with Enterprises that the $7.5 million reserve may be used for the improvement and/or acquisition of properties, the repurchase of the Enterprises preferred stock or the reduction of Enterprises' debt.

                            PRICE ENTERPRISES, INC.

            UNAUDITED PRO FORMA OPERATING AND FINANCIAL INFORMATION

     The following tables set forth summary pro forma operating and financial information of Enterprises for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998 as if the merger had been completed on September 30, 1999 for balance sheet data and January 1, 1998 for income statement data.

     The pro forma data included herein may not be indicative of the actual results or financial position had the merger been completed on the dates indicated. You should read this information in connection with, and such information is qualified in its entirety by, the financial statements and accompanying notes of Enterprises incorporated by reference in this proxy statement/prospectus.

     Upon the completion of the merger, the actual financial position and results of operations of Enterprises will differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the dates of the pro forma financial information and the time the merger is completed, as well as the factors discussed in "Risk Factors."

                            PRICE ENTERPRISES, INC.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                     HISTORICAL
                                                    SEPTEMBER 30,    PRO FORMA       PRO FORMA
                                                        1999        ADJUSTMENTS       TOTALS
                                                    -------------   -----------      ---------
                                                                  (IN THOUSANDS)
ASSETS
  Real estate, net................................    $411,762       $148,078(2B)    $559,840
  Investment in joint venture.....................       4,336             --           4,336
  Cash............................................       1,172             --           1,172
  Accounts receivable, net........................       1,262             --           1,262
  Deferred rents..................................      16,517        (16,517)(2C)         --
  Deferred leasing costs, net.....................       3,738         (3,738)(2C)         --
  Prepaid expenses and other assets...............         921             --             921
  Income taxes receivable.........................       7,940             --           7,940
                                                      --------       --------        --------
       Total assets...............................    $447,648       $127,823        $575,471
                                                      ========       ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
     Lines of credit and note payable.............    $ 98,059             --        $ 98,059
     Accounts payable and other liabilities.......       3,008             --           3,008
                                                      --------       --------        --------
       Total liabilities..........................     101,067             --         101,067
  Stockholders' Equity
     Preferred stock..............................     353,404             --         353,404
     Common stock.................................           1        120,999(2D)     121,000
  Additional paid-in capital......................       1,044         (1,044)             --
  Accumulated deficit.............................      (7,868)         7,868              --
                                                      --------       --------        --------
       Total stockholders' equity.................     346,581        127,823         474,404
                                                      --------       --------        --------
       Total liabilities and stockholders'
          equity..................................    $447,648       $127,823        $575,471
                                                      ========       ========        ========

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                            PRICE ENTERPRISES, INC.

             PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                                   HISTORICAL                         PRO FORMA
                               HISTORICAL                           PRO FORMA        TWELVE                             TWELVE
                               NINE MONTHS                         NINE MONTHS       MONTHS                             MONTHS
                                  ENDED                               ENDED          ENDED                              ENDED
                              SEPTEMBER 30,    PRO FORMA          SEPTEMBER 30,   DECEMBER 31,    PRO FORMA          DECEMBER 31,
                                  1999        ADJUSTMENTS             1999            1998       ADJUSTMENTS             1998
                              -------------   -----------         -------------   ------------   -----------         ------------
Rental revenues.............    $ 49,883        $(1,513)(3A)        $ 48,370        $62,485       $ (3,680)(3A)        $ 58,805
Operating expenses:
Depreciation and
  amortization..............       9,457         (3,473)(3B)(3C)       5,984         12,471         (5,549)(3B)(3C)       6,922
  Property operating
    expenses................      12,397           (593)(3C)          11,804         15,641           (881)(3C)          14,760
  General and
    administrative..........       2,208         (1,490)(3D)             718          2,980         (1,922)(3D)           1,058
                                --------        -------             --------        -------       --------             --------
        Total operating
          expenses..........      24,062         (5,556)              18,506         31,092         (8,352)              22,740
                                --------        -------             --------        -------       --------             --------
  Operating income..........      25,821          4,043               29,864         31,393          4,672               36,065
Interest expense, net.......      (3,936)            --               (3,936)        (1,964)            --               (1,964)
Gain on sale of real
  estate....................       4,717         (4,717)                  --             --             --                   --
                                --------        -------             --------        -------       --------             --------
        Net income..........      26,602           (674)              25,928         29,429          4,672               34,101
Dividends paid to preferred
  stockholders..............     (24,947)            --              (24,947)        (8,316)       (24,948)(3E)         (33,264)
                                --------        -------             --------        -------       --------             --------
Net income (loss) applicable
  to common stockholders....    $  1,655        $  (674)            $    981        $21,113       $(20,276)            $    837
                                ========        =======             ========        =======       ========             ========

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                            PRICE ENTERPRISES, INC.

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
       PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1. SUMMARY OF ACCOUNTING TREATMENT

     For accounting purposes, neither Legacy nor Enterprises will recognize a gain or loss as a result of the merger. Enterprises will expense its costs related to the merger. Legacy will account for its investment in Enterprises under the equity method.

     The historical results of Enterprises have been adjusted to reflect the pro forma results of the application of purchase accounting. In accordance with purchase accounting, the cost basis of Legacy's investment in the common stock of Enterprises has been allocated among Enterprises' assets and liabilities to adjust them to fair value at the time of the completion of the merger. The pro forma balance sheet and income statement have also been adjusted to exclude two properties that Enterprises sold during the nine month period ended September 30, 1999.

2. PRO FORMA ADJUSTMENTS TO CONSOLIDATED CONDENSED BALANCE SHEET

     (A) Certain reclassifications have been made to Enterprises' historical balance sheet to conform to the desired pro forma condensed balance sheet presentation.

     (B) Real estate, net

Fair value adjustments to land and buildings................  $ 85,991
Elimination of accumulated depreciation.....................    62,087
                                                              --------
                                                              $148,078
                                                              ========

     (C) Deferred rents and deferred leasing costs have been adjusted to zero in accordance with the application of purchase accounting.

     (D) Represents Legacy's estimated investment or purchase price of the common stock of Enterprises as follows:

                                               SHARES       VALUE PER        TOTAL
                                             OUTSTANDING      SHARE      CONSIDERATION
                                             -----------    ---------    -------------
Enterprises common stock...................    13,309         $8.50        $113,127
Estimated transaction costs................                                   7,873
                                                                           --------
                                                                           $121,000
                                                                           ========

     Estimated fees and expenses related to the transaction are as follows (in thousands):

Severance of Enterprises' personnel.........................               $  1,929
Exercise and payment of stock options.......................                  3,147
Accounting and legal........................................                    500
Other.......................................................                  2,297
                                                                           --------
                                                                           $  7,873
                                                                           ========

                            PRICE ENTERPRISES, INC.

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
 PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

3. PRO FORMA ADJUSTMENTS TO CONSOLIDATED CONDENSED STATEMENTS OF INCOME

     (A) Rental revenues have been adjusted to exclude rental revenue from two properties that were sold during the nine month period ended September 30, 1999.

     (B) Depreciation and amortization have been adjusted to eliminate the historical amounts of approximately $9,457,000 and $12,471,000 for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998, respectively. The pro forma depreciation and amortization amounts reflect the new basis of the properties following the completion of the merger and the adoption of Legacy's accounting policy of depreciating properties over an estimated useful life of 40 years rather than 25 years currently being used by Enterprises.

     (C) Property operating expenses and depreciation and amortization have been adjusted to reflect the pro forma effect of no longer operating the two properties that Enterprises sold during the nine month period ended September 30, 1999.

     (D) General and administrative expenses have been adjusted to reflect the following pro forma effects of the completion of the merger:

                                                       NINE MONTHS     TWELVE MONTHS
                                                          ENDED            ENDED
                                                      SEPTEMBER 30,    DECEMBER 31,
                                                          1999             1998
                                                      -------------    -------------
Salaries related to senior management and other
  personnel severed.................................     $1,026            1,349
Corporate expenses not expected to be incurred due
  to consolidation of offices.......................        464              573
                                                         ------           ------
Decrease in estimated general and administrative
  expenses..........................................     $1,490           $1,922
                                                         ======           ======

     (E) Preferred stock dividends were paid for one quarter during 1998. The pro forma results for the twelve months ended December 31, 1998 have been adjusted to reflect four quarterly dividends to the preferred stockholders.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of shares of the Enterprises common stock and the Enterprises preferred stock as of December 1, 1999 (unless described otherwise) by Enterprises' directors and executive officers, all of Enterprises' directors and executive officers as a group and all other stockholders known by Enterprises to beneficially own more than 5% of the Enterprises common stock or the Enterprises preferred stock. Beneficial ownership of directors, executive officers and 5% stockholders includes both outstanding shares of the Enterprises common stock and the Enterprises preferred stock and shares of the Enterprises preferred stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date of this table.

                                       NUMBER OF        NUMBER OF
                                     COMMON SHARES   PREFERRED SHARES      PERCENT OF CLASS (%)
                                     BENEFICIALLY      BENEFICIALLY     ---------------------------
        NAME AND ADDRESS(2)              OWNED           OWNED(1)       COMMON   PREFERRED   VOTING
        -------------------          -------------   ----------------   ------   ---------   ------
Excel Legacy Corporation...........   12,154,289               --       91.32         --     77.49
Sol Price(3).......................           --        7,032,090          --      29.60      4.48
Robert E. Price(4).................           --        3,892,340          --      16.38      2.48
Charles T. Munger(5)...............           --        2,000,000          --       8.42      1.28
James F. Cahill(6).................           --        1,267,768          --       5.33      0.81
Murray L. Galinson(7)..............           --        1,212,688          --       5.10      0.77
Jack McGrory(8)....................           --          238,329          --          *         *
Simon M. Lorne.....................           --           29,550          --          *         *
Gary B. Sabin......................           --               --          --         --        --
Richard B. Muir....................           --               --          --         --        --
Kelly D. Burt......................           --               --          --         --        --
Graham R. Bullick, Ph.D............           --               --          --         --        --
Mark T. Burton.....................           --               --          --         --        --
S. Eric Ottesen....................           --               --          --         --        --
James Y. Nakagawa..................           --               --          --         --        --
All executive officers and
  directors as a group (10
  persons)(9)......................           --        1,535,647          --       6.40      0.98

-------------------------
 *  Less than 1% beneficially owned.

(1) James F. Cahill, Murray L. Galinson, Robert E. Price and Sol Price are directors of The Price Family Charitable Fund (the Fund). As such, for purposes of this table, they are each deemed to beneficially own 1,097,580 shares of the Enterprises preferred stock held by the Fund. Each of James F. Cahill, Murray L. Galinson, Robert E. Price and Sol Price has shared voting and dispositive powers with respect to, and disclaims beneficial ownership of, the shares held by the Fund. If the percent of the Enterprises preferred stock beneficially owned by Robert E. Price, James F. Cahill, Murray L. Galinson and Sol Price were calculated without regard to the shares held by the Fund, they would own 11.76%, 0.72%, 0.48% and 24.98%, respectively, of the Enterprises preferred stock.

(2) The address for all persons listed, other than James F. Cahill, Simon M. Lorne, Jack McGrory, Charles T. Munger, Robert E. Price and Sol Price is c/o Legacy, 16955 Via Del Campo, Suite 100, San Diego, California 92127. The address for James F. Cahill, Jack McGrory, Robert E. Price and Sol Price is c/o The Price Entities, 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037. The address for Simon M. Lorne is 355 South Grand Avenue, Suite 3500, Los Angeles, California 90071 and the address for Charles T. Munger is 355 South Grand Avenue, Suite 3400, Los Angeles, California 90071.

(3) Includes 5,934,510 shares of the Enterprises preferred stock held by trusts of which Sol Price is a trustee. Of such shares, Sol Price has sole voting and dispositive power with respect to 5,733,660 shares of the Enterprises preferred stock and shared voting and dispositive power with respect to 200,850 shares of the Enterprises preferred stock. Sol Price disclaims beneficial ownership of the 200,850 shares of the Enterprises preferred stock held by trusts as to which he shares voting and dispositive power. Also includes 1,097,580 shares of the Enterprises preferred stock held by the Fund. Sol Price disclaims beneficial ownership of the shares held by the Fund.

(4) Includes 2,793,613 shares of the Enterprises preferred stock held by trusts of which Robert E. Price is a trustee. Mr. Price has shared voting and dispositive power with respect to such shares. Also includes 852 shares of the Enterprises preferred stock held by Robert E. Price as custodian of his minor children under the California Uniform Transfer to Minors Act (CUTMA). Also includes 1,097,580 shares of the Enterprises preferred stock held by the Fund. Robert E. Price disclaims beneficial ownership of the shares held by the Fund.

(5) Includes 15,000 shares of the Enterprises preferred stock owned by Charles
    T. Munger, as to which Charles T. Munger has sole voting and dispositive power. Also includes 92,115 shares of the Enterprises preferred stock owned by Philip B. Munger, as to which Philip B. Munger has sole voting and dispositive power. Also includes 1,275,000 shares of the Enterprises preferred stock held by NBACTMC Partnership, a California general partnership, as to which NBACTMC Partnership has sole voting and dispositive power. Also includes 287,040 shares of the Enterprises preferred stock held by Alfred C. Munger Trusts, as to which Alfred C. Munger Trusts have sole voting and dispositive power. Also includes 330,845 shares of the Enterprises preferred stock held by Charles T. and Nancy B. Munger Trusts, as to which Charles T. and Nancy B. Munger Trusts have sole voting and dispositive power. All information concerning Charles T. Munger, Philip B. Munger, NBACTMC Partnership, Alfred C. Munger Trusts and Charles T. and Nancy B. Munger Trusts is based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on behalf of the foregoing entities on February 5, 1999. The Schedule 13G indicates that each of Philip
    B. Munger, NBACTMC Partnership, Alfred C. Munger Trusts and Charles T. and Nancy B. Munger Trusts often rely on the advice of Charles T. Munger with respect to issues of voting and disposition.

(6) Includes 4,000 shares of the Enterprises preferred stock held by Mr. Cahill as custodian for his minor children under CUTMA. Also includes 67,580 shares of the Enterprises preferred stock held by trusts in which Mr. Cahill is a trustee. Mr. Cahill has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the trusts. Also includes 12,358 shares of the Enterprises preferred stock subject to currently exercisable non-qualified stock options. Also includes 1,097,580 shares of the Enterprises preferred stock held by the Fund. Mr. Cahill disclaims beneficial ownership of the shares held by the Fund.

(7) Includes 12,358 shares of the Enterprises preferred stock subject to currently exercisable non-qualified stock options. Also includes 1,500 shares of the Enterprises preferred stock held by a partnership for the benefit of Mr. Galinson's adult children, over which Mr. Galinson exercises sole investment power. Mr. Galinson disclaims beneficial ownership of the shares held by the partnership. Also includes 1,097,580 shares of the Enterprises preferred stock held by the Fund. Mr. Galinson disclaims beneficial ownership of the shares held by the Fund.

(8) Includes 236,329 shares of the Enterprises preferred stock subject to currently exercisable non-qualified stock options. Also includes 2,000 shares of the Enterprises preferred stock held by Mr. McGrory as custodian for his minor children under CUTMA. Mr. McGrory disclaims beneficial ownership of such shares.

(9) See Notes (6) and (8).

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Enterprises' financial statements for the year ended December 31, 1998 have been examined by Ernst & Young LLP. A representative of Ernst & Young LLP is expected to be available at the annual meeting to respond to appropriate questions and to make a statement if he desires to do so. Enterprises' board will select independent auditors for the current year sometime after the annual meeting.

                            SECTION 16(a) REPORTING

     Under Section 16(a) of the Securities Exchange Act of 1934, directors, executive officers and beneficial owners of 10% or more of the Enterprises common stock or the Enterprises preferred stock are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of the Enterprises common stock and/or the Enterprises preferred stock, as the case may be. Based solely on its review of such forms received by it, Enterprises believes that all of the
Section 16(a) filings required to be made by reporting persons with respect to 1998 were made on a timely basis except that (1) one report of initial statement of beneficial ownership of securities on Form 3 with respect to one transaction was filed late by Gary W. Nielson, the former Executive Vice President and Chief Financial Officer of Enterprises, and (2) one report of changes of beneficial ownership of securities on Form 4 with respect to one transaction was filed late by each of Paul A. Peterson, Anne L. Evans and Murray L. Galinson, former directors of Enterprises.

                             STOCKHOLDER PROPOSALS

     Under Rule 14a-8 of the Securities Exchange Act of 1934, Enterprises' stockholders may present proper proposals for inclusion in Enterprises' proxy statement and for consideration at the next annual meeting of its stockholders by submitting the proposals to Enterprises in a timely manner. In order to be so included for the 2001 annual meeting of stockholders, stockholder proposals must be received by Enterprises a reasonable time before Enterprises begins to print and mail its proxy materials and must otherwise comply with the requirements of Rule 14a-8. In addition, if Enterprises has not received notice of any matter a stockholder intends to propose for a vote at the 2001 annual meeting by a reasonable time before Enterprises begins to print and mail its proxy materials, then a proxy solicited by Enterprises' board may be voted on such matter in the discretion of the proxy holders, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card.

                                 OTHER MATTERS

     Enterprises does not know of any business other than that described in this proxy statement/prospectus which will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business shall properly come before the annual meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                                 LEGAL MATTERS

     The validity of the Legacy debentures and the Legacy notes offered hereby and the Legacy common stock into which the Legacy debentures may be converted will be passed upon for Legacy by Latham & Watkins, San Diego, California.

                                    EXPERTS

     The financial statements and schedules of Legacy and Excel Legacy Corporation Asset Group incorporated in this proxy statement/prospectus by reference to Legacy's Annual Report on Form 10-K/A for the period from inception (November 17, 1997) to July 31, 1998, have been so incorporated in reliance on the report of Pricewaterhouse Coopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and schedule of Enterprises appearing in Enterprises' Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     Legacy and Enterprises are subject to the informational requirements of the Securities Exchange Act of 1934, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information Legacy and Enterprises file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. You may also access filed documents at the SEC's web site at www.sec.gov.

     This proxy statement/prospectus incorporates important business and financial information about Legacy and Enterprises that is not included in or delivered with this proxy statement/prospectus. Legacy has filed a registration statement on Form S-4 and related exhibits with the SEC under the Securities Act of 1933. The registration statement contains additional information about Legacy and Enterprises and the securities offered hereby. You may inspect the registration statement and exhibits without charge and obtain copies from the SEC at prescribed rates at the locations above.

     The SEC allows Legacy and Enterprises to incorporate by reference the information they file with it, which means that they can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus, and information that Legacy and Enterprises file later with the SEC will automatically update and supersede this information. Legacy and Enterprises incorporate by reference the following documents which they have filed with the
SEC:

LEGACY'S SEC FILINGS (FILE NO. 0-23503):

     - Legacy's Annual Report on Form 10-K for the fiscal year ended July 31, 1998 and Amendment Nos. 1 and 2 thereto on Form 10-K/A,

     - Legacy's Quarterly Report on Form 10-Q for the quarter ended October 31, 1998,

     - Legacy's Transition Report on Form 10-Q for the transition period from August 1, 1998 to December 31, 1998,

     - Legacy's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and Amendment No. 1 thereto on Form 10-Q/A,

     - Legacy's Quarterly Report on Form 10-Q for the quarter ended June 30,
       1999,

     - Legacy's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999,

     - Legacy's Current Reports on Form 8-K filed with the SEC on December 18, 1998, May 14, 1999, June 4, 1999, September 1, 1999, November 12, 1999
       and November 15, 1999,

     - The description of the Legacy common stock contained in Legacy's Registration Statement on Form 8-A filed with the SEC on November 13, 1998,

     - The description of the Legacy debentures contained in Legacy's Registration Statement on Form 8-A filed with the SEC on November 12, 1999, and

     - All documents filed by Legacy with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the annual meeting.

ENTERPRISES' SEC FILINGS (FILE NO. 0-20449):

     - Enterprises' Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Amendment No. 1 thereto on Form 10-K/A,

     - Enterprises' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999,

     - Enterprises' Quarterly Report on Form 10-Q for the quarter ended June 30, 1999,

     - Enterprises' Quarterly Report on Form 10-Q for the quarter ended September 30, 1999,

     - Enterprises' Current Reports on Form 8-K filed with the SEC on June 4, 1999 and November 15, 1999, and

     - All documents filed by Enterprises with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the annual meeting.

     The information incorporated by reference is deemed to be part of this proxy statement/ prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus will be deemed modified, superseded or replaced for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this proxy statement/prospectus.

     Legacy has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Legacy, and Enterprises has supplied all such information relating to Enterprises.

     You may have already received some of the documents incorporated by reference, but you can obtain any of them through Legacy, Enterprises or the SEC. Documents incorporated by reference are available from Legacy or Enterprises without charge, excluding all exhibits unless Legacy or Enterprises has specifically incorporated by reference an exhibit in this proxy statement/prospectus. Enterprises' stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

          Excel Legacy Corporation                     Price Enterprises, Inc.
       16955 Via Del Campo, Suite 100               16955 Via Del Campo, Suite 100
            San Diego, CA 92127                          San Diego, CA 92127
               (858) 675-9400                               (858) 675-9400

     To obtain timely delivery, you should request the information no later than
             ,      , which is five business days prior to the date of the
annual meeting.

     You should rely only on the information incorporated by reference or provided in this proxy statement/prospectus. Neither Legacy nor Enterprises has authorized anyone to give you any information or to make any representations about the transactions discussed in this proxy statement/prospectus other than those contained herein. If you are given any information or representations about these matters that is not discussed, you should not rely on that information.

     This proxy statement/prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom Legacy or Enterprises is not permitted to offer or sell securities under applicable law. The delivery of this proxy statement/prospectus does not, under any circumstances, mean that there has not been a change in the affairs of Legacy or Enterprises since the date hereof. It also does not mean that the information in this proxy statement/prospectus is correct after this date.

                                                                         ANNEX A
                                                            THE MERGER AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 16, 1999, by and among Excel Legacy Corporation, a Delaware corporation ("Parent"), Legacy Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Price Enterprises, Inc., a Maryland corporation (the "Company").

                                    RECITALS

     WHEREAS, Parent has consummated an exchange offer (the "Exchange Offer") for any and all shares of common stock, par value $.0001 per share, of the Company (the "Company Common Stock"), at a price of $8.50 for each share of Company Common Stock, consisting of $4.25 in cash, $2.75 in principal amount of newly-issued 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 (convertible at any time into Parent's common stock at $5.50 per share), and $1.50 in principal amount of newly-issued 10.0% Senior Redeemable Secured Notes due 2004 (collectively, the "Merger Consideration");

     WHEREAS, Parent acquired 12,154,289 shares of Company Common Stock in the Exchange Offer, representing approximately 91% of the outstanding shares of Company Common Stock;

     WHEREAS, Parent now desires to acquire the remaining shares of Company Common Stock through a merger (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the Maryland General Corporation Law (the "MGCL"), of Merger Sub with and into the Company, in which the Company will survive as a wholly owned subsidiary of Parent and each outstanding share of Company Common Stock (other than those held by Parent or the Company) will be converted into the Merger Consideration; and

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the Merger is in the best interests of their respective stockholders and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto adopt the plan of merger encompassed by this Agreement and agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the MGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined below) and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Maryland. At and after the Effective Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL.

     1.2 The Closing. The closing of the Merger (the "Closing") shall take place (a) at the offices of Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California 92101 at 9:00 a.m. local time (PST) on the first business day on which the last to be fulfilled or waived of the conditions set forth in
Section 6.1 hereof shall be fulfilled or waiver or (b) at such other place and time and/or on such other date as the parties may agree.

     1.3 Effective Time. Upon the Closing, the parties shall file Articles of Merger (the "Articles of Merger") with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Sections 3-107 and 3-109 of the MGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the SDAT or at such other time as the parties may agree and specify in the Articles of Merger (the "Effective Time").

     1.4 Further Action. Each of Parent, Merger Sub and the Company shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession in and to all assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub, or for the Surviving Corporation to assume and be subject to all debts, liabilities and duties of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

     2.1 Charter. The charter of the Company (the "Charter") as in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until duly amended in accordance with the terms thereof and the MGCL; provided that, prior to the Effective Time and subject to receipt of the requisite approval of the Company's stockholders at the Company Stockholders Meeting (as defined below), such Charter shall be amended to provide further protections for the holders of the Company Preferred Stock (as defined below) as set forth on Exhibit A hereto (the "Charter Amendments").

     2.2 Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the MGCL.

                                  ARTICLE III

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     3.1 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Charter and Bylaws.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK

     4.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of Parent, Merger Sub or the Company:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 4.1(b) hereof) shall be converted into the right to receive the Merger Consideration. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of certificates representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, the Merger Consideration.

          (b) Each share of Company Common Stock that is owned by the Company or any wholly owned subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

          (c) Each share of common stock, par value $.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.

          (d) Each share of preferred stock, par value $.0001 per share, of the Company (the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger (except that the Company's Charter shall be amended to provide further protections for the holders of the Company Preferred Stock in accordance with Section 2.1 hereof).

          (e) Each option or other right to purchase or otherwise acquire shares of Company Preferred Stock pursuant to stock option or other stock-based plans of the Company granted and outstanding immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger. As a result of the Exchange Offer, there are no options or other rights to purchase or otherwise acquire shares of Company Common Stock, and no such options or other rights will be outstanding immediately prior to the Effective Time.

                                   ARTICLE V

                                   COVENANTS

     5.1 Stockholders Meeting. The Company shall take all actions necessary in accordance with applicable law and its Charter and Bylaws to convene a meeting of its stockholders (the "Company Stockholders Meeting") as promptly as practicable to consider and vote upon the approval of the Charter Amendments, the Merger and the other transactions contemplated hereby. Parent shall vote or cause to be voted all shares of Company Common Stock owned by Parent or Merger Sub in favor of the Charter Amendments, the Merger and the other transactions contemplated hereby at the Company Stockholders Meeting.

     5.2 Registration Statement. The parties shall cooperate and promptly prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 (the

"Form S-4") with respect to the Merger Consideration issuable in the Merger, a portion of which shall also serve as the Proxy Statement with respect to the Company Stockholders Meeting. The parties shall use all reasonable efforts to have the Form S-4 declared effective by the SEC as promptly as practicable.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the fulfillment or waiver of the following conditions:

          (a) The Merger shall have been duly approved by the requisite vote of the holders of Company Common Stock and Company Preferred Stock in accordance with applicable law and the Charter and Bylaws of the Company.

          (b) None of the parties hereto shall be subject to any order, ruling or injunction of a court or other governmental entity of competent jurisdiction, and there shall not have been enacted any statute or regulation, which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

          (c) All consents, authorizations, orders and approvals of (or filings of registrations with) any governmental entities or third parties required in connection with the transactions contemplated hereby shall have been obtained or made, except for the filing of the Articles of Merger and any other documents required to be filed after the Effective Time.

          (d) The Form S-4 shall have become effective and no stop order shall be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                                  ARTICLE VII

                                  TERMINATION

     7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company's stockholders, by the mutual consent of Parent and the Company.

     7.2 Effect of Termination. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 Modification or Amendment. Subject to the applicable provisions of the MGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties.

     8.2 Waiver. The conditions to each party's obligations to effect the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     8.3 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

     8.5 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     8.6 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                            [signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first written above.

                                            EXCEL LEGACY CORPORATION

Attest: /s/ RICHARD B. MUIR                                 By: /s/ GARY B. SABIN
       ----------------------------------------------          --------------------------------------------------
       Richard B. Muir                                      Gary B. Sabin
       Executive Vice President                             President and Chief
       and Secretary                                        Executive Officer

                                            LEGACY MERGER SUB, INC.

Attest: /s/ RICHARD B. MUIR                                 By: /s/ GARY B. SABIN
       ----------------------------------------------          --------------------------------------------------
       Richard B. Muir                                      Gary B. Sabin
       Executive Vice President                             President and Chief
       and Secretary                                        Executive Officer

                                            PRICE ENTERPRISES, INC.

Attest: /s/ RICHARD B. MUIR                                 By: /s/ GARY B. SABIN
       ----------------------------------------------          --------------------------------------------------
       Richard B. Muir                                      Gary B. Sabin
       Executive Vice President and Chief                   President and Chief
       Operating Officer                                    Executive Officer

                                                                         ANNEX B
                                                      THE STOCKHOLDERS AGREEMENT

                                   AGREEMENT

PARTIES:

     A. Excel Legacy Corporation, a Delaware corporation ("Legacy").

     B. Certain shareholders of Price Enterprises, Inc. ("PREN"), a Maryland corporation qualified as a Real Estate Investment Trust for federal income tax purposes, who sign copies of this Agreement on or about the Board Approval Date (Item 2), including Sol Price ("Price"), a Trustee of significant holders of Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock") of PREN. (Each such shareholder, including Price, is referred to as a "Selling Shareholder" and, at any point in time, all such persons who have then signed substantially identical agreements, together with Price, are referred to collectively as the "Selling Shareholders.")

     Agreement, subject to all of the terms and conditions below:

     1. Each Selling Shareholder agrees to deposit into an escrow (the "Escrow") his, her or its shares of PREN Common Stock in order to facilitate a transaction with Legacy in which Legacy will seek to acquire all shares of PREN Common Stock for $8.50 per share, comprised, at Legacy's election, of (i) $8.50 in cash or
(ii)(A) at least $4.25 in cash, (B) at least $2.75 per share in principal amount of a Legacy 9% Convertible (at $5.50 per share) Subordinated Debenture ("Debenture"), issued pursuant to an indenture in the form attached as Exhibit A hereto, with such changes as may be acceptable to a majority in interest of the Selling Shareholders ("Majority of the Selling Shareholders"), with their interests for such purposes being determined solely by the number of shares of PREN Common Stock deposited by them into Escrow, and to Legacy and such changes as may be required by the trustee under such indenture, and (C) $1.50 per share in whatever combination Legacy may choose of cash, Debentures, and 10% Senior Notes ("Notes") due October 31, 2004, issued at par, with a mandatory sinking fund of 20% per year at the end of each of the first four years after issuance (with credit given for open market purchases), a prepayment option by Legacy at par plus accrued interest at any time, and customary protections for noteholders reasonably acceptable to a Majority of the Selling Shareholders, but no more stringent than the terms of bank indebtedness of Legacy at the time. The Debentures and Notes (if any) shall be issued in denominations of $1,000 and integral multiples thereof. Legacy shall deliver checks for the current market value of any fractional shares in accordance with the Indenture. The transaction in which Legacy will seek to acquire all of the Common Stock of PREN will be at the option of the PREN Board of Directors to be exercised on the Board Approval Date, either (A) a merger between PREN and a newly-formed wholly owned subsidiary of Legacy or (B) a tender offer or exchange offer, in either case with the consideration above being paid or offered for each share of PREN Common Stock. Legacy shall elect the form of consideration prior to the distribution of the applicable offer to purchase or proxy materials to PREN's shareholders.

     2. 4,000,000 shares of PREN Common Stock shall be deposited by the Selling Shareholders in the Escrow, which will be held by an escrow agent pursuant to an escrow agreement (the "Escrow Agreement") containing the provisions described herein and such other provisions as may be required by the escrow agent, within 5 business days after this Agreement has been signed by Price on behalf of certain Selling Shareholders and by Legacy. On the date following the date on which the Board of Directors of PREN determines whether to approve the transactions contemplated hereby, which approval date, if any, shall in no event be later than June 2, 1999 (the "Board Approval Date"), there shall be deposited (if the Board does approve) into Escrow at least 4,000,000 additional shares of PREN Common Stock, and there shall be issued a joint press release with respect to the Board's approval. Each Selling Shareholder hereby represents that all shares of PREN Common Stock deposited into Escrow by such Selling Shareholder are, or on the date of such deposit will be, owned free and clear of all liens, charges, encumbrances and restrictions of any kind. Price shall give Legacy 48 hours notice of the expected Board Approval Date, and if no such notice is given, Legacy shall treat June 2, 1999 as the Board Approval Date.

     3. Legacy agrees to deposit into Escrow (A) $1,000,000 in cash within 24 hours after the first share deposit referred to in Item 2 above, (B) an additional $6,500,000 in cash by the close of business on the first business day following the Board Approval Date, and (C) an additional $1,000,000 in cash on each of September 1, October 1 and November 1, 1999 if, as to each such date, the Closing has not occurred. Neither the PREN Common Stock nor the cash shall be released from Escrow until the Closing (Item 4), except that, pursuant to the terms of the Escrow Agreement, the shares of PREN Common Stock shall be properly tendered prior to the Closing in the Offer described in Item 4 below, or voted in favor of the Merger described in Item 4 below, and the cash shall be provided to Legacy at the Closing for purposes of making a portion of the cash payments required.

     4. The Escrow shall close (the "Closing"), with the PREN Common Stock delivered to Legacy and the cash delivered to the Selling Shareholders (or their designees) in accordance with the Escrow Agreement, when (A) Legacy shall have offered to purchase all outstanding shares of PREN Common Stock (including the shares held in Escrow) subject only to the Offer Conditions (Item 6B), and shall have purchased all shares tendered and not withdrawn (the "Offer"), or (B) PREN shall have merged with a wholly owned subsidiary of Legacy, subject only to the Merger Conditions (Item 6B) (the "Merger"), in either case with all Common Stock of PREN being offered or receiving the consideration specified in Item 1 above. Alternatively, the Escrow shall close, and all items held in the Escrow shall be returned to the party or parties who deposited them (except for cash used for damage payments in Item 7 below or Item 5 of the PREN Agreement (as defined in Item 8B below)), when August 31, 1999 occurs (if the Escrow has not already closed under the first sentence in this Item 4), or when Legacy and a Majority of the Selling Shareholders agree and so instruct the escrow agent, or as provided in Item 7 or 9. Provided, that (i) the August 31, 1999 date shall be extended by the period, if any, by which the time between the filing by Legacy of documents with the Securities and Exchange Commission for the registration of the Offer or the proxy materials for the Merger and the first date on which the Offer can be commenced within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, or the proxy materials may be mailed, as applicable, exceeds 30 days, but not beyond December 1, 1999, and (ii) in any event, interest shall accrue on the cash, Debentures and Notes, if applicable, issued in the Offer or Merger from August 15, 1999. The cash shall accrue interest at the rate of 8% per annum from August 15, 1999. If the Escrow terminates under
Item 7, 9 or 11 below or under Item 3 or 5 of the PREN Agreement, earnings on the cash held in Escrow shall be distributed together with the cash on which it accrues to the party entitled to receive the cash. If the Offer or Merger is consummated, earnings on the cash held in Escrow shall be distributed to Legacy for purposes of making a portion of the cash payments required.

     5. Each Selling Shareholder agrees and commits that, from the date hereof through the Closing, such Selling Shareholder (i) shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any PREN Common Stock owned beneficially or otherwise by such Selling Shareholder, and (ii) shall vote (or cause to be voted) all Common Stock and Preferred Stock of PREN owned beneficially or otherwise by such Selling Shareholder in favor of the Merger and related matters (if applicable), and against any

Company Takeover Proposal or any other action or agreement which would impede, interfere with or prevent the transactions contemplated hereby. For purposes hereof, "Company Takeover Proposal" means any proposal by a third party (other than Legacy) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger or similar transaction, more than 25% of the voting power of PREN, or all or substantially all of the assets of PREN. In addition, each Selling Shareholder agrees to comply with any applicable requirements of Rule 145 under the Securities Act of 1933 in connection with any resales of the Debentures and Notes.

     6. Legacy further agrees and commits that:

          A. At or as promptly as practicable after the Closing, Legacy shall cause to be taken all actions reasonably necessary to cause the Preferred Stock of PREN to be entitled under PREN's charter documents (including those of any successor to PREN by merger, etc.) to elect a majority of the Directors of PREN (which majority shall mean that the holders of PREN Preferred Stock have one more designee than Legacy); provided that such right shall terminate upon the earliest to occur of the following (the "Preferred Termination"): (i) less than 2,000,000 shares of PREN Preferred Stock (adjusted for stock splits, dividends, reverse splits, etc.) shall remain outstanding, (ii) Legacy shall have made an offer to purchase any and all outstanding shares of PREN Preferred Stock at a cash price of $16 per share, and shall have purchased all shares duly tendered and not withdrawn, or (iii) the Directors of PREN shall have (a) issued or agreed to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case without unanimous Board approval, or (b) failed in any fiscal year to declare or pay dividends on the PREN Common Stock as and when requested by Legacy (1) to distribute 100% of PREN's taxable income for such fiscal year or otherwise to maintain PREN's status as a REIT, or (2) in an amount equal to the excess, if any, of (x)(A) funds from operations less rent smoothing for such fiscal year, minus (B) the amount required to pay dividends on the PREN Preferred Stock for such fiscal year, over (y) $7,500,000. Pending the effectuation of such corporate action, Legacy agrees for the benefit of the holders of PREN Preferred Stock to vote in favor of the election of Jack McGrory, Simon Lorne and James Cahill (or their designees) as Directors of PREN and to vote against any increase in the size of the PREN Board beyond five members. Following the Closing until the Preferred Termination, neither Legacy nor any subsidiary or affiliate of Legacy which acquires shares of PREN Preferred Stock shall be entitled to vote such shares in any election of Directors of PREN.

          B. Legacy shall commence taking all actions reasonably necessary to make the Offer or to effect the Merger (as applicable) to acquire all outstanding shares of PREN Common Stock (including those shares held in Escrow) for the consideration specified in Item 1 above, subject in the case of the Offer only to the conditions specified on Exhibit B hereto (the "Offer Conditions"), and in the case of the Merger only to the conditions specified on Exhibit B hereto (other than the Minimum Condition) and other customary conditions to a merger, including the approval of PREN's shareholders and the filing of applicable merger documents (the "Merger Conditions"). In the case of the Offer, Legacy shall purchase all shares duly tendered and not withdrawn.

          C. Legacy shall use all reasonable efforts to satisfy the Offer Conditions or the Merger Conditions (as applicable). Legacy agrees that it will proceed in good faith as expeditiously as possible to complete requisite governmental reviews, to obtain any requisite approvals and otherwise to consummate the transactions contemplated hereby, and neither Legacy nor its counsel will engage in any communications with third parties (including governmental offices and agencies) without the direct participation of PREN and its counsel.

          D. Legacy shall not take any action to cause a direct or indirect Change of Control of PREN (including by Change of Control of Legacy itself)
     (i) after the date hereof and prior to the Closing without the consent of Price, or (ii) after the Closing, without either offering to purchase all shares of PREN Preferred Stock or obtaining the approval of a majority of such shares (unless a higher percentage is required by PREN's charter or Maryland law). For purposes of this provision, a "Change of Control" will be deemed to have occurred at such time as (a) any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (other than Legacy) becomes the beneficial owner of 50% or more of the total voting power of PREN or Legacy, (b) there shall be consummated any merger or consolidation of PREN or Legacy in which PREN or Legacy, as the case may be, is not the continuing or surviving corporation or pursuant to which the Common Stock of PREN or Legacy would be converted into cash, securities or other property, other than a merger or consolidation in which the holders of the Common Stock of PREN or Legacy outstanding immediately prior to the merger or consolidation hold at least a majority of the Common Stock of the surviving corporation immediately after such merger or consolidation, or (c) the directors of Legacy on the date hereof (or persons nominated for election by such directors) shall no longer constitute a majority of the Board of Directors of Legacy.

          E. Following the Closing until the Preferred Termination, Legacy shall take all actions in its power to ensure that at least one representative of the interests of the PREN Preferred Stock, as designated by a majority in interest of the Selling Shareholders who hold PREN Preferred Stock, is serving as a director of Legacy.

          F. Legacy shall cause any and all Debentures and Notes to be registered under the Securities Act of 1933, and to maintain such registration, in each case if and as necessary to make all such Debentures and Notes freely transferable.

          G. Within 10 days after the Closing, Legacy shall use all reasonable efforts to cause PREN to pay all options held by employees and directors of PREN, and severance payments for employees of PREN, as described on Exhibit B and Schedule B-2 to the PREN Agreement. With Legacy's prior written consent, which consent shall not be unreasonably withheld, PREN may terminate certain employees prior to the Closing and pay such employees the severance payments described on Exhibit B and Schedule B-2 to the PREN Agreement. Upon the Closing, Legacy shall provide PREN with the funds to cover all payments under such exhibit and schedule.

          H. Legacy shall cause PREN to maintain Officers' and Directors' Errors and Omissions Insurance insuring all persons who are or were officers or directors of PREN in an amount not less than that in effect on April 30, 1999, for a period of at least 3 years following the Closing, and thereafter as long as necessary (if at all) to ensure the continuation of protection with respect to any and all claims made prior to the end of that period, and shall, and shall cause PREN to, hold harmless and indemnify each such person against all expense, loss and liability (including costs of defense and investigation) relating to their actions as such officers or directors of PREN, except, as to any such person, as to any matter as to which it is finally judicially determined that indemnification is not permitted for such person by Maryland law under the applicable circumstances.

          I. In any merger between PREN and a subsidiary of Legacy pursuant to which shares of PREN Common Stock are converted into cash or into securities other than Common Stock of Legacy or of the surviving corporation, Legacy will make appropriate provisions such that the cash and other assets of PREN will not be depleted in any material respect, and the liabilities of PREN will not be increased in any material respect, as a result of such transaction.

          J. Until such time as there are no shares of PREN Preferred Stock outstanding, Legacy shall not take any action that would cause PREN to fail to qualify as a REIT.

     7. If Legacy abandons the transaction prior to the Board Approval Date or is unwilling to execute the PREN Agreement, Legacy shall pay the total sum of $1,000,000 (together with earnings thereon) as liquidated damages, with such sum being apportioned among the Selling Shareholders and PREN as Price may direct.

     Additionally, upon notice to the escrow agent in accordance with the Escrow Agreement of Legacy's having so abandoned the transaction or having not executed the PREN Agreement, the Escrow shall be terminated, the initial $1,000,000 deposited by Legacy (together with earnings thereon) shall be distributed as provided in this Item 7, and any and all other shares and other items held in the Escrow shall be returned to the parties who originally deposited them. The parties expressly recognize that in the event of any failure of condition referenced above, measuring monetary damages would be extremely difficult or impracticable to ascertain because of the nature of the assets of PREN. The payment of $1,000,000 (together with earnings thereon) as described above in this Item 7 is not intended as a forfeiture or penalty within the meaning of California Civil Code sec.sec. 3275 or 3369 but is intended to constitute liquidated damages, and shall be the sole and exclusive remedy of the Selling Shareholders and PREN. If Legacy breaches Item 6 above after it and PREN have executed the PREN Agreement, the sole redress of the Selling Shareholders and PREN shall be pursuant to Item 5 of the PREN Agreement.

     8. Price agrees that if any of the following conditions are not met, the provisions of Item 9 shall immediately take effect:

          A. The number of shares of PREN Common Stock held in Escrow shall represent at least 51% of the general voting power of PREN on June 10, 1999.

          B. On the Board Approval Date, the Directors of PREN shall have (i) taken such actions as may be necessary to approve Legacy (insofar as restrictions in PREN's charter documents are concerned) to acquire up to 100% of the PREN Common Stock and to confirm that the transactions contemplated hereby are exempt from the operation of any applicable anti-takeover statute under the Maryland General Corporation Law, which actions shall state that they are irrevocable, and (ii) duly executed and delivered the Agreement attached as Exhibit C hereto (the "PREN Agreement").

     9. The following liquidated damages provision shall apply if the Selling Shareholders abandon the transaction on or prior to the Board Approval Date, or the Directors of PREN do not take the actions specified in Item 8B above. In either such case, Price shall pay or cause to be paid to Legacy the total sum of $1,000,000 as liquidated damages. Additionally, upon notice to the escrow agent in accordance with the Escrow Agreement of the Selling Shareholders' having so abandoned the transaction or the PREN Directors having not taken such actions, the Escrow shall be terminated, the initial $1,000,000 (together with earnings thereon) shall be returned to Legacy, and any and all other shares and other items held in the Escrow shall be returned to the parties who originally deposited them. The parties expressly recognize that in the event of any failure of condition referenced above, measuring monetary damages would be extremely difficult or impracticable to ascertain because of the nature of the assets of PREN. The payment of $1,000,000 as described above in this Item 9 is not intended as a forfeiture or penalty within the meaning of California Civil Code sec.sec. 3275 or 3369 but is intended to constitute liquidated damages, and shall be the sole and exclusive remedy of Legacy.

     10. If the events described in Items 8A and 8B above occur as described, the liquidated damages provision set forth in Item 9 shall no longer be applicable after the Board Approval Date and Legacy's rights and remedies shall then be as specified in this Item 10 and in the PREN Agreement. In such case, each Selling Shareholder, by signing a copy of this Agreement, agrees that he, she or it shall, from and after the Board Approval Date, not take any action (litigation or otherwise) to contest or challenge in any way the validity or irrevocability of the actions referred to in Item 8B(i) above; provided that, in the case of any Selling Shareholder who is a Director of PREN, nothing contained herein shall be construed to limit or otherwise affect such Selling Shareholder's ability to act in his capacity as a PREN Director. Each Selling Shareholder shall vigorously defend against any litigation or other claim brought by a third party to contest or challenge in any way such actions.

     11. If the Offer Conditions or the Merger Conditions (as applicable) have not been satisfied by December 1, 1999 (unless extended pursuant to Item 5 of the PREN Agreement) due to no fault of the parties hereto, Legacy or a Majority of the Selling Shareholders may terminate this Agreement upon written notice to the other party. Upon any such termination, the Escrow shall close, and except as otherwise provided in Item 5 of the PREN Agreement, all items held in the Escrow shall be returned to the party or parties who deposited them, and none of the parties hereto shall have any further obligation or liability hereunder.

     12. Any action permitted or authorized by or for the Selling Shareholders, or any notice to be given by or on behalf of the Selling Shareholders, shall be deemed for all purposes to have been duly permitted, authorized or given if it has been permitted, authorized or given by a Majority of the Selling Shareholders.

     13. This Agreement (including the exhibits hereto and all copies executed by different Selling Shareholders) constitutes one entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is intended to be fully binding and enforceable as of the date provided below. This Agreement may be executed in counterparts. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the laws that might be applicable under conflicts of laws principles. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by Legacy and a Majority of the Selling Shareholders; provided that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. In the event of any action brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover attorneys' fees, as well as all other costs and expenses of bringing such action as an element of damages.

Dated: May 12, 1999

SELLING SHAREHOLDERS                      EXCEL LEGACY CORPORATION

By: /s/ SOL PRICE                                           By: /s/ GARY B. SABIN
-------------------------------------------------           -------------------------------------------------
    Sol Price                                               Name: Gary B.Sabin
    Sol Price, Trustee                                      Title: President and
    Price Family Charitable Trust                           Chief Executive Officer
    UTD 03/13/84
    Number of Shares of
    Common Stock: 2,213,079

By: /s/ SOL PRICE
-----------------------------------------------------
    Sol Price, Trustee
    Price Charitable Remainder Trust
    UTD 01/10/83
    Number of Shares of
    Common Stock: 308,490

By: /s/ SOL PRICE
-----------------------------------------------------
    Sol Price, Trustee
    Marion Brodie Trust
    UTD 04/23/96
    Number of Shares of
    Common Stock: 34,950

                                                                       ANNEX B-I
                                                                       AMENDMENT

                   FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT

     This FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT (this "Amendment") is made and entered into as of August 31, 1999, by and among Excel Legacy Corporation, a Delaware corporation ("Legacy"), and certain shareholders (the "Amending Shareholders") of Price Enterprises, Inc., a Maryland corporation qualified as a Real Estate Investment Trust for federal income tax purposes ("PREN"), listed on the signature pages hereto.

                                    RECITALS

     WHEREAS, the Company and certain shareholders of PREN entered into an Agreement dated as of May 12, 1999 (the "Agreement");

     WHEREAS, a Majority of the Selling Shareholders (as such term is defined in the Agreement) is required to effect an amendment to the Agreement, and the Amending Shareholders constitute a Majority of the Selling Shareholders; and

     WHEREAS, Legacy and the Amending Shareholders desire to amend certain terms and provisions of the Agreement as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Legacy and the Amending Shareholders amend the Agreement as follows:

          1. Relation to Agreement. Except as hereby amended, the Agreement shall continue in full force and effect.

          2. Capitalized Terms. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          3. Change of Control. Item 6.D. of the Agreement is hereby amended by deleting the first sentence of such Item and inserting the following in lieu thereof:

        Legacy shall not take any action to cause a direct or indirect Change of Control of PREN (including by Change of Control of Legacy itself) (i) after the date hereof and prior to the Closing without the consent of Price, or (ii) after the Closing, without either offering to purchase all shares of PREN Preferred Stock or obtaining the approval of the Board of Directors of PREN.

          4. Miscellaneous. This Amendment shall be governed and construed on the same basis as the Agreement, as set forth therein.

          5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      B-I-1

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                          EXCEL LEGACY CORPORATION

                                          By: /s/ GARY B. SABIN
                                            ------------------------------------
                                              Name: Gary B. Sabin
                                              Title: President and
                                              Chief Executive Officer

                                          AMENDING SHAREHOLDER

                                          By: /s/ SOL PRICE
                                            ------------------------------------
                                              Name: Sol Price, Trustee
                                              Price Family Charitable Trust UTD
                                              03/13/84
                                              Number of shares of Common Stock:
                                              2,213,079

                                          By: /s/ SOL PRICE
                                            ------------------------------------
                                              Name: Sol Price, Trustee
                                              Price Charitable Remainder Trust
                                              UTD 01/10/83
                                              Number of shares of Common Stock:
                                              308,490

                                          By: /s/ SOL PRICE
                                            ------------------------------------
                                              Name: Sol Price, Trustee
                                              Marion Brodie Trust UTD 04/23/96
                                              Number of shares of Common Stock:
                                              34,950

                                      B-I-2

                                                                      ANNEX B-II
                                                                       AMENDMENT

                   SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT

     This SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT (this "Amendment") is made and entered into as of September 16, 1999, by and among Excel Legacy Corporation, a Delaware corporation ("Legacy"), and certain shareholders (the "Amending Shareholders") of Price Enterprises, Inc., a Maryland corporation qualified as a Real Estate Investment Trust for federal income tax purposes ("PREN"), listed on the signature pages hereto.

                                    RECITALS

     WHEREAS, Legacy and certain shareholders of PREN entered into an Agreement dated as of May 12, 1999, as amended by a First Amendment to Stockholders Agreement dated as of August 31, 1999 (the "Agreement");

     WHEREAS, a Majority of the Selling Shareholders (as such term is defined in the Agreement) is required to effect an amendment to the Agreement, and the Amending Shareholders constitute a Majority of the Selling Shareholders; and

     WHEREAS, Legacy and the Amending Shareholders desire to amend certain terms and provisions of the Agreement as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Legacy and the Amending Shareholders amend the Agreement as follows:

          1. Relation to Agreement. Except as hereby amended, the Agreement shall continue in full force and effect.

          2. Capitalized Terms. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          3. Security. Item 1 of the Agreement is hereby amended by deleting the second sentence of such Item and inserting the following in lieu thereof:

        The Debentures and Notes (if any) shall be issued in denominations of $1,000 and integral multiples thereof, and shall be secured by the PREN Common Stock owned at any time by Legacy in accordance with a security agreement in form and substance reasonably acceptable to Legacy, a Majority of the Selling Shareholders and the trustee for the Debentures and Notes.

          4. Indenture. Item 1 of the Agreement is hereby further amended by deleting the form of indenture referenced in such Item, and attached to the Agreement, as

        Exhibit A and inserting the form of indenture attached to this Amendment as Exhibit A in lieu thereof.

                                     B-II-1

          5. Miscellaneous. This Amendment shall be governed and construed on the same basis as the Agreement, as set forth therein.

          6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                          EXCEL LEGACY CORPORATION

                                          By: /s/ GARY B. SABIN
                                            ------------------------------------
                                              Name: Gary B. Sabin
                                              Title:  President and Chief
                                                      Executive Officer

                                          AMENDING SHAREHOLDER

                                          By: /s/ SOL PRICE
                                            ------------------------------------
                                              Name: Sol Price, Trustee
                                              Price Family Charitable Trust UTD
                                              03/13/84
                                              Number of shares of Common Stock:
                                              2,213,079

                                          By: /s/ SOL PRICE
                                            ------------------------------------
                                              Name: Sol Price, Trustee
                                              Price Charitable Remainder Trust
                                              UTD 01/10/83
                                              Number of shares of Common Stock:
                                              308,490

                                          By: /s/ SOL PRICE
                                            ------------------------------------
                                              Name: Sol Price, Trustee
                                              Marion Brodie Trust UTD 04/23/96
                                              Number of shares of Common Stock:
                                              34,950

                                     B-II-2

                                                                         ANNEX C
                                                           THE COMPANY AGREEMENT

                                   AGREEMENT

     This Agreement is entered into as of June 2, 1999 by and between Excel Legacy Corporation, a Delaware corporation ("Legacy"), and Price Enterprises, Inc., a Maryland corporation ("PREN").

                                    RECITALS

          A. Legacy and certain shareholders of PREN (the "Selling Shareholders") have entered into an Agreement dated May 12, 1999 (the "Shareholders Agreement").

          B. As a condition precedent to Legacy's commitments under the Shareholders Agreement, Legacy has required that PREN enter into this Agreement pursuant to which PREN is agreeing to take certain actions, subject to the terms and conditions set forth herein.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, hereby agree as follows:

     1. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in the Shareholders Agreement.

     2. PREN agrees that if any of the following events do not occur as described, the provisions of Item 3 below shall immediately take effect:

          A. On the Board Approval Date, the Directors of PREN shall have taken such actions as may be necessary (i) to approve the taking of all actions described on Exhibit A hereto without any further Board approval, (ii) to provide for the treatment of PREN options as described on Exhibit B hereto, and (iii) to appoint Gary Sabin as Chief Executive Officer of PREN. All such approvals and other actions shall be effective as of the Closing and shall state that they are irrevocable.

          B. PREN shall not take any action (i) to revoke, modify or otherwise alter in any way the approvals and other actions referred to in Item 2A above or Item 8B of the Shareholders Agreement, or (ii) to contest or challenge in any way (through litigation or otherwise) the validity or irrevocability of the approvals and other actions referred to in Item 2A above or Item 8B of the Shareholders Agreement. PREN shall vigorously defend against any litigation or other claim brought by a third party to contest or challenge in any way such approvals or other actions.

          C. The Directors of PREN shall permit Gary Sabin and Richard Muir (or two other designees of Legacy) to attend all meetings of the Board of Directors of PREN (other than those relating to the transactions contemplated hereby or relating to any Company Takeover Proposal) in a non-voting observer capacity until the Closing, at which time the Directors of PREN shall cause Messrs. Sabin and Muir (or two other designees of Legacy) to be appointed or elected as members of the Board of Directors of PREN. Legacy's Board observer rights shall terminate if this Agreement terminates.

          D. PREN shall cooperate with Legacy and use all reasonable efforts to take or cause to be taken all actions necessary with respect to the preparation and filing of the Offer documents or Merger documents (as applicable), including all actions required pursuant to Section 14 of the Securities Exchange Act of 1934 (but shall not be required to execute any agreements or to make any representations or warranties, other than as required by applicable rules and regulations of the Securities and Exchange Commission, Nasdaq or any lenders of PREN in order to consummate the transactions contemplated by this Agreement or the Shareholders Agreement). In the case of the Merger, PREN shall take or cause to be taken all actions necessary to duly call and hold a meeting of the PREN shareholders to consider the Merger and related matters.

          E. Except in relation to the matters described in this Agreement or the Shareholders Agreement, the Directors of PREN shall act only in the ordinary course of business until the Closing. Without limiting the generality of the foregoing, PREN shall not, without the prior written consent of Legacy, incur material debt, or issue or agree to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, or pay any dividend other than regularly scheduled dividends on the PREN Preferred Stock, or take any action that would cause PREN to fail to qualify as a REIT.

          F. PREN shall use all reasonable efforts to satisfy the Offer Conditions or the Merger Conditions (as applicable). PREN agrees that it will proceed in good faith as expeditiously as possible to complete requisite governmental reviews, to obtain any requisite approvals and otherwise to consummate the transactions contemplated by this Agreement and the Shareholders Agreement, and neither PREN nor its counsel will engage in any communications with third parties (including governmental offices and agencies) without the direct participation of Legacy and its counsel.

     3. If any of the events described in Item 2 do not occur as described, Legacy shall be entitled, at its election, either to (i)(A) acquire the shares of PREN Common Stock held in Escrow by consummating the Offer with the consideration specified in Item 1 of the Shareholders Agreement and having such shares tendered in accordance with the Escrow Agreement, and (B) any and all equitable remedies necessary to ensure PREN's compliance with this Agreement, or
(ii) liquidated damages in the amount of $7,500,000. Additionally, in the case of clause (ii) above, upon notice to the escrow agent in accordance with the Escrow Agreement of PREN's having breached this Agreement, the Escrow shall be terminated, the initial $7,500,000 (together with earnings thereon) shall be returned to Legacy, and any and all other shares and other items held in the Escrow shall be returned to the parties who originally deposited them. The parties expressly recognize that in the event of any failure of condition referenced above, measuring monetary damages would be extremely difficult or impracticable to ascertain because of the nature of the assets of PREN. The payment of $7,500,000 as described above in this Item 3 is not intended as a forfeiture or penalty within the meaning of California Civil Code sec.sec. 3275 or 3369 but is intended to constitute liquidated damages, and shall be the sole and exclusive remedy of Legacy.

     4. Legacy agrees and commits that:

          A. At or as promptly as practicable after the Closing, Legacy shall cause to be taken all actions reasonably necessary to cause the Preferred Stock of PREN to be entitled under PREN's charter documents (including those of any successor to PREN by merger, etc.) to elect a majority of the Directors of PREN (which majority shall mean that the holders of PREN Preferred Stock have one more designee than Legacy); provided that such right shall terminate upon the earliest to occur of the following (the "Preferred Termination"): (i) less than 2,000,000 shares of PREN Preferred Stock (adjusted for stock splits, dividends, reverse splits, etc.) shall remain outstanding, (ii) Legacy shall have made an offer to purchase any and all outstanding shares of PREN Preferred Stock at a cash price of $16 per share, and shall have purchased all shares duly tendered and not withdrawn, or (iii) the Directors of PREN shall have (a) issued or agreed to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case without unanimous Board approval, or (b) failed in any fiscal year to declare or pay dividends on the PREN Common Stock as and when requested by Legacy (1) to distribute 100% of PREN's taxable income for such fiscal year or otherwise to maintain PREN's status as a REIT, or (2) in an amount equal to the excess, if any, of (x)(A) funds from operations less rent smoothing for such fiscal year, minus (B) the amount required to pay dividends on the PREN Preferred Stock for such fiscal year, over (y) $7,500,000. Pending the effectuation of such corporate action, Legacy agrees for the benefit of the holders of PREN Preferred Stock to vote in favor of the election of Jack McGrory, Simon Lorne and James Cahill (or their designees) as Directors of PREN and to vote against any increase in the size of the PREN Board beyond five members. Following the Closing until the Preferred Termination, neither Legacy nor any subsidiary or affiliate of Legacy which acquires shares of PREN Preferred Stock shall be entitled to vote such shares in any election of Directors of PREN.

          B. Legacy shall commence taking all actions reasonably necessary to make the Offer or to effect the Merger (as applicable) to acquire all outstanding shares of PREN Common Stock (including those shares held in Escrow) for the consideration specified in Item 1 of the Shareholders Agreement, subject in the case of the Offer only to the Offer Conditions, and in the case of the Merger only to the Merger Conditions. In the case of the Offer, Legacy shall purchase all shares duly tendered and not withdrawn.

          C. Legacy shall use all reasonable efforts to satisfy the Offer Conditions or the Merger Conditions (as applicable). Legacy agrees that it will proceed in good faith as expeditiously as possible to complete requisite governmental reviews, to obtain any requisite approvals and otherwise to consummate the transactions contemplated hereby, and neither Legacy nor its counsel will engage in any communications with third parties (including governmental offices and agencies) without the direct participation of PREN and its counsel.

          D. Legacy shall not take any action to cause a direct or indirect Change of Control of PREN (including by Change of Control of Legacy itself)
     (i) after the date hereof and prior to the Closing without the consent of Price, or (ii) after the Closing, without either offering to purchase all shares of PREN Preferred Stock or obtaining the approval of a majority of such shares (unless a higher percentage is required by PREN's charter or Maryland law). For purposes of this provision, a "Change of Control" will be deemed to have occurred at such time as (a) any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (other than Legacy) becomes the beneficial owner of 50% or more of the total voting power of PREN or Legacy, (b) there shall be consummated any merger or consolidation of PREN or Legacy in which PREN or Legacy, as the case may be, is not the continuing or surviving corporation or pursuant to which the Common Stock of PREN or Legacy would be converted into cash, securities or other property, other than a merger or consolidation in which the holders of the Common Stock of PREN or Legacy outstanding immediately prior to the merger or consolidation hold at least a majority of the Common Stock of the surviving corporation immediately after such merger or consolidation, or (c) the directors of Legacy on the date hereof (or persons nominated for election by such directors) shall no longer constitute a majority of the Board of Directors of Legacy.

          E. Following the Closing until the Preferred Termination, Legacy shall take all actions in its power to ensure that at least one representative of the interests of the PREN Preferred Stock, as designated by a majority in interest of the Selling Shareholders who hold PREN Preferred Stock, is serving as a director of Legacy.

          F. Legacy shall cause any and all Debentures and Notes to be registered under the Securities Act of 1933, and to maintain such registration, in each case if and as necessary to make all such Debentures and Notes freely transferable.

          G. Within 10 days after the Closing, Legacy shall use all reasonable efforts to cause PREN to pay all options held by employees and directors of PREN, and severance payments for employees of PREN, as described on Exhibit B and Schedule B-2 hereto. With Legacy's prior written consent, which consent shall not be unreasonably withheld, PREN may terminate certain employees prior to the Closing and pay such employees the severance payments described on Exhibit B and Schedule B-2 hereto. Upon the Closing, Legacy shall provide PREN with the funds to cover all payments under such exhibit and schedule.

          H. Legacy shall cause PREN to maintain Officers' and Directors' Errors and Omissions Insurance insuring all persons who are or were officers or directors of PREN in an amount not less than that in effect on April 30, 1999, for a period of at least 3 years following the Closing, and thereafter as long as necessary (if at all) to ensure the continuation of protection with respect to any and all claims made prior to the end of that period, and shall, and shall cause PREN to, hold harmless and indemnify each such person against all expense, loss and liability (including costs of defense and investigation) relating to their actions as such officers or directors of PREN, except, as to any such person, as to any matter as to which it is finally judicially determined that indemnification is not permitted for such person by Maryland law under the applicable circumstances.

          I. In any merger between PREN and a subsidiary of Legacy pursuant to which shares of PREN Common Stock are converted into cash or into securities other than Common Stock of Legacy or of the surviving corporation, Legacy will make appropriate provisions such that the cash and other assets of PREN will not be depleted in any material respect, and the liabilities of PREN will not be increased in any material respect, as a result of such transaction.

          J. Until such time as there are no shares of PREN Preferred Stock outstanding, Legacy shall not take any action that would cause PREN to fail to qualify as a REIT.

     5. If Legacy materially fails to do anything it has agreed to do in this Agreement or the Shareholders Agreement or does anything material it has agreed not to do, or if the Escrow terminates because of the passage of time as provided in Item 4 of the Shareholders Agreement, Legacy shall pay the total sum of $7,500,000 (or such larger sum as may be held in Escrow at such time) (together with earnings thereon) as liquidated damages, with such sum being apportioned among PREN and the Selling Shareholders as PREN may direct. Notwithstanding the foregoing, Legacy shall not be obligated to pay such liquidated damages in the case of the passage of time provided in Item 4 of the Shareholders Agreement if such passage of time occurs as a result of (i) any failure of the condition set forth in paragraph (a) of the Offer Conditions or Merger Conditions (as applicable) which results, directly or indirectly, from any litigation or other claim or action commenced by or on behalf of, or based on or relating to, PREN or any of its officers, directors, employees, agents, shareholders or affiliates, (ii) any failure of the condition set forth in paragraph (c) of the Offer Conditions or Merger Conditions (as applicable) (provided that Legacy shall be obligated, for purposes of this Item 5 only, to consummate the Offer or Merger (as applicable) within three business days following the satisfaction of such condition), or (iii) any failure of the conditions set forth in paragraph (d), (e) or (f) of the Offer Conditions or Merger Conditions (as applicable). Additionally, upon notice to the escrow agent in accordance with the

Escrow Agreement of Legacy's having so breached this Agreement, or of the passage of time, the Escrow shall be terminated, the initial $7,500,000 deposited by Legacy (or such larger sum as may be deposited by Legacy pursuant to Item 3 of the Shareholders Agreement) (together with earnings thereon) shall be distributed as provided in this Item 5, and any and all other shares and other items held in the Escrow shall be returned to the parties who originally deposited them. The parties expressly recognize that in the event of any failure of condition referenced above, measuring monetary damages would be extremely difficult or impracticable to ascertain because of the nature of the assets of PREN. The payment of $7,500,000 (or such larger sum as may be held in Escrow) (together with earnings thereon) as described above in this Item 5 is not intended as a forfeiture or penalty within the meaning of California Civil Code sec.sec.3275 or 3369 but is intended to constitute liquidated damages, and shall be the sole and exclusive remedy of the Selling Shareholders and PREN.

     6. This Agreement shall automatically terminate and be of no further force or effect upon the termination of the Shareholders Agreement in accordance with its terms. Upon any such termination, none of the parties hereto shall have any further obligation or liability hereunder.

     7. This Agreement and the Shareholders Agreement (including the exhibits hereto and thereto) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and are intended to be fully binding and enforceable as of the dates provided. This Agreement may be executed in counterparts. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the laws that might be applicable under conflicts of laws principles. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by Legacy and PREN; provided that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. In the event of any action brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover attorneys' fees, as well as all other costs and expenses of bringing such action as an element of damages.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date set forth above.

PRICE ENTERPRISES, INC.                                     EXCEL LEGACY CORPORATION

By: /s/ JACK MCGRORY                                        By: /s/ GARY B. SABIN
-----------------------------------------------------       -----------------------------------------------------
    Name: Jack McGrory                                          Name: Gary B. Sabin
    Title: President and Chief                                  Title: President and Chief
    Executive Officer                                           Executive Officer

                                                                       ANNEX C-I
                                                                       AMENDMENT

                      FIRST AMENDMENT TO COMPANY AGREEMENT

     This FIRST AMENDMENT TO COMPANY AGREEMENT (this "Amendment") is made and entered into as of August 31, 1999, by and between Excel Legacy Corporation, a Delaware corporation ("Legacy"), and Price Enterprises, Inc., a Maryland corporation qualified as a Real Estate Investment Trust for federal income tax purposes ("PREN").

                                    RECITALS

     WHEREAS, the Company and PREN entered into an Agreement dated as of June 2, 1999 (the "Agreement"); and

     WHEREAS, Legacy and PREN desire to amend certain terms and provisions of the Agreement as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Legacy and PREN amend the Agreement as follows:

          1. Relation to Agreement. Except as hereby amended, the Agreement shall continue in full force and effect.

          2. Capitalized Terms. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          3. Change of Control. Item 4.D. of the Agreement is hereby amended by deleting the first sentence of such Item and inserting the following in lieu thereof:

        Legacy shall not take any action to cause a direct or indirect Change of Control of PREN (including by Change of Control of Legacy itself) (i) after the date hereof and prior to the Closing without the consent of Price, or (ii) after the Closing, without either offering to purchase all shares of PREN Preferred Stock or obtaining the approval of the Board of Directors of PREN.

          4. Miscellaneous. This Amendment shall be governed and construed on the same basis as the Agreement, as set forth therein.

          5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      C-I-1

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                          EXCEL LEGACY CORPORATION

                                          By: /s/ GARY B. SABIN
                                            ------------------------------------
                                              Name: Gary B. Sabin
                                              Title: President and Chief
                                              Executive Officer

                                          PRICE ENTERPRISES, INC.

                                          By: /s/ JACK MCGRORY
                                            ------------------------------------
                                              Name: Jack McGrory
                                              Title: President and Chief
                                              Executive Officer

                                      C-I-2

                                                                      ANNEX C-II
                                                                       AMENDMENT

                     SECOND AMENDMENT TO COMPANY AGREEMENT

     This SECOND AMENDMENT TO COMPANY AGREEMENT (this "Amendment") is made and entered into as of September 16, 1999, by and between Excel Legacy Corporation, a Delaware corporation ("Legacy"), and Price Enterprises, Inc., a Maryland corporation qualified as a Real Estate Investment Trust for federal income tax purposes ("PREN").

                                    RECITALS

     WHEREAS, Legacy and PREN entered into an Agreement dated as of June 2, 1999, as amended by a First Amendment to Company Agreement dated as of August 31, 1999 (the "Agreement"); and

     WHEREAS, Legacy and PREN desire to amend certain terms and provisions of the Agreement as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Legacy and PREN amend the Agreement as follows:

          1. Relation to Agreement. Except as hereby amended, the Agreement shall continue in full force and effect.

          2. Capitalized Terms. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          3. Consideration. Item 4.B. of the Agreement is hereby amended by deleting the first sentence of such Item and inserting the following in lieu thereof:

        Legacy shall commence taking all actions reasonably necessary to make the Offer or to effect the Merger (as applicable) to acquire all outstanding shares of PREN Common Stock (including those shares held in Escrow) for the consideration specified in Item 1 of the Shareholders Agreement, as amended, to require a security interest in the PREN Common Stock owned at any time by Legacy in accordance with a security agreement in form and substance reasonably acceptable to Legacy, a Majority of the Selling Shareholders and the trustee for the Debentures and Notes (as such consideration may be modified from time to time in a manner acceptable to Legacy, PREN and a Majority of the Selling Shareholders), subject in the case of the Offer only to the Offer Conditions, and in the case of the Merger only to the Merger Conditions.

          4. Miscellaneous. This Amendment shall be governed and construed on the same basis as the Agreement, as set forth therein.

          5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                     C-II-1

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                          EXCEL LEGACY CORPORATION

                                          By: /s/ GARY B. SABIN
                                            ------------------------------------
                                              Name: Gary B. Sabin
                                              Title:  President and Chief
                                              Executive Officer

                                          PRICE ENTERPRISES, INC.

                                          By: /s/ JACK MCGRORY
                                            ------------------------------------
                                              Name: Jack McGrory
                                              Title:  President and Chief
                                              Executive Officer

                                     C-II-2

                                                                         ANNEX D
                                                                FAIRNESS OPINION

                  [VALUATION RESEARCH CORPORATION LETTERHEAD]

May 18, 1999

The Board of Directors
Price Enterprises, Inc.
4649 Morena Blvd
San Diego, CA 92117

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Shares of common stock, $0.0001 par value per share (the "Shares"), of Price Enterprises, Inc. (the "Company" or "Price") of the consideration to be received by such holders pursuant to the terms of the Agreement (the "Agreement") dated as of May 12, 1999, among Excel Legacy Corporation, a Delaware corporation ("Legacy"), and certain shareholders of Price Enterprises, Inc., a Maryland corporation (the "Company") including Sol Price, a Trustee of significant holders of Price Shares and Preferred Stock.

     As more fully described in the Agreement, Price's Board of Directors will have the option to determine how Legacy will acquire all of the common stock of Price as either (a) a merger between Price and a newly-formed wholly owned subsidiary of Legacy or (b) a tender offer or exchange offer (the "Transaction"). Under the terms of the Agreement, Legacy will offer to acquire all shares of Price Common Stock for $8.50 per share, comprised, at Legacy's election, of (i) $8.50 in cash or (ii)(a) at least $4.25 in cash, (b) at least $2.75 in principal amount of Legacy's 9.0% Convertible Subordinated Debentures due 2004 (the "Debentures"), which will be convertible into shares of Legacy Common Stock at $5.50 per share, and (c) $1.50 per share in whatever combination Legacy may choose of cash, Debentures, and Legacy's 10% Senior Notes (the "Notes") due October 31, 2004, issued at par, with a mandatory sinking fund of 20.0% per year at the end of each of the first four years after issuance.

     In connection with rendering our opinion, we have: (i) reviewed the Agreement dated as of May 12, 1999; (ii) reviewed and analyzed certain publicly available business and financial information of the Company and Legacy for recent years and interim periods to date; (iii) reviewed and analyzed certain internal financial and operating information, including financial forecasts, analysis and projections prepared by management of the Company and Legacy; (iv) conducted discussions with members of the senior management of the Company with respect to the business and prospects of the Company; (v) reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other publicly traded companies that we believe may be relevant; and (vi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgements of management as to the future financial performance of the Company. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. Further, our opinion is based upon the conditions as they exist and can be evaluated on the date hereof only.

     Valuation Research Corporation has been engaged to render a fairness opinion to Price Enterprises, Inc. in connection with the proposed Transaction and will receive a fee for such a service.

     Our opinion expressed herein is provided for the information of the Board of Directors of Price in its evaluation of the proposed Transaction, and our opinion is not intended to be or does not constitute a recommendation to any stockholder as to whether or not such stockholder should tender or exchange shares of Price's common stock or alternatively how such stockholder should vote on the merger between Price and a newly-formed wholly owned subsidiary of Legacy, depending on whichever option Price's Board of Directors chooses. This letter may be disclosed in its entirety in any proxy statement or information statement relating to the proposed Transaction sent to the Company's shareholders.

     Based upon and subject to the foregoing, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received by the holders of Price's common stock in the Transaction is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                          VALUATION RESEARCH CORPORATION

                                                                       EXHIBIT A

                  GENERAL LIMITING CONDITIONS AND ASSUMPTIONS

     In accordance with recognized professional standards as generally practiced in the valuation industry, the fee for these services is not contingent upon the conclusions of value contained herein. Valuation Research Corporation (Valuation) has determined to the best of its knowledge and in good faith that neither it nor any of its agents or employees have a material financial interest in the Buyer or the Seller.

     Neither Valuation, nor its agents or employees assume any responsibility for matters legal in nature, nor do they render any opinion as to any title to, or legal status of, property which may be involved, both real and personal, tangible and intangible, which title is assumed to be good and marketable. Any and all property is analyzed as if it is free and clear of any and all liens or encumbrances except those created in the transaction or otherwise described in the applicable documents or notified to Valuation, and that all relevant agreements are valid and enforceable.

     Valuation assumes that all laws, statutes, ordinances, or other regulations, or regulations of any governmental authority relevant to and in connection with this engagement are complied with unless express written noncompliance is brought to the attention of Valuation and is stated and defined by those relied on by Valuation, including Price Enterprises, Inc. and its management.

     Valuation has relied on certain information furnished by others, including but not limited to the Company without further check or verification. Valuation believes such information to be reliable as to accuracy and completeness but offers no warranty or representation to that effect. Such information generally includes, but is not limited to, financial analyses and forecasts; historical, pro forma, audited, and unaudited financial statements; management analyses; transaction models; and various other documents some of which we have received in draft form only and which we assume will be substantially similar form at the time of close with no material effect as relates to our work or conclusions.

     In some instances, public information and statistical information has been obtained from sources Valuation has accepted as being reliable; however, Valuation makes no representation as to the accuracy or completeness of such information and has accepted the information without further verification.

     Neither all nor any part of the contents of this opinion (especially any conclusions as to value, the identity or any appraiser or appraisers, or the firm with which such appraisers are connected, or any reference to any of their professional designations) may be disseminated to the public through advertising media, public relations, new media, sales media, mail, direct transmittal, or any other public means of communication, without the prior written consent and approval of Valuation Research Corporation, excluding bankruptcy, insolvency or similar judicial proceedings, written notice of which must be provided immediately to Valuation Research.

     Any further consultation, testimony, attendance, or research in reference to the present engagement beyond this opinions expressed herein as of the date of valuation are subject to agreement by Valuation in specific written agreements between the parties.

     The opinion expressed by Valuation results from the development and analysis of several valuation indications arrived at through the use of generally accepted valuation procedures. These procedures included projected income analysis, market comparable analysis, comparable transactions analysis and premium paid analysis. The projected income analysis utilized cash flow projections discounted to present value. The discount rate selected was based on risk and return requirements deemed appropriate by Valuation. The market comparable analysis compared stock prices and various financial ratios of publicly-traded companies reasonably similar to Price Enterprises, Inc.

     Material changes in the industry or in market conditions which might affect Price Enterprises, Inc's business from and after the effective date of the proposed transaction which are not reasonably foreseeable are not taken into account.

     Our opinion is necessarily based on economic, market, financial and other conditions as of the date herein. While various judgements and estimates which we consider reasonable and appropriate under the circumstances were made by Valuation in the determination of value, no assurance can be given by Valuation that the sale price which might subsequently be realized in any future transaction, if and when effected, will be at the value presented in our analysis.

                                                                       EXHIBIT B

     The following is a summary of the financial analyses Valuation Research Corporation ("VRC") utilized in connection with providing its written opinion to the Board of Directors.

     Comparable Companies Analysis: Valuation Research Corporation ("VRC") compared selected publicly-available historical and projected stock market data and financial results for Price Enterprises, Inc to the corresponding data of the following companies: Burnham Pacific Properties, Inc., Developers Diversified Realty Corp., JDN Realty Corporation, Kimco Realty Corporation, and Weingarten Realty Investors ("Comparable Companies"). Such data included, among other things, multiples of current stock price to 1998 funds from operations per share ("1998 FFO") (defined as net income plus depreciation and amortization, excluding gains on sales of property, non-recurring charges, and other extraordinary items) and projected 1999 funds from operations per share ("1999 Projected FFO"). All of the trading multiples of the Comparable Companies were based on closing stock prices as of April 30, 1999 and all FFO per share estimates were based on projections published, in the case of the Comparable Companies, by First Call and, in the case of Price, projections provided by management. Accordingly, such estimated projections may or may not prove to be accurate.

     The Comparable Companies were found to have April 30, 1999 closing stock prices estimated to equal 8.5x to 12.9x 1998 FFO and 7.6x to 10.9x projected 1999 FFO. Applying such multiples to Price's 1998 FFO per share ($0.67 assuming the issuance of the preferred stock at the beginning of the year) and projected 1999 FFO per share ($0.76) resulted in implied price ranges of $5.70 to $8.64 and $5.78 to $8.28, respectively. The offer price for Price ($8.50) is within the ranges for the offer price implied by Valuation Research Corporation's comparable company analysis.

     Comparable Transactions Analysis: Valuation Research Corporation also analyzed publicly available information for five selected acquisition and merger transactions between REITs deemed by VRC to be reasonably similar to the Merger. In examining these transactions, VRC analyzed certain financial parameters of the acquired company relative to the consideration offered. Combinations between REITs compared included: (i) Kimco Realty Corporation and The Price REIT, Inc.,
(ii) Simon DeBartolo Group, Inc and Corporate Property Investors, (iii) Prime Retail, Inc and Horizon Group, Inc., (iv) Excel Realty Trust, Inc., and New Plan Realty Trust and (v) Santa Anita Realty Enterprises and Meditrust (the "Comparable Transactions").

     Valuation Research Corporation analyzed the multiple of consideration offered to each acquired company's last twelve month FFO. Based on this analysis, the implied last twelve month FFO as a multiple of the equity purchase price ranged between 7.4x and 12.2x. Applying such multiples to Price's 1998 FFO per share ($0.67) resulted in an implied common stock price range of $4.96 to $8.17. The offer price for Price exceeds the range for the offer price implied by Valuation Research Corporation's comparable transactions analysis.

     None of the companies or acquired entities utilized in the above comparable companies analysis and comparable transactions analysis for comparative purposes is, of course, identical to Price. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgment concerning differences in financial and operating characteristics of the Comparable Companies and the acquired entities and other factors that could affect the value of the Comparable Companies and acquired entities as well as that of Price.

     Discounted Cash Flow Analysis: VRC performed a discounted cash flow analysis of the projected cash flow of Price Enterprises, Inc for calendar years 1999 through 2003, based in part on internal estimates provided by management. The stand-alone discounted cash flow analysis of Price was determined by (i) adding (a) the present value of projected free cash flows over the five-year period from 1999 to 2003 and (b) the present value of the estimated terminal value of Price in year 2003 and (ii) subtracting the value of any long-term debt and preferred stock of Price. The estimated terminal value was calculated based on a perpetuity formula assuming a 2.0% growth rate. The cash flows and terminal values of Price were discounted to present value using a discount rate of 10.0%. The analysis resulted in an equity value of Price of approximately $6.30 per share. The offer price for Price exceeds this value.

     Premiums Paid Analysis: VRC also examined the history of the trading prices and volume for the shares of Price common stock. This examination showed that during April 30, 1998 and April 30, 1999, Price's common stock traded in the range of $4.35 and $5.81 per share. It is worth noting that based on the offer price of $8.50 per share, Price is receiving a premium of approximately 46.3% over its closing price of $5.81 as of April 30, 1999.

     Average Transaction Premium Analysis: VRC reviewed mergers and acquisitions in the real estate industry utilizing publicly available data to derive an average premium paid over the public trading prices per share five days prior to the announcement of such transactions in 1997. VRC noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and that premiums fluctuate among different industry sectors based on perceived growth, synergies, strategic value and the type of consideration utilized in the transaction. The analysis indicated that the average premium paid over trading prices was 22.5% in 1997. As noted above, Price is receiving a premium of approximately 46.3% over its closing price as of April 30, 1999.

     U.S. REIT Unsecured Debt and Preferred Stock Issues Analysis: VRC reviewed recently issued unsecured debt and preferred stocks in the U.S. REIT industry. This examination showed that U.S. REIT unsecured debt issues with a rating of between Baa1/BBB+ to Baa3/BBB- had a coupon rate range of 6.7% to 7.75%. Also, newly issued U.S. REIT Preferred Stocks with a rating of between ba2/BB+ to baa2/BBB+ had a coupon in the range of 8.25% to 9.5% and a corresponding yield range of 8.29% and 9.49%.

     Both the Legacy's 10.0% Senior Notes and the 9.0% Legacy's Convertible Subordinated Notes offer a coupon rate at the high end of the above described unsecured debt issues and preferred stocks. Furthermore, the 9.0% Legacy's Convertible Subordinated Notes offer the holders the potential to benefit from any potential appreciation in Legacy's equity market value.

                             PRICE ENTERPRISES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ______________

The undersigned stockholder of Price Enterprises, Inc., a Maryland corporation (Enterprises), hereby appoints Gary B. Sabin and Richard B. Muir, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of Enterprises' stockholders to be held on __________ at 10:00 a.m. Pacific Standard Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

Proposal 1. -- To approve a merger of Enterprises substantially as set forth in the Agreement and Plan of Merger, dated as of December __, 1999, as described in the Notice of Annual Meeting and the accompanying Proxy Statement/Prospectus.

                 FOR            AGAINST          ABSTAIN
                 [ ]              [ ]               [ ]

Proposal 2. -- To approve amendments to Enterprises' charter to provide that the holders of the Enterprises preferred stock will be entitled to elect a majority of Enterprises' board of directors until specified events occur.

                 FOR            AGAINST          ABSTAIN
                 [ ]              [ ]               [ ]

Proposal 3. -- To elect the following persons who are nominees to Enterprises'
               board of directors:

               PREFERRED STOCK NOMINEES:       COMMON STOCK AND PREFERRED STOCK
               James F. Cahill                 NOMINEES:
               Simon M. Lorne                  Richard B. Muir
               Jack McGrory                    Gary B. Sabin


               FOR    WITHHOLD AUTHORITY  For all (except as indicated to the
               [ ]           [ ]          contrary below)


         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)


         -----------------------------------------------------------------------
                          (Continued on the other side)

                         (Continued from the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of Enterprises, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature(s)                                           Dated: ___________ , ____

__________________________

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.